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Triarc Companies, Inc.

(Name of Registrant as Specified In Its Charter)

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TRIARC COMPANIES, INC.

Notice of Annual Meeting of Stockholders
and
Proxy Statement

PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY

Wednesday, June 7, 2006
at 12:00 Noon
at the offices of Bear, Stearns & Co., Inc.
383 Madison Avenue, 2nd Floor
New York, New York

TRIARC COMPANIES, INC.
280 Park Avenue
New York, New York 10017
(212) 451-3000

May 1, 2006

Dear Stockholders:

      It is our pleasure to invite you to join us at the 2006 Annual Meeting of Stockholders of Triarc Companies, Inc., which will be held at 12:00 noon, local time, on Wednesday, June 7, 2006, in Auditorium D, at the offices of Bear, Stearns & Co., Inc., 383 Madison Avenue, 2nd Floor, New York, New York 10167. The Board of Directors and management hope that many of you will be able to attend in person.

      At the meeting, you will be asked to consider and vote on the election of twelve (12) directors, a proposal to approve an amendment to the Company's Amended and Restated 2002 Equity Participation Plan and a proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accountants. The Board of Directors has unanimously approved these proposals and recommends that you vote FOR each of them.

      The Notice of Annual Meeting and the Proxy Statement follow. It is important that your shares be represented and voted, regardless of the size of your holdings. Accordingly, whether or not you plan to attend the meeting in person, please complete, sign, date and return the enclosed proxy. If you attend the meeting and wish to vote your shares personally, you may revoke your proxy.

Sincerely,

NELSON PELTZ Chairman and Chief Executive Officer	PETER W. MAY President and Chief Operating Officer

TRIARC COMPANIES, INC.
NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
To be Held on Wednesday, June 7, 2006
12:00 Noon, Local Time

      The 2006 Annual Meeting of Stockholders of Triarc Companies, Inc. will be held on Wednesday, June 7, 2006, at 12:00 noon, local time, in Auditorium D, at the offices of Bear, Stearns & Co., Inc., 383 Madison Avenue, 2nd Floor, New York, New York 10167, for the following purposes:

(1)	to elect twelve (12) directors to hold office as specified in the accompanying Proxy Statement;
(2)	to approve an amendment to the Company’s Amended and Restated 2002 Equity Participation Plan;
(3)	to ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accountants; and
(4)	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      Stockholders entitled to vote at the meeting or any adjournment or postponement thereof are holders of record of the Company's Class A Common Stock and holders of record of the Company's Class B Common Stock, Series 1, in each case at the close of business on April 13, 2006. All such stockholders of record are invited to attend the meeting. Admission to the meeting will be by ticket only and packages and bags may be inspected and required to be checked in at the registration desk. You also will be required to present identification containing a photograph. If you are a registered stockholder (your shares are held in your name) and plan to attend the meeting, please check the appropriate box on the proxy card and retain the top portion of your proxy card, which serves as your admission ticket. If you are a beneficial owner (your shares are held by a bank, broker or other holder of record) and you plan to attend the meeting, the left side of your voting information form is your admission ticket. The Proxy Statement also includes information on how to obtain a ticket from the Company. Stockholders who do not obtain tickets in advance may obtain them upon verification of ownership at the registration desk on the day of the meeting.

By Order of the Board of Directors
STUART I. ROSEN Secretary

May 1, 2006

Your vote is important! Stockholders are cordially invited to attend the meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy and return it promptly in the enclosed envelope. You may nevertheless vote in person if you attend the meeting.

TRIARC COMPANIES, INC.
280 Park Avenue
New York, New York 10017
(212) 451-3000

PROXY STATEMENT

INTRODUCTION

General

      The accompanying proxy is solicited by the Board of Directors (the “Board of Directors” or the “Board”) of Triarc Companies, Inc. (the “Company” or “Triarc”) in connection with the 2006 Annual Meeting of Stockholders of the Company (the “Meeting”), to be held on Wednesday, June 7, 2006, at 12:00 noon, local time, in Auditorium D, at the offices of Bear, Stearns & Co., Inc., 383 Madison Avenue, 2nd Floor, New York, New York and at any adjournment or postponement of the Meeting. This Proxy Statement and a proxy are first being mailed to stockholders on May 1, 2006. The mailing address of the Company's principal executive office is 280 Park Avenue, New York, New York 10017.

      When a proxy is returned properly dated and signed, the shares represented thereby will be voted by the persons named as proxies in accordance with each stockholder's directions. Stockholders may specify their choices by marking the appropriate boxes on the enclosed proxy. If a proxy is dated, signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors FOR the election of each of the twelve (12) nominees for directors named below and FOR Proposals (2) and (3). The Company does not have cumulative voting. Under the Company's By-Laws (the “By-Laws”), business transacted at the Meeting is confined to the purposes stated in the Notice of the Meeting. The proxy being solicited does, however, convey discretionary authority to the persons named therein as proxies to vote on matters incident to the conduct of the Meeting. The proxy may be revoked by the stockholder at any time prior to the time it is voted by giving notice of such revocation either personally or in writing to the Secretary of the Company at the address provided above.

      Only holders of the Company's Class A Common Stock, par value $.10 per share (the “Class A Common Stock”), and holders of the Company's Class B Common Stock, Series 1, par value $.10 per share (the “Class B Common Stock”), at the close of business on April 13, 2006, their authorized representatives and guests of the Company will be able to attend the Meeting. For your comfort and security, admission to the Meeting will be by ticket only. If you are a registered stockholder (your shares are held in your name) and plan to attend the Meeting, please check the appropriate box on the enclosed proxy card. Your admission ticket can be detached from the bottom portion of the proxy card. If you are a beneficial owner (your shares are held in the name of a bank, broker or other holder of record) and plan to attend the meeting, your admission ticket is the left side of your voting information form. In addition, you can obtain an admission ticket in advance by writing to Investor Relations, Triarc Companies, Inc., 280 Park Avenue, New York, New York 10017. Please be sure to enclose proof of ownership, such as a bank or brokerage account statement or a letter from the bank or broker verifying such ownership. Stockholders who do not obtain tickets in advance may obtain them upon verification of ownership at the registration desk on the day of the Meeting.

      Tickets may be issued to others at the discretion of the Company.

Voting Securities

      All holders of record of the Company's Class A Common Stock and/or Class B Common Stock at the close of business on April 13, 2006 are entitled to vote on all business transacted at the Meeting. At the close of business on April 13, 2006, the Company had 27,704,962 shares of Class A Common Stock and 60,294,865 shares of Class B Common Stock outstanding and entitled to vote at the Meeting. Each share of Class A Common Stock entitles the holder to one vote per share. Each share of Class B Common Stock entitles the holder to one-tenth of a vote per share. Accordingly, a total of 33,734,448.5 votes may be cast at the Meeting. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast will constitute a quorum. Broker “non-votes” and the shares as to which a stockholder abstains are included for purposes of determining whether a quorum of shares is present at the Meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

      Under the General Corporation Law of the State of Delaware (the “Delaware Law”), the state in which the Company is incorporated, the Company's Certificate of Incorporation and the By-Laws, if a quorum is present at the Meeting, (i) directors are elected by a plurality vote, and (ii) the affirmative vote of a majority of the voting power present (in person or by proxy) and entitled to vote at the Meeting is required for approval of Proposal (3). With respect to Proposal (2), applicable New York Stock Exchange rules require the affirmative vote of a majority of the votes cast on the issue to approve such proposal, provided that the total votes cast on the proposal represent over 50% in interest of all securities entitled to vote on the proposal. Under the Delaware Law, an abstention is not deemed to be a “vote cast.” As a result, abstentions and broker “non-votes” are not included in the tabulation of the voting results on the election of directors (Proposal (1)) or issues requiring approval of a majority of the votes cast (Proposal (2)) and, therefore, do not have the effect of votes in opposition in such tabulations. Abstentions are included in the tabulation of the voting results on Proposal (3) and have the effect of votes in opposition in such tabulations, while broker “non-votes” are not included in the tabulation of the voting results on such Proposal and therefore do not have the effect of votes against in such tabulation.

      The Company has been informed that the 10,046,142 shares of Class A Common Stock and the 12,290,333 shares of Class B Common Stock owned as of the record date by Nelson Peltz, Peter W. May, the Peltz Family Limited Partnership, the Leni and Peter May Family Foundation and two minor children of Mr. Peltz representing, in the aggregate, approximately 33.4% of votes entitled to be cast by the holders of Class A Common Stock and/or Class B Common Stock at the Meeting, will be voted in accordance with the recommendation of the Board of Directors FOR the election of each of the twelve (12) nominees for director named below and FOR Proposals (2) and (3).

PROPOSAL 1.
ELECTION OF DIRECTORS

Nominees For Election

      It is recommended that the twelve (12) nominees named below be elected as directors of the Company, with each director to hold office until the next annual meeting of the Company's stockholders, and until his successor is elected and qualified or until his prior death, resignation or removal. All of the twelve (12) nominees are presently serving as directors of the Company and, except for Mr. Umphenour, were elected directors at the Company's annual meeting of stockholders held on June 1, 2005 to serve until the next annual meeting of the Company's stockholders and until such director's successor is duly chosen and qualified or until his prior death, resignation or removal. Effective as of August 11, 2005, the number of directors constituting the Board of Directors was increased to twelve (12) and Mr. Umphenour was named by the Board of Directors to fill the vacancy and to serve until his successor is duly chosen and qualified or until his prior death, resignation or removal. Mr. Umphenour is the former Chief Executive Officer of the RTM Restaurant Group (“RTM”), which the Company acquired in July 2005. Mr. Umphenour was recommended by our Chairman and Chief Executive Officer and other senior officers of the Company to fill the vacancy. The Company is unaware of any reason why any of the nominees named herein would be unwilling or unable to serve as a director. Should, however, any nominee for director be unwilling or unable to serve at the time of the Meeting or any adjournment or postponement thereof, the persons named in the proxy will vote for the election of such other person for such directorship as the Board of Directors may recommend.

      Certain information regarding each person nominated by the Board of Directors, including his principal occupation during the past five years and current directorships, is set forth below. Unless otherwise indicated, all nominees have had the indicated principal occupations for the past five years.

Name of Director	Business Experience During Past Five Years, Age and Other Information
Nelson Peltz	Mr. Peltz has been a director and the Chairman and Chief Executive Officer of the Company since April 1993. Since then, he has also been a director or manager and officer of certain of the Company's subsidiaries. Additionally, Mr. Peltz has been Chief Executive Officer and a founding partner of Trian Fund Management, L.P. (“Trian Fund Management”), a management company for various investment funds and accounts, since November 2005. From its formation in January 1989 to April 1993, Mr. Peltz was Chairman and Chief Executive Officer of Trian Group, Limited Partnership (“Trian Group”), which provided investment banking and management services for entities controlled by Mr. Peltz and Mr. May. From 1983 to December 1988, he was Chairman and Chief Executive Officer and a director of Triangle Industries, Inc. (“Triangle”), which, through wholly-owned subsidiaries, was, at that time, a manufacturer of packaging products, copper electrical wire and cable and steel conduit and currency and coin handling products.

Name of Director	Business Experience During Past Five Years, Age and Other Information
Mr. Peltz has also served as a director of Encore Capital Group, Inc. (“Encore”) since January 2003 and as a director of Deerfield Triarc Capital Corp. (“Deerfield Triarc”) since November 2004. Mr. Peltz has decided not to stand for re-election as a director of Encore when his term expires on June 5, 2006. Mr. Peltz is the father-in-law of Edward P. Garden, a director and Vice Chairman of the Company. Mr. Peltz is 63 years of age.
Peter W. May	Mr. May has been a director and the President and Chief Operating Officer of the Company since April 1993. Since then, he has also been a director or manager and officer of certain of the Company's subsidiaries. Additionally, Mr. May has been President and a founding partner of Trian Fund Management since November 2005. From its formation in January 1989 to April 1993, Mr. May was President and Chief Operating Officer of Trian Group. He was President and Chief Operating Officer and a director of Triangle from 1983 until December 1988. Mr. May has also served as a director of Encore since February 1998. Mr. May has served as a member of the Investment Committee of Deerfield Triarc since December 2004. Mr. May is 63 years of age.
Hugh L. Carey	Mr. Carey has been a director of the Company since June 1994. He was an Executive Vice President of W.R. Grace & Co. (“Grace”) from 1987 through December 1995. From 1993 to December 1995, he served Grace as director of its Government Relations Division, and from 1987 until 1993, he ran Grace's office of environmental policy. Mr. Carey was the Governor of the State of New York from 1975 until 1983 and a member of Congress from 1960 until 1975. From 1991 until 1993, he was Chairman of the National Institute of Former Governors. Mr. Carey is also a director of China Trust Bank, and a partner of Harris Beach LLP, a law firm. Mr. Carey is 86 years of age.
Clive Chajet	Mr. Chajet has been a director of the Company since June 1994. He has been Chairman of Chajet Consultancy, L.L.C., a consulting firm specializing in identity and image management, since January 1997. Prior to that time, Mr. Chajet was Chairman of Lippincott & Margulies Inc., also a consulting firm specializing in identity and image management, from 1983 to January 1997. Mr. Chajet is 69 years of age.
Edward P. Garden	Mr. Garden has been a director and Vice Chairman of the Company since December 2004. Additionally, Mr. Garden has been Portfolio Manager and a founding partner of Trian Fund Management since November 2005. Prior to December 2004, Mr. Garden served as an Executive Vice President of Triarc since August 2003. From 1999 to 2003, Mr. Garden was a managing

Name of Director	Business Experience During Past Five Years, Age and Other Information
director of Credit Suisse First Boston, where he served as a senior investment banker in the Financial Sponsors Group. From 1994 to 1999, he was a managing director at BT Alex Brown where he was a senior member of the Financial Sponsors Group and, prior to that, Co-Head of Equity Capital Markets. Mr. Garden has served as a member of the Investment Committee of Deerfield Triarc since December 2004. Mr. Garden is the son-in-law of Nelson Peltz. Mr. Garden is 44 years of age.
Joseph A. Levato	Mr. Levato has been a director of the Company since June 1996. Mr. Levato served as Executive Vice President and Chief Financial Officer of Triarc and certain of its subsidiaries from April 1993 to August 1996. Prior to April 1993, he was Senior Vice President and Chief Financial Officer of Trian from January 1992 to April 1993. From 1984 to December 1988, he served as Senior Vice President and Chief Financial Officer of Triangle. Mr. Levato is 65 years of age.
Gregory H. Sachs	Mr. Sachs has been a director of the Company since August 2004 and Chairman and Chief Executive Officer of each of Deerfield & Company LLC (“D&C”) and Deerfield Capital Management LLC (“Deerfield” and together with D&C, the “Deerfield Companies”), subsidiaries of the Company, which he founded in 1993. Prior to founding Deerfield, Mr. Sachs served as Vice President and Trading Manager of Harris Trust and Savings Bank's Global Fixed Income Trading Division, the bank's proprietary trading group. Before joining Harris Trust and Savings Bank, Mr. Sachs worked as a fixed income portfolio manager at Lotsoff Capital management, a registered investment advisor in Chicago. Mr. Sachs has served as a director of Deerfield Triarc since November 2004. Mr. Sachs is 40 years of age.
David E. Schwab II	Mr. Schwab has been a director of the Company since October 1994. Mr. Schwab has been a Senior Counsel of Cowan, Liebowitz & Latman, P.C., a law firm, since January 1998. Prior to that time, he was a partner of Schwab Goldberg Price & Dannay, a law firm, for more than five years. Mr. Schwab also serves as Chair Emeritus of the Board of Trustees and Chair of the Executive Committee of Bard College. Mr. Schwab is 74 years of age.
Raymond S. Troubh	Mr. Troubh has been a director of the Company since June 1994. He has been a financial consultant since prior to 1989. Mr. Troubh is a director of Diamond Offshore Drilling, Inc., General American Investors Company, Gentiva Health Services, Inc., Hollinger International Inc. and Portland General Electric Company. Mr. Troubh is 79 years of age.

Name of Director	Business Experience During Past Five Years, Age and Other Information
Gerald Tsai, Jr.	Mr. Tsai has been a director of the Company since October 1993. Mr. Tsai is a private investor. From February 1993 to October 1997, he was Chairman of the Board, President and Chief Executive Officer of Delta Life Corporation, a life insurance and annuity company with which Mr. Tsai became associated in 1992. Mr. Tsai also serves as a director of Sequa Corporation, Zenith National Insurance Corporation, United Rentals, Inc. and Apollo Investment Corporation. He is an honorary trustee of Boston University, a trustee of NYU Hospitals Center and New York University School of Medicine Foundation. Mr. Tsai is 77 years of age.
Russell V. Umphenour, Jr.	Mr. Umphenour has been a director of the Company since August 2005. Mr. Umphenour served as Chief Executive Officer of RTM, which he founded in 1973, until RTM was acquired by the Company in July 2005. Mr. Umphenour is 61 years of age.
Jack G. Wasserman	Mr. Wasserman has been a director of the Company since March 2004. Mr. Wasserman has practiced law as a solo practitioner since September 2001. Prior to that time, he was a senior partner of Wasserman, Schneider, Babb & Reed (and its predecessors) from 1966 until September 2001. Mr. Wasserman serves as a director of American Property Investors, Inc., the general partner of American Real Estate Partners, L.P., National Energy Group, Inc. and Cadus Corporation. Mr. Wasserman is 69 years of age.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE TWELVE (12) NOMINEES NAMED ABOVE.

EXECUTIVE OFFICERS

      The following table sets forth certain information regarding the executive officers of Triarc, all of whom are U.S. citizens.

Name	Age	Positions
Nelson Peltz	63	Director; Chairman and Chief Executive Officer
Peter W. May	63	Director; President and Chief Operating Officer
Edward P. Garden	44	Director; Vice Chairman
Gregory H. Sachs	40	Director; President and Chief Executive Office of the Deerfield Companies
Roland C. Smith	51	President and Chief Executive Officer of Arby's Restaurant Group, Inc.
Brian L. Schorr	47	Executive Vice President and General Counsel and Assistant Secretary
Francis T. McCarron	49	Executive Vice President and Chief Financial Officer
Greg Essner	44	Senior Vice President and Treasurer
Stuart I. Rosen	46	Senior Vice President and Associate General Counsel, and Secretary
Fred H. Schaefer	61	Senior Vice President and Chief Accounting Officer
Anne A. Tarbell	47	Senior Vice President—Corporate Communications and Investor Relations

      Set forth below is certain additional information concerning the persons listed above (other than Messrs. Peltz, May, Garden and Sachs, for whom such information has been provided under “Nominees for Election,” above).

      Roland C. Smith has been the President and Chief Executive Officer of Arby's Restaurant Group, Inc. (“ARG”) since April 2006. Mr. Smith served as President and Chief Executive Officer of American Golf Corporation and National Golf Properties from February 2003 to November 2005. Prior thereto, Mr. Smith served as President and Chief Executive Officer of AMF Bowling Worldwide, Inc. from April 1999 to January 2003. Mr. Smith served as President and Chief Executive Officer of ARG's predecessor, Arby's, Inc., from February 1997 to April 1999.

      Brian L. Schorr has been Executive Vice President and General Counsel of Triarc and certain of its subsidiaries since June 1994. Since November 2005, Mr. Schorr has also served as a member of the investment team of Trian Fund Management. Prior to joining Triarc, Mr. Schorr was a partner of Paul, Weiss, Rifkind, Wharton & Garrison LLP, a law firm which he joined in 1982. That firm provides legal services to Triarc and its subsidiaries.

      Francis T. McCarron has been Executive Vice President and Chief Financial Officer of Triarc since March 2005. Mr. McCarron has also served as a member of the investment team of Trian Fund Management since November 2005. Prior to March 2005, he was Senior Vice President and Chief Financial Officer of Triarc since June 30, 2001. From April 1993 to June 2001, he was Senior Vice President—Taxes of Triarc and certain of its subsidiaries. Mr. McCarron served as Vice President—Taxes of Trian from its formation in January 1989 to April 1993.

      Greg Essner has been Senior Vice President and Treasurer of Triarc and certain of its subsidiaries since June 1, 2005. Mr. Essner has also served as Chief Financial Officer of Trian Fund Management since November 2005. From July 2001 to June 2005, Mr. Essner served as Vice President, Treasury

Services and Financial Planning of Triarc. Prior thereto, Mr. Essner was Corporate Controller of Frontline Capital Group from January 2001 to June 2001.

      Stuart I. Rosen has been Senior Vice President and Associate General Counsel, and Secretary of Triarc and certain of its subsidiaries since November 16, 2000. Mr. Rosen has also served as General Counsel of Trian Fund Management since November 2005. From August 1994 to November 2000 he served as Vice President and Associate General Counsel, and Secretary of Triarc and certain of its subsidiaries. Prior thereto, he was an associate with Paul, Weiss, Rifkind, Wharton & Garrison LLP since 1985.

      Fred H. Schaefer has been Senior Vice President and Chief Accounting Officer of Triarc and certain of its subsidiaries since November 16, 2000. From April 1993 to November 2000 he served as Vice President and Chief Accounting Officer of Triarc and certain of its subsidiaries. Prior thereto, he was Vice President and Chief Accounting Officer of Trian from its formation in January 1989 to April 1993.

      Anne A. Tarbell has been Senior Vice President—Corporate Communications and Investor Relations of Triarc, and Senior Vice President of certain of its subsidiaries, since May 1998. Ms. Tarbell has also served as part of the investor relations team of Trian Fund Management since November 2005. From June 1995 to April 1998, Ms. Tarbell was Vice President and Director—Investor Relations of ITT Corporation and served as Assistant Director—Investor Relations of ITT Corporation from August 1991 to May 1995.

      The term of office of each executive officer is until the organizational meeting of the Board following the next annual meeting of the Company's stockholders and until his or her successor is elected and qualified or until his or her prior death, resignation or removal.

CORPORATE GOVERNANCE

Independence of Directors

      Under the New York Stock Exchange's listing requirements, the Board of Directors must have a majority of directors who meet the criteria for independence required by the New York Stock Exchange. Pursuant to the Company's Corporate Governance Guidelines (the “Guidelines”), the Board is to determine whether each director satisfies the criteria for independence based on all of the relevant facts and circumstances. No director qualifies as independent unless the Board of Directors affirmatively determines that such director has no material relationship with the Company. In accordance with the Guidelines, the Board of Directors has adopted categorical standards (“Independence Standards”) to assist it in determining the independence of the Company's directors. Pursuant to the Independence Standards, any relationship described below will be deemed to be material if:

•	the director is, or has been within the last three years, an employee of the Company, or an immediate family member of the director is, or has been within the last three years, an executive officer of the Company;

•	the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company as an executive officer, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service);

•	the director or an immediate family member of the director is a current partner of a firm that is the Company's internal or external auditor; (ii) the director is a current employee of such a firm;

(iii) the director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (iv) the director or an immediate family member of the director was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company's audit within that time;

•	the director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of the Company's present executive officers at the same times serves or served on the compensation committee of that company's board of directors;

•	the director is a current employee, or an immediate family member of the director is a current executive officer, of another company that has made payments to, or received payments from, the Company for property or services in an amount that, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues. Both the payments and the consolidated gross revenues to be measured will be those of such other company's last completed fiscal year. Also, the three year “look-back” period referred to above applies only to the financial relationship between the Company and the director's or immediate family member's current employer (i.e., former employment of the director or immediate family member need not be considered); or

•	the director, or an immediate family member of the director, is employed as an executive officer of a non-profit organization, foundation or university to which, within the last three years, the Company has made discretionary contributions (excluding for this purpose matching funds paid by the Company as a result of contributions by the Company directors and employees) that, in any fiscal year of such non-profit organization, foundation or university, exceeded the greater of $1 million or 2% of such entity's consolidated gross revenues.

      The foregoing clauses are to be interpreted by the Board of Directors taking into account any commentary or other guidance provided by the New York Stock Exchange with respect to Section 303 of the New York Stock Exchange Listed Company Manual.

      The Independence Standards further provide that the relationship between the Company and an entity for which a director serves solely as a non-management director is not material. The Independence Standards also provide that employment as an interim Chairman or CEO or other executive officer will not disqualify a director from being considered independent following that employment. In addition, any other relationship not described above will not be deemed material unless (i) the director would have thereby a “direct or indirect material interest” within the meaning of Item 404(a) of Regulation S-K and the material terms of the relationship were materially more favorable than those that would be offered at the time and in comparable circumstances to persons unaffiliated with the Company or (ii) the Board of Directors, in exercising its judgment in light of all the facts and circumstances, determines that the relationship should be considered to be material and to affect the independence of the director in question. For purposes of the Independence Standards, the term “Company” includes any subsidiary in Triarc's consolidated group.

      The Board of Directors and the Nominating and Corporate Governance Committee reviewed the independence of the director nominees. As a result of this review, a determination was made that each of the following director nominees is independent of the Company and its management: Messrs. Carey, Chajet, Levato, Schwab, Troubh, Tsai and Wasserman.

Board Meetings and Certain Committees of the Board

      Ten meetings of the full Board of Directors were held during the fiscal year ended January 1, 2006. Each incumbent director who served on the Board of Directors in 2005 and is a nominee for reelection, attended at least 75% or more of the meetings of the Board of Directors and its committees that he was eligible to attend in 2005. While we do not have a formal policy requiring them to do so, directors are expected to attend the Company's annual meeting of stockholders. All persons then serving as directors attended the 2005 Annual Meeting of Stockholders.

      The Company has standing audit, nominating and corporate governance and compensation committees whose current functions and members are described below. As noted above, the Board of Directors has determined that each of the current members of such committees is independent as required by the New York Stock Exchange listing requirements. It is anticipated that at its first meeting following the Meeting, the Board will designate the directors to serve on each of these committees until the next annual meeting of stockholders.

      Audit Committee. The Audit Committee is composed of Messrs. Joseph A. Levato (Chairman), David E. Schwab II, Raymond S. Troubh and Jack G. Wasserman. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility relating to: (i) the integrity of the Company's financial statements and financial reporting process, the Company's systems of internal accounting and financial controls and other financial information provided by the Company; (ii) the performance of the internal audit services function; (iii) the annual independent audit of the Company's financial statements, the engagement of the independent auditors and the evaluation of the independent auditors' qualifications, independence and performance; (iv) the compliance by the Company with legal and regulatory requirements, including the Company's disclosure controls and procedures; (v) the evaluation of risk assessment and risk management policies; and (vi) the fulfillment of the other responsibilities set out in its charter. The Board of Directors has determined that each of the committee members are “financially literate” and at least one member, Mr. Levato, qualifies as an “audit committee financial expert” within the meaning of the regulations of the Securities and Exchange Commission. The Audit Committee met ten times during 2005. The formal report of the Audit Committee with respect to fiscal year 2005 begins on page 44 herein.

      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is composed of Messrs. Raymond S. Troubh (Chairman), Hugh L. Carey, David E. Schwab II and Gerald Tsai, Jr. This committee is charged with the responsibility of: (i) identifying individuals qualified to become members of the Board of Directors, consistent with any guidelines and criteria approved by the Board of Directors; (ii) considering and recommending director nominees for the Board to select in connection with each annual meeting of stockholders; (iii) considering and recommending nominees for election to fill any vacancies on the Board of Directors and to address related matters; (iv) developing and recommending to the Board of Directors corporate governance principles applicable to the Company; and (v) overseeing an annual evaluation of the Board of Directors' and management's performance.

      The Nominating and Corporate Governance Committee reviews possible candidates for the Board of Directors and recommends the nominees for directors to the Board of Directors for approval. The Board of Directors has adopted general criteria for nomination to the Board of Directors, which, as part of the Guidelines, can be found on the Company's website at www.triarc.com. The Board of Directors seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. The Board's assessment of potential candidates includes consideration of diversity, age, educational background, other board experience and commitments, business and professional achievements, skills and experience in the context of the needs of the Board. The Nominating and Corporate Governance Committee considers suggestions from any source, including stockholders, regarding possible candidates for directors. Possible candidates who have been suggested by stockholders are evaluated by the Nominating and Corporate Governance Committee in the same manner as are other possible candidates.

      The Nominating and Corporate Governance Committee has adopted the following rules with respect to considering nominations by stockholders: (i) the nominating stockholder must have owned, for at least six months prior to the date the nomination is submitted, shares of (x) Class A Common Stock, (y) Class B Common Stock or (z) other classes of common stock or preferred stock, if any, entitled to vote for directors; (ii) the nomination must be received by the Nominating and Corporate Governance Committee at least 120 days before the mailing date for proxy material applicable to the annual meeting for which such nomination is proposed for submission; and (iii) a detailed statement setting forth the qualifications, as well as the written consent, of each party nominated must accompany each nomination submitted. The Nominating and Corporate Governance Committee met three times during 2005.

      Compensation Committee and Performance Compensation Subcommittee. The Compensation Committee is composed of Messrs. David E. Schwab II (Chairman), Clive Chajet, Joseph A. Levato and Jack G. Wasserman. The Compensation Committee is charged with discharging the responsibility of the Board of Directors relating to compensation of the Company's directors and executive officers, administering the Triarc Companies, Inc. Amended and Restated 1997 Equity Participation Plan (the “1997 Plan”), the Deferral Plan for Senior Executive Officers of Triarc Companies, Inc. (the “Deferral Plan”) and such other salary, compensation or incentive plans as the Compensation Committee is designated to administer, and related matters. The Compensation Committee met nineteen times during 2005.

      The Performance Compensation Subcommittee (the “Subcommittee” or the “Performance Committee”) is composed of Messrs. David E. Schwab II (Chairman), Clive Chajet and Jack G. Wasserman. The Subcommittee was established in August 1997 to assume certain functions that were previously the responsibility of the Compensation Committee. The purpose of the Subcommittee is limited to administering the Company's compensation plans that are intended to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), including the Triarc Companies, Inc. Amended and Restated 1993 Equity Participation Plan (the “1993 Plan”), the Amended and Restated 1998 Equity Participation Plan (the “1998 Plan”), the Amended and Restated 2002 Equity Participation Plan (the “2002 Plan”), the 1999 Executive Bonus Plan (the “1999 Executive Bonus Plan” or the “1999 Plan”), and such other salary, compensation or incentive plans as the Subcommittee is designated to administer, and related matters. The Subcommittee met nineteen times in 2005.

      Charters for the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee and Performance Compensation Subcommittee, as well as the Guidelines and the Company's Code of Business Conduct and Ethics (including code of ethics provisions that apply to the Company's principal executive, financial and accounting officers) may be found under the Investor Relations section of the Company's website at www.triarc.com and are also available in print, free of charge, to any stockholder who requests them.

      Special Committee. In May 2005, the Company announced that it was evaluating a potential corporate restructuring of the Company. In June 2005, the Board formed a Special Committee to evaluate potential “related party” matters that may arise in connection with the potential corporate restructuring. The Special Committee is composed of David E. Schwab II (Chairman), Clive Chajet, Joseph A. Levato and Raymond S. Troubh. The Special Committee met eight times during 2005.

Compensation of Directors

      Each non-management director of the Company receives an annual retainer of $30,000 for serving on the Board. In addition, each non-management director of the Company receives $1,500 for each meeting of the Board or of a committee (or subcommittee) of the Board that such director attends. Under the 2002 Plan, each non-management director may elect to have all or a portion of the annual retainer and these meeting attendance fees paid in shares of Class A Common Stock and/or Class B Common Stock rather than in cash. See “Executive Compensation—Certain Employment Arrangements with Executive Officers” below for certain information relating to compensation of the Company's management directors.

      In addition, pursuant to the 2002 Plan, each director of the Company who is not also an employee of the Company or any subsidiary receives options to purchase an aggregate of 15,000 shares of Class A Common Stock and 30,000 shares of Class B Common Stock on the date of such director's initial election or appointment to the Board of Directors. On the date of each subsequent annual meeting of stockholders of the Company at which a director is reelected, such director receives options to purchase 4,000 shares of Class A Common Stock and 8,000 shares of Class B Common Stock.

Executive Sessions of the Board of Directors

      The Company has instituted executive sessions of the Board of Directors whereby non-management directors meet in regularly scheduled sessions. The chairpersons of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee rotate presiding over these sessions.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company's directors, executive officers, and persons who own more than ten percent of the Company's common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange. Directors, executive officers and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

      Based solely on the Company's review of the copies of such forms it has received, including amendments thereto, or written representations from certain reporting persons that no Form 5s were required for these persons, the Company believes that all its directors, executive officers and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to 2005.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      The following table sets forth the beneficial ownership as of April 13, 2006 by each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock and/or Class B Common Stock (constituting the only classes of voting capital stock of the Company), each director of the Company and nominee for director of the Company who has such ownership, each of the Named Officers (as defined in the Introduction to Summary Compensation Table below) and all directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and dispositive power with respect to such shares.

	Amount and Nature of Beneficial Ownership				Percentage of Class Beneficially Owned
Name and Address of Beneficial Owner	Class A		Class B		Class A	Class B	Percentage of Total Voting Power of Outstanding Class A and Class B Common Stock(1)
Nelson Peltz 280 Park Avenue New York, NY 10017	12,772,686 (2)(3)(4)		20,443,471 (2)(3)(4)		41.9%	29.8%	39.7%
Peter W. May 280 Park Avenue New York, NY 10017	12,786,736 (2)(3)(4)		20,318,271 (2)(3)(4)		41.9%	29.7%	39.7%
RS Investment Management, L.P. 388 Market Street, Suite 200 San Francisco, CA 94111	—	(5)	7,244,900	(6)	— (5)	12.0%	2.1%
Reed Connor & Birdwell, LLC 11111 Santa Monica Blvd. Suite 1700 Los Angeles, CA 90025	—	(6)	3,165,610	(7)	— (6)	5.3%	0.9%
Wachovia Corporation One Wachovia Center Charlotte, NC 28288-0137	—	(7)	5,534,368	(9)	— (7)	9.2%	1.6%
Advisory Research, Inc. 180 North Stetson Street Suite 5580 Chicago, IL 60601	3,770,430	(8)	—	(8)	13.6%	— (8)	11.2%
Cardinal Capital Management, LLC.. One Fawcett Place Greenwich, CT 06830	2,153,198	(9)	—	(9)	7.8%	— (9)	6.4%
Hugh L. Carey	42,469		84,938		*	*	*
Clive Chajet	41,825	(10)	85,600	(10)	*	*	*
Edward P. Garden	—		807,399	(11)	*	1.3%	*
Joseph A. Levato	61,000		62,000		*	*	*
Gregory H. Sachs	—		—		*	*	*
David E. Schwab II	57,710		100,612		*	*	*
Raymond S. Troubh	51,000		102,000		*	*	*
Gerald Tsai, Jr.	23,000		58,036		*	*	*
Russell V. Umphenour, Jr.	831		3,615,089		*	6.0%	1.1%
Jack G. Wasserman	21,000		32,000		*	*	*
Brian L. Schorr	207,956	(12)	680,490	(12)	*	1.1%	*
Francis T. McCarron	115,000		483,215	(13)	*	*	*
Directors and Executive Officers as a group (19 persons)	13,763,295		27,878,179		43.9%	38.8%	43.0%

*	Less than 1%

(1)	Based on total votes that may be cast at the meeting. Excludes vested stock options that are included in the reported beneficial ownership numbers. (See the table on page 15 below).

(2)	The Company is informed that: (i) Mr. Peltz has pledged 5,684,249 shares of Class A Common Stock and 6,359,889 shares of Class B Common Stock to a financial institution to secure loans made to him; and (ii) Mr. May has pledged 2,987,569 shares of Class A Common Stock and 3,055,716 shares of Class B Common Stock owned by him to a financial institution to secure loans made to him.

(3)	Includes (i) 23,550 shares of Class A Common Stock and 47,100 shares of Class B Common Stock owned by a family limited partnership of which Mr. Peltz is a general partner and (ii) 200 shares of Class A Common Stock and 400 shares of Class B Common Stock owned by two minor children of Mr. Peltz. Mr. Peltz disclaims beneficial ownership of these shares. Also includes 99,437 restricted shares of Class A Common Stock and 133,333 restricted shares of Class B Common Stock that may be voted by Mr. Peltz, and 119,284 restricted shares of Class B Common Stock that may be voted by Mr. May. See footnote (1) to the Summary Compensation Table below.

(4)	Prior to July 2004, certain shares of Class A Common Stock and Class B Common Stock were owned by DWG Acquisition Group, L.P. (“DWG Acquisition”), of which Messrs. Peltz and May were the sole partners. In July 2004, for personal estate planning purposes, DWG Acquisition was dissolved and the shares owned by DWG Acquisition were distributed to Messrs. Peltz and May. In connection with the dissolution of DWG Acquisition, Messrs. Peltz and May entered into a voting agreement, pursuant to which Messrs. Peltz and May agreed not to vote certain shares of Class A Common Stock or Class B Common stock held by them or their affiliates without the prior approval of both parties. Accordingly, the information set forth in the table above with respect to Messrs. Peltz and May aggregates their respective ownership interests.

(5)	The information set forth herein with respect to RS Investment Management Co. LLC (“RS Investment Management”), RS Investment Management, L.P. (“RS Investment L.P.”), RS Partners Fund (“RS Partners”) and George R. Hecht (together with RS Investment Management, RS Investment L.P. and RS Partners, “RS”) is based solely on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2006. According to the Schedule 13G/A, RS Investment Management is the parent of registered investment advisers whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Class B Common Stock. No individual client's holdings exceeds more than 5% of the outstanding Class B Common Stock. RS Investment L.P. is a registered investment adviser, managing member of registered investment advisers, and the investment adviser to RS Partners. The Schedule 13G/A did not contain any information regarding beneficial ownership by RS of shares of Class A Common Stock.

(6)	The information set forth herein with respect to Reed Connor & Birdwell, LLC (“Reed Connor”), Donn B. Connor and Jeffrey Bronchick is based solely on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006. According to the Schedule 13G, Reed Connor has the sole voting and dispositive power over 3,165,610 shares of Class B Common Stock. The Schedule 13G did not contain any information regarding beneficial ownership by Reed Connor of shares of Class A Common Stock.

(7)	The information set forth herein with respect to Wachovia Corporation (“Wachovia”) is based solely on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2006. According to the Schedule 13G/A, Wachovia filed the Schedule 13G/A on behalf of its subsidiaries, Evergreen Investment Management Company and Wachovia Securities, LLC. The Schedule 13G/A did not contain any information regarding beneficial ownership by Wachovia of shares of Class A Common Stock.

(8)	The information set forth herein with respect to Advisory Research, Inc. (“Advisory Research”) is based solely on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 16, 2006. According to the Schedule 13G, Advisory Research, a registered investment advisor, has sole voting and dispositive power over 3,770,430 shares of Class

A Common Stock. The Schedule 13G did not contain any information regarding beneficial ownership by Advisory Research of shares of Class B Common Stock.

(9)	The information set forth herein with respect to Cardinal Capital Management, LLC (“Cardinal Capital”) is based solely on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2006. According to the Schedule 13G, Cardinal Capital, a registered investment advisor, has sole voting power over 1,005,810 shares of Class A Common Stock and sole dispositive power over 2,153,198 shares of Class A Common Stock. The Schedule 13G did not contain any information regarding beneficial ownership by Cardinal Capital of shares of Class B Common Stock.

(10)	Includes 1,300 shares of Class A Common Stock and 2,600 shares of Class B Common Stock owned by Mr. Chajet's wife, as to which shares Mr. Chajet disclaims beneficial ownership.

(11)	Includes 107,399 restricted shares of Class B Common Stock that may be voted by Mr. Garden. See footnote (1) to the Summary Compensation Table below.

(12)	Includes 100 shares of Class A Common Stock and 400 shares of Class B Common Stock owned by minor children of Mr. Schorr, as to which shares Mr. Schorr disclaims beneficial ownership. Also includes 39,378 restricted shares of Class B Common Stock that may be voted by Mr. Schorr. See footnote (1) to the Summary Compensation Table below.

(13)	Includes 38,215 restricted shares of Class B Common Stock that may be voted by Mr. McCarron. See footnote (1) to the Summary Compensation Table below.

      Except for the arrangements relating to the shares in footnote (2) to the beneficial ownership table, there are no arrangements known to the Company the operation of which may at a subsequent date result in a change in control of the Company.

      The above beneficial ownership table includes options to purchase shares of Class A Common Stock and Class B Common Stock that have vested or will vest within 60 days of April 13, 2006 by the following persons:

Name of Beneficial Owner	Number of Class A Common Shares Represented by Options	Number of Class B Common Shares Represented by Options
Nelson Peltz	1,688,199	5,176,398
Peter W. May	1,076,145	3,052,290
Hugh L. Carey	34,000	68,000
Clive Chajet	34,000	68,000
Edward P. Garden	0	700,000
Joseph A. Levato	31,000	62,000
Gregory H. Sachs	0	0
David E. Schwab II	34,000	68,000
Raymond S. Troubh	31,000	62,000
Gerald Tsai, Jr	22,000	46,000
Russell V. Umphenour, Jr.	0	0
Jack G. Wasserman	21,000	32,000
Brian L. Schorr	201,666	628,332
Francis T. McCarron	115,000	445,000
Directors and Executive Officers as a group (19 persons)	3,610,510	11,581,353

EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE AND
PERFORMANCE COMPENSATION SUBCOMMITTEE *

      The Compensation Committee's Role. The Compensation Committee of the Board of Directors (the “Compensation Committee”) is responsible for setting policy for compensation of executive officers of the Company, for reviewing and approving compensation programs for the executive officers of the Company (the “Executive Compensation Program”) and for administering the 1997 Plan and the Deferral Plan. The Performance Compensation Subcommittee's (the “Subcommittee” or the “Performance Committee”) principal function is to administer the 2002 Plan, the 1998 Plan, the 1993 Plan and the 1999 Executive Bonus Plan. The Subcommittee joins the Compensation Committee in this report.

      The Company's Executive Compensation Program is designed to motivate executives to achieve the Company's business objectives with particular emphasis on building the value of the Company. Key components of the Executive Compensation Program consist of base salaries, a formula-based performance cash bonus plan, a nonformula-based performance cash bonus plan, equity-based compensation plans, deferred compensation plans and discretionary bonuses. As discussed further below, in 2005 the Compensation Committee also adopted equity participation plans with respect to D&C and the Company's minority investment in Jurlique International Pty. Ltd. (“Jurlique”), a privately held Australian skin and beauty products company.

      To fulfill its principal function, the Compensation Committee reviews and approves each of the elements of the Executive Compensation Program and assesses the effectiveness of the Executive Compensation Program as a whole. This includes reviewing the design of the Company's various incentive plans for executive officers and assessing the competitiveness of the overall Executive Compensation Program with comparable companies. From time to time, the Company retains external compensation consultants and counsel to advise it with respect to competitive pay levels and the development and design of compensation plans. In reviewing certain aspects of compensation for Fiscal Year 2005, the Compensation Committee and the Subcommittee jointly retained independent counsel and an independent compensation consulting firm, the representatives of which met with the Compensation Committee and Subcommittee on numerous occasions.

      The Company provides its executive officers with a total compensation package that—at expected levels of performance and consistent with each executive's area of responsibility—is generally intended to be highly competitive with compensation packages provided to similarly situated executives in the consumer products, restaurant and food industries and in asset management and private equity/investment banking fields. The Company periodically assesses an executive's competitive level of compensation based on comparable information drawn from a variety of sources, including proxy statements, compensation surveys and external compensation consultants. In addition, such compensation takes into account the various roles and combinations of responsibilities undertaken by the Company's executive officers, as well as their individual performance and contribution to the success of the Company.

*	This Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference into such other filing.

      Over the years, and as reflected in its reports for those years, the Compensation Committee considered the possibility of providing its senior executives with equity or “profit” interests in subsidiaries of the Company (“equity participation plans”), where to do so would assist the Company in attracting and retaining highly skilled executives whose compensation opportunities in the fields of asset management, private equity or investment banking would customarily include such forms of compensation. In the past, in connection with its acquisition and operation of the Snapple Beverage Group, the Company has provided its senior management with equity participation at the operating company level, and the Compensation Committee believes that such action increases the ability of the Company to attract and retain management talent necessary to increase shareholder value. Thus, throughout much of 2005 the Compensation Committee reviewed the terms of a proposed equity participation plan in its asset management segment holding company that would provide members of the Company's senior management the opportunity to participate in the profits and appreciation of D&C. As adopted by the Compensation Committee in November, 2005, this equity participation plan is designed to provide members of the Company's senior executive team with the opportunity to acquire private equity-type participation interests with respect to the profits and appreciation of D&C, in the form of interests with vesting and other features comparable to the characteristics associated with “carried interests” plans in the private equity arena. A substantially similar arrangement was also adopted by the Compensation Committee in November 2005 with respect to the Company's minority interest in Jurlique.

      Before describing the Committee's actions relating to fiscal 2005, the Committee believes that it is useful to take note of a range of activities by senior management that resulted in important changes in the Company's present and future operations. Highlights included the acquisition of the RTM Restaurant Group (the Company's largest franchisee of Arby's restaurants) and the refinancing of more than $600 million of debt of ARG and RTM; the laying of the foundation pursuant to which, during the first full year of its ownership of D&C, D&C achieved a significant increase in its assets under management, including the facilitation of the public offering of Deerfield Triarc Capital Corp., a public real estate investment trust (“REIT”) managed by a subsidiary of D&C; and continued exploration by the Company's senior management of a possible restructuring that may involve the spin-off to the Company's shareholders (or other disposition) of the Company's interest in D&C.

      Given these significant events over the past year, and further anticipated developments in fiscal 2006 and beyond relating to possible restructurings, the Compensation Committee's determinations for fiscal 2005 continued to apply prior practice while at the same time taking into account new developments and opportunities. First, the Committee continued to recognize that the Company functions both in the manner of an acquisition vehicle/private equity firm involved in the acquisition of undervalued businesses and as a manager of companies in various business sectors (such as ARG's restaurant business and D&C's asset management operations). As a result, in the opinion of the Compensation Committee and its advisors, there are relatively few companies that might provide comparable compensation models. Second, the Compensation Committee also recognizes that the Company has traditionally relied upon compensation packages built upon annual salaries, annual incentive compensation (i.e., bonuses), and longer-term incentive compensation (i.e., stock options or other equity-based securities). Third, the Compensation Committee views the D&C and Jurlique equity participation plans entered into in 2005 as additional compensation components for senior management, consistent with compensation opportunities in investment banking and private equity firms, and as such, the Compensation Committee believes it is appropriate to evaluate these equity participation plans as one part of an integrated, overall compensation structure applicable to those executive officers most responsible for enhancing shareholder value, and more traditional forms of compensation may be affected accordingly. Fourth, as a result of tax and accounting planning opportunities available to the Company in fiscal 2005, the Performance Committee approved action relating to the accelerated vesting of previously granted options to members of senior management and the accelerated delivery of certain previously deferred shares and cash dividends to Messrs. Peltz and May, all of which were designed to eliminate unfavorable accounting and tax treatment to the Company that would or might otherwise arise in the future.

      Incentive Compensation Varies With Performance and Other Factors. While the expected value of an executive's total compensation package is set at a highly competitive level, each executive officer's pay package places a significant portion of total compensation at risk, and the actual value of the package may exceed or fall below such competitive compensation levels, both annually and over time, based on various factors, including:

•	the Company's financial and operating performance;

•	the Company's common stock performance;

•	the successful completion of acquisitions, dispositions, financings and other significant transactions;

•	the return on the Company's investment portfolio;

•	the performance of the executive's area of responsibility;

•	the individual executive's performance; and

•	the executive's experience in his or her role.

      Awards paid under annual and long-term incentive plans to senior operating unit officers are also tied to that business unit's short- and long-term financial performance and its strategic accomplishments.

      The Company also believes that effectively rewarding individual performance helps drive managers to contribute in ways that enhance the financial and stock performance of the Company and its various business units. Although the Executive Compensation Program provides compensation that depends on financial performance and strategic accomplishments, an executive officer's incentive awards may also be influenced by qualitative assessments of Company, business unit and individual performance, as appropriate. For all executive officers, these assessments are made by either the Compensation Committee or the Subcommittee, as appropriate.

      Overview of the Executive Compensation Program. Key components of the Executive Compensation Program include: (i) the base salary program, (ii) the annual incentive program, including awards under the 1999 Executive Bonus Plan, discretionary bonuses and special deferred compensation, (iii) the long-term incentive program and (iv) equity participation plans.

Base Salary Compensation. The Company's base salary program is intended to provide base salary levels that are competitive in the external market for executive talent and reflect an individual's ongoing performance. Base salaries are periodically adjusted based on the executive's performance, the Company's overall financial performance and expected salary increases in the market for executive talent.

Annual Incentive Compensation. During 2004, the Company's stockholders re-approved the Performance Goals Bonus Awards portion of the 1999 Executive Bonus Plan, which seeks to provide compensation opportunities to eligible executive officers and key employees of the

Company and its subsidiaries that are directly related to the financial and operating performance of the Company. During 2005, six executive officers (including the Chairman and Chief Executive Officer and President and Chief Operating Officer) participated in the 1999 Executive Bonus Plan. The 1999 Executive Bonus Plan provides for two types of bonuses: formula-based performance bonus awards and nonformula-based performance goal bonus awards. Formula-based bonus awards are based solely on the Company's financial performance using certain predetermined earnings and capitalization related criteria outlined in the 1999 Executive Bonus Plan. The amount of a formula-based bonus award depends on individual year results and in a year in which there has been improvement in certain metrics from a designated prior year, the extent of such improvement as well. Only the Chairman and Chief Executive Officer and President and Chief Operating Officer currently are eligible for formula-based bonus awards. Nonformula-based performance goal bonus awards are based on the attainment of specific levels of performance by the Company (or operating units of the Company) with reference to one or more objective criteria outlined in the 1999 Executive Bonus Plan. The Subcommittee establishes the nonformula-based performance bonus award targets for each participant eligible for such an award no later than 90 days after the commencement of each 1999 Executive Bonus Plan year. The Subcommittee determines whether the formula-based criteria and performance goals were met and, based on such determinations, the actual amount of each formula-based bonus award and each nonformula-based performance goal bonus award and whether payment of all or a portion of such bonus will be deferred. Nonformula-based performance goal bonus awards may not exceed $5.0 million to any single participant for any 1999 Executive Bonus Plan year. The Subcommittee may also exercise “negative discretion” and reduce nonformula-based performance goal bonuses otherwise payable under the objective criteria. Bonus payments under the 1999 Executive Bonus Plan are intended to be exempt from the tax deduction limitation of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”).

In addition, from time to time the Compensation Committee may award discretionary bonuses to the Company's executive officers. The amounts of such bonuses are based on the Compensation Committee's evaluation of such individual's performance and contribution to the Company's overall performance.

The Compensation Committee may defer payment of bonuses in accordance with the terms of the Deferral Plan described below.

The annual cash incentive plan for executive officers of ARG, the Company's principal business unit (the “Annual Plan”), which was in effect until the end of fiscal 2005, provided competitive annual pay opportunities with amounts payable being linked to ARG's annual financial performance, and to the individual's annual performance. The Annual Plan set annual incentive target awards at levels that are competitive in the context of the Company's total Executive Compensation Program, and the appropriate mix of variable and fixed compensation. Financial performance was assessed annually against financial and strategic objectives. Each such executive's individual performance award was related to performance measures most appropriate to his or her responsibilities. To reinforce the need for teamwork and focus attention on overall Company objectives, all participants had a significant portion of their award linked to corporate financial performance, as defined by operating income and other measures.

Annual Bonus Awards for 2005. All of the annual bonus compensation for 2005 for the Named Officers (as defined in the Introduction to the Summary Compensation Table below), was provided pursuant to the 1999 Executive Bonus Plan. With respect to the formula-based performance bonus awards in 2005, the formula-based bonus award had both an individual year component and an improvement component. With respect to the nonformula-based performance goal bonus awards, it was the Subcommittee's opinion that the Company achieved overall positive financial performance (after taking into account various non-recurring or infrequent or unusual charges), and completed a number of significant strategic and financial transactions (including the following: acquisition of RTM and the refinancing of more than $600 million of debt of ARG and RTM; the laying of the foundation pursuant to which, during the first full year of its ownership of D&C, D&C achieved a significant increase in its assets under management, including the facilitation of the public offering of Deerfield Triarc Capital Corp.; and continued exploration by the Company's senior management of a possible restructuring that may involve the spin-off to the Company's shareholders (or other disposition) of the Company's interest in D&C).

At the same time, the Subcommittee noted that there remained room for improvement. As was the case in prior years, and notwithstanding the fact that certain specified levels of performance had been attained by the Company, the Subcommittee exercised its “negative discretion” with respect to fiscal 2005 and reduced the nonformula-based performance goal bonus awards otherwise payable to five of the six participating Executive Officers. As explained below under “CEO and COO Compensation Arrangements,” total cash compensation payable to the Company's Chairman and Chief Executive Officer and President and Chief Operating Officer with respect to 2005 was greater than what was paid with respect to 2004 (to some extent as a result of the availability of the improvement component of the formula-based performance bonus award). Total cash compensation payable with respect to 2005 to the other Named Officers was also greater than what was paid with respect to 2004.

In addition, the Compensation Committee reviewed the fiscal 2005 performance of executive corporate officers not participating in the 1999 Executive Bonus Plan and took into account the significant strategic or financial transactions completed by the Company in 2005 noted above. Accordingly, discretionary bonuses were paid to such executive corporate officers with respect to 2005. The annual bonuses payable to such officers primarily reflected individual qualitative executive contributions based upon the level of the executive's responsibilities, the efficiency and effectiveness with which the executive oversaw the matters under such executive's supervision, and the degree to which such executive contributed to the accomplishment of the Company's goals. Since these officers generally have overall corporate policy-making and administrative responsibilities, and do not directly oversee principal operating units of the Company, the Compensation Committee's assessment of these executives relates generally to their performance and accomplishment of personal goals and the Company's achievements as a whole. No specific weighting was assigned to any one factor over others in determining bonuses paid to such executive officers with respect to fiscal 2005. Because of the Company's financial performance and the completion of the transactions referred to above, the total cash compensation payable to such officers was greater with respect to 2005 as compared to the prior year.

Long-Term Incentive Compensation. The Company provides executive officers and key employees of its principal business units with incentives linked to longer-term business unit and corporate performance through the 2002 Plan, which provides for the grant of options to purchase shares of Company stock and the award of restricted stock and restricted stock units of the Company. The Subcommittee believes equity ownership among executives aligns management's interests with those of stockholders and provides long-term incentives for the Company's officers.

As authorized by the Board of Directors, in November 2002, the Subcommittee, in the case of the 1993 Plan, the 1998 Plan and the 2002 Plan, and the Compensation Committee, in the case of the 1997 Plan, adopted procedures to implement a deferral arrangement whereby the senior officers of the Company and of ARG would have the ability to defer receipt of the shares issuable upon exercise of their stock options.

In addition, executive officers and key employees of ARG participated in a mid-term cash incentive plan (the “Mid-Term Plan”), which, until terminated upon the acquisition of RTM, provided for cash awards to participants based on the unit's profit over a three-year period. A pool was created based upon the amount by which the unit's actual profit reached or exceeded a targeted level.

Grant of Equity-Based Incentives During Fiscal 2005. The Subcommittee approved stock options and restricted share grants under the 2002 Plan during fiscal 2005 in respect of fiscal 2004 based on a number of factors. In February 2005, the Subcommittee granted stock options and in March 2005 granted restricted stock (subject to vesting), in each case as part of an overall equity grant that was intended to continue to align management's interests with further increased appreciation in the Company's stock price and to compensate eligible senior management for the absence of any equity grants with respect to 2003. Such awards were made after a review of the exercise prices, numbers and dates of previous equity awards made to other executives of the Company, as well as the total cash compensation paid to such executive officers. As described more fully below, no equity-based incentive awards were granted in respect of fiscal 2005, other than options granted to Messrs. Peltz and May as part of the transactions effected in December 2005 in connection with tax planning measures by the Company (see “CEO and COO Compensation Arrangements” below).

On December 20, 2005, the Subcommittee approved the immediate vesting of unvested and “underwater” options (the “Options”) to purchase 4,465,500 shares of the Company's Class B Common Stock, Series 1, previously granted to certain of the Named Officers and other employees under the Company's 2002 Plan. The closing price of the Company's Class B Common Stock, Series 1 on December 20, 2005 was $14.85 per share and the exercise price of each Option is $15.09 per share. Had the vesting of the Options not been accelerated, the Options would have vested in three equal installments on February 15, 2006, 2007 and 2008. In connection with the accelerated vesting, the Subcommittee imposed restrictions on any shares acquired upon the exercise of accelerated Options. These restrictions prohibit the sale of such shares until the earlier of the date that such Options would have vested under the original vesting schedule for such Options or the date that the holder of such shares is no longer employed by the Company or any of its affiliates. The accelerated vesting of the Options was intended to eliminate any future reportable compensation expense relating to the Options upon the adoption of Statement of Financial Accounting Standards (SFAS) No.123(R), “Share Based Payment,” effective for the Company's fiscal year beginning January 2, 2006.

As described more fully below (under “CEO and COO Compensation Arrangements”), on December 29, 2005 additional stock options were granted to Messrs. Peltz and May in connection with the implementation of certain tax planning measures by the Company undertaken at year end and involving the accelerated delivery of (and the resulting income recognition with respect to) previously deferred shares by those executives.

D&C and Jurlique Equity Participation Plans. The D&C Equity Participation Plan was adopted by the Compensation Committee in November 2005 and is designed to provide senior executives with a private equity-type participation with respect to the profits and appreciation of D&C, in which the Company's asset management segment holding company owns a 61.5% capital interest. Under the D&C plan, members of the Company's senior management have acquired Class B membership interests representing up to an aggregate 15% “profits interests” in the Company's indirect interest in D&C. The profits interests held by the members of the Company's senior management are subject to an 8% hurdle in favor of the Company, three-year vesting and a holdback of certain amounts otherwise due participants in the event there are any losses with respect to the investment and, under certain circumstances, a “clawback.” There are also various “calls” and “puts” on the interest in the event that a participant's employment ceases. A substantially similar arrangement was adopted by the Compensation Committee in November 2005 with respect to the Company's minority interest in Jurlique. (For a further description of such equity participation interests, see “Equity Arrangements” below).

      CEO and COO Compensation Arrangements. The Company is a party to employment agreements effective as of May 1, 1999 with Nelson Peltz, the Company's Chairman and Chief Executive Officer, and Peter W. May, the Company's President and Chief Operating Officer. The agreements are described in “Certain Employment Arrangements with Executive Officers.” Pursuant to such agreements, in addition to receiving their base salaries, Messrs. Peltz and May are entitled to participate in the 1999 Executive Bonus Plan. Pursuant to the 1999 Executive Bonus Plan, Mr. Peltz and Mr. May were awarded approximately $8.0 million and $3.8 million, respectively, in respect of fiscal 2005 (as compared to $6.1 million and $2.8 million, respectively, in respect of fiscal 2004) based on pre-determined earnings and capitalization related criteria outlined in the 1999 Executive Bonus Plan. No special discretionary bonuses or deferred bonuses were awarded in respect of fiscal 2005 to Messrs. Peltz and May.

      In December 2005, the Compensation Committee approved measures relating to Messrs. Peltz and May which action was in response to tax planning measures proposed by the Company, in consideration of possible corporate restructurings in future years. On December 29, 2005, the Subcommittee accelerated the delivery of certain deferred shares of Company common stock and related cash dividends to Messrs. Peltz and May that had been deferred in prior years and held in a deferral trust, resulting in additional income tax and withholding payment obligations for Messrs. Peltz and May in 2005. In connection with the accelerated delivery, the Subcommittee also granted certain new stock option awards to, and entered into certain new agreements with, Messrs. Peltz and May. Specifically, (i) additional stock options were granted to Messrs. Peltz and May in connection with the withholding of shares of Company common stock to satisfy the minimum statutory withholding taxes relating to this accelerated delivery of shares of Company common stock; (ii) Messrs. Peltz and May exercised certain stock options held by them (see the table entitled “Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values” below); (iii) additional stock options were granted to Messrs. Peltz and May on the exercise of (and in consideration of) the options referenced in the preceding clause (ii) (corresponding to the payment of the exercise price and minimum statutory withholding taxes arising in respect of such exercised stock options with shares of Company common stock) (see the table entitled “Option Grants in Last Fiscal Year” below); and (iv) Messrs. Peltz and May each entered into a new agreement with the Company that provides that if, as described in each of their employment agreements, compensation that would be due either Mr. Peltz or Mr. May in the future would be subject to the golden parachute excise tax under Section 280G of the Code, Mr. Peltz would agree to forfeit up to $8.0 million of compensation, and Mr. May would agree to forfeit up to $4.0 million of compensation, if and solely to the extent any such forfeiture would eliminate the affected individual's liability for the excise tax.

      In approving the foregoing transactions by year-end 2005, the Compensation Committee reviewed with the Company's management the significant tax benefits resulting from such actions, including increasing the Company's net operating loss for tax purposes (“NOL”) by approximately $100 million, which would be available to offset taxable gain on any disposition (including a spin-off) of Deerfield, the deferred gain on the disposition of the Company's former propane distribution business, taxable earnings from operations or other gains, if any, resulting from the possible corporate restructuring.

      In addition, in approving the foregoing transactions, the Compensation Committee considered the likelihood that the Company would engage in restructurings in the future and the potential benefits that would result should the Company engage in further restructurings. For example, if a corporate restructuring were to occur that involved a transaction that would be considered a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, for purposes of Section 280G of the Code (regarding so-called “golden parachute payments”), certain payments and benefits could become due to Messrs. Peltz and May pursuant to their employment agreements that would be deemed “excess parachute payments” for purposes of Sections 280G and 4999 of the Code. This would cause (i) a loss of the Company's tax deduction for those payments and in respect of those benefits and (ii) the imposition of an excise tax payable by Messrs. Peltz and May for which the Company is required, pursuant to their employment agreements, to indemnify them so that after payment of such excise taxes, Messrs. Peltz and May will be in the same after-tax position as if no excise tax had been imposed (a “gross up”). The actions described above were approved by the Compensation Committee based on its determination that they would mitigate against this potential loss of deduction and obligation of the Company to pay excise taxes on a grossed-up basis.

      Other Executive Compensation. In addition to the traditional components of its executive compensation, the Company has provided executive officers with benefits and perquisites such as a 401(k) plan, health and life insurance, certain tax and financial planning advice, and various transportation benefits. In consultation with its advisers, the Compensation Committee believes that the overall level of benefits and perquisites provided by the Company have been appropriate and competitive additions to the principal compensation components, and have been necessary to secure and retain executive talent and to ensure that these executives can operate in a manner that continues to contribute to the overall success of the Company's operations. As part of its ongoing assessment of overall compensation practices in today's environment, the Compensation Committee intends to continue to review the level of such benefits and perquisites and adjust as necessary.

      Section 162(m) Considerations. The Company's general policy is to award incentive compensation to Named Officers that is exempt from the deduction limits of Section 162(m) of the Code. Nevertheless, each of the Compensation Committee and Subcommittee believes it is important to maintain the flexibility to authorize compensation that is not exempt from Section 162(m). Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m), no assurance can be given, notwithstanding the Company's efforts, that compensation intended by the Company to be exempt from the deduction limits of Section 162(m) will in fact be so. The Compensation Committee and the Subcommittee, however, reserve the right to pay discretionary bonuses to Named Officers that are not deductible under Section 162(m).

The Compensation Committee:	The Performance Compensation Subcommittee:
David E. Schwab II, Chairman	David E. Schwab II, Chairman
Clive Chajet	Clive Chajet
Joseph A. Levato	Jack G. Wasserman
Jack G. Wasserman

Introduction to Summary Compensation Table

      The Summary Compensation Table sets forth salary of, cash bonus awards, deferred compensation awards as well as non-cash awards granted under the 2002 Plan and the 1999 Executive Bonus Plan with respect to the fiscal year ended December 28, 2003, the fiscal year ended January 2, 2005 and the fiscal year ended January 1, 2006 to Triarc's Chairman and Chief Executive Officer, President and Chief Operating Officer and four other executive officers of Triarc who constituted Triarc's most highly compensated executive officers during fiscal 2005 (the “Named Officers”). The information for Mr. Sachs is for fiscal 2004 and fiscal 2005 only, as he began his employment with the Company and its subsidiaries in July 2004. Additional information with respect to the compensation arrangements for the Chairman and Chief Executive Officer and other Named Officers is set forth below under “Certain Employment Arrangements with Executive Officers.” All stock option grants made with respect to fiscal 2003, fiscal 2004 and fiscal 2005 were pursuant to the 2002 Plan (see “Equity Participation Plan Information” below). No stock option awards were made to any of the Named Officers with respect to fiscal 2003, other than Mr. Garden who received options following commencement of his employment by the Company, no restricted stock awards were made to any of the Named Officers with respect to fiscal 2003 or fiscal 2005 and no long-term incentive plan payouts were made to any of the Named Officers in fiscal 2003, fiscal 2004 or fiscal 2005.

SUMMARY COMPENSATION TABLE

	Annual Compensation						Long Term Compensation
							Awards
Name and Principal Position	Period	Salary($)		Bonus($)	Other Annual Compensation($)		Restricted Stock Award(s) ($)(1)(2)	Securities Underlying Options/SARs(#)	All Other Compensation(#)
Nelson Peltz Chairman and Chief Executive Officer of Triarc	2005 2004 2003	1,400,000 1,400,000 1,400,000		8,046,000 6,135,100 3,799,000	1,338,644 462,163 486,575	(6) (6) (6)	3,904,000 5,205,326 —	843,610 Class A; 1,687,220 Class B(3) 1,800,000 Class B —	14,700 14,350 13,000	(9) (9) (9)
Peter W. May President and Chief Operating Officer of Triarc	2005 2004 2003	950,000 950,000 950,000	(4) (4) (4)	3,772,000 2,817,550 1,649,000	219,342 215,432 235,238	(6) (6) (6)	1,443,500 2,576,534 —	370,333 Class A; 740,666 Class B(3) 900,000 Class B —	14,700 14,350 13,000	(9) (9) (9)
Edward P. Garden Vice Chairman of Triarc	2005 2004 2003	575,000 531,090 237,500	(4)	4,125,000 4,100,000 287,500	44,994 — —	(7) (8) (8)	3,091,000 1,717,690 —	— 600,000 Class B 150,000 Class B	14,700 8,200 —	(9) (9)
Brian L. Schorr Executive Vice President and General Counsel of Triarc	2005 2004 2003	575,000 531,090 475,000	(4)	1,625,000 1,400,000 525,000	— — —	(8) (8) (8)	981,000 644,141 —	— 225,000 Class B —	18,074 17,724 16,374	(10) (10) (10)
Francis T. McCarron Executive Vice President and Chief Financial Officer of Triarc	2005 2004 2003	450,000 406,090 350,000	(4) (4)	1,650,000 1,050,000 525,000	— — —	(8) (8) (8)	763,000 615,514 —	— 215,000 Class B —	14,700 14,350 13,000	(9) (9) (9)
Gregory H. Sachs Chairman and Chief Executive Officer of Deerfield	2005 2004	1,000,000 426,011	(5)	2,019,607 1,000,000	— —	(8) (8)	— —	— —	3,500 3,250	(9) (9)

(1)	All restricted share grants with respect to fiscal 2004 were made pursuant to the 2002 Plan. The value of the restricted share grants of Class A Common Stock and Class B Common Stock shown in the table is based on $15.59 and $14.40, representing the closing price of the Class A Common Stock and Class B Common Stock, respectively, on the date of grant, respectively. The total number of restricted shares held by the individuals in the Summary Compensation Table as of January 1, 2006 and the value of such restricted shares as of such date (based on $16.74 and $14.85, representing the closing price of the Class A Common Stock and Class B Common Stock on December 30, 2005, the last trading day of the fiscal year) was as follows: 149,155 restricted shares of Class A Common Stock, valued at $2,496,855, were held by Mr. Peltz, and 200,000, 178,926, 119,284, 44,732, and 42,744 restricted shares of Class B Common Stock valued at $2,970,000, $2,657,051, $1,771,367, $664,270 and $634,748, respectively, were held by Messrs. Peltz, May, Garden, Schorr and McCarron, respectively. Each of the foregoing restricted share grants were made in March 2005 with respect to fiscal 2004 and as such had no value at January 2, 2005. Holders of restricted shares may vote the shares prior to vesting, unless such shares are forfeited (see below), and are entitled to receive dividends, if any, paid with respect to such shares, plus interest, upon the vesting of such shares. One-third of the restricted shares vested on March 14, 2006, as the closing price of the Class B Common Stock on that date was greater than $14.09. One-third of the restricted shares (collectively, the “Second Tranche Shares”), will vest on March 14, 2007 if the closing price of the Class B Common Stock on that date is $15.09 or greater. A proportionate amount of Second Tranche Shares will vest if the closing price of the Class B Common Stock on March 14, 2007 is between $12.09 and $15.09. One-third of the restricted shares, together with any Second Tranche Shares that did not vest on March 14, 2007 (collectively, the “Third Tranche Shares”), will vest on March 14, 2008 if the closing price of the Class B Common Stock is $16.09 or greater. A proportionate amount of Third Tranche Shares will vest if the closing price of the Class B Common Stock on March 14, 2008 is between $12.09 and $16.09. Any restricted shares that did not vest on March 14, 2008 will vest on March 14, 2010 if the closing price of the Class B Common Stock is $18.50 or greater. Any such restricted shares that do not vest on March 14, 2010 will be forfeited.

(2)	On November 10, 2005, Messrs. Peltz, May, Garden, Schorr and McCarron subscribed for 34, 12.5, 31, 9, and 7 Class B Units of Triarc Deerfield Holdings LLC, respectively, and 45, 17, 15, 9, and 7 Class B Units of Jurl Holdings, LLC, respectively. The amounts in fiscal 2005 represent the value of such Class B Units less the subscription price paid for such Class B Units by the Named Officer. Each of Triarc Deerfield Holdings LLC and Jurl Holdings, LLC is a 97.7%-owned subsidiary of Triarc (and was a wholly-owned subsidiary prior to the subscription). Based on a report prepared by an independent valuation specialist, the Class B Units issued by Triarc Deerfield Holdings LLC were valued at $9,600,000 in the aggregate, and the Class B Units issued by Jurl Holdings, LLC were valued at $1,900,000, in the aggregate. Each Class B Unit consists of a capital interest portion and a profits interest portion. One-third of the profits interest portion vested on February 15, 2006 and one-third will vest on each of February 15, 2007 and February 15, 2008, with accelerated vesting upon the occurrence of certain restructuring events or a change of control of Triarc. All or a part of the vested profits interest portion is subject to forfeiture upon certain terminations of employment. The Class B Units are described in greater detail under “Equity Arrangements” below.
(3)	In connection with the proposed corporate restructuring of the Company, the Company entered into a series of transactions with Messrs. Peltz and May in December 2005 (see “CEO and COO Compensation Arrangements in the Executive Compensation Report of the Compensation Committee and Performance Compensation Subcommittee” above and “Certain Employment Arrangements with Executive Officers—Nelson Peltz and Peter May” below). As part of those transactions, the Company issued to Mr. Peltz options to acquire a total of 843,610 shares of Class A Common Stock and options to acquire a total of 1,687,220 shares of Class B Common Stock and issued to Mr. May options to acquire a total of 370,333 shares of Class A Common Stock and options to acquire a total of 740,666 shares of Class B Common Stock, in each case to replace shares used by Messrs. Peltz and May to pay the exercise price of options exercised by them or to replace shares withheld to pay applicable withholding taxes. See the table entitled “Options Granted in Last Fiscal Year” below.

(4)	Mr. May waived the right to receive $250,000 of his annual base salary of $1,200,000 during each of fiscal 2003, fiscal 2004 and fiscal 2005. In June 2004, the annual base salaries of Messrs. Garden, Schorr and McCarron were increased to $575,000, $575,000 and $450,000, respectively. In April 2006, Mr. McCarron's annual base salary was further increased to $575,000.
(5)	Represents the base salary paid to Mr. Sachs in fiscal 2004 following the acquisition of D&C by the Company in July 2004.
(6)	The Company, pursuant to a security program established by the Board of Directors and administered by independent committees of the Board of Directors, requires Messrs. Peltz and May to use corporate aircraft for personal as well as business travel and encourages members of their families to use such aircraft when they travel. Pursuant to the security program, the Company has also agreed to provide certain other security measures for Messrs. Peltz and May and their immediate families. The costs relating to these other security measures are included in this column. Excludes $444,946, $261,769 and $322,454 that Mr. Peltz reimbursed the Company in fiscal 2005, fiscal 2004 and fiscal 2003, respectively, representing the approximate cost to the Company relating to his personal non-commuting use of Company aircraft, and excludes $281,924, $421,145 and $251,641 that Mr. May reimbursed the Company in fiscal 2005, fiscal 2004 and fiscal 2003, respectively, representing the approximate cost to the Company relating to his personal non-commuting use of Company aircraft in fiscal 2005 and his personal use of Company aircraft in fiscal 2004 and 2003, respectively. Includes approximate costs of: $127,425 (net of reimbursed costs), $122,531 (net of reimbursed costs), and $132,376 (net of reimbursed costs), for fiscal 2005, fiscal 2004 and fiscal 2003, respectively, for use of such aircraft by Mr. Peltz and his family, and $23,768 (net of reimbursed costs) and $26,535 (net of reimbursed costs) for fiscal 2005 and fiscal 2004, respectively, for use of such aircraft by Mr. May and his family. Includes $1,105,816, $229,970, and $222,775 for other security measures for fiscal 2005, fiscal 2004 and fiscal 2003, respectively, for Mr. Peltz and $52,416, $59,987 and $73,435 for other security measures for fiscal 2005, fiscal 2004 and fiscal 2003, respectively, for Mr. May. Also includes $102,738, $88,910 and $96,545 for other transportation benefits in fiscal 2005, fiscal 2004 and fiscal 2003, and $40,000 for tax and financial planning services for Mr. May in fiscal 2003.
(7)	Excludes $18,866 that Mr. Garden reimbursed the Company in fiscal 2005 representing the approximate cost to the Company relating to his personal non-commuting use of Company aircraft. Includes approximately $19,823 (net of reimbursed costs) for use of Company aircraft for fiscal 2005 and $25,000 for tax planning services.
(8)	Perquisites and other personal benefits did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported under the headings of “Salary” and “Bonus.”
(9)	Represents amounts contributed to a 401(k) plan by Triarc on behalf of Messrs. Peltz, May, Garden and McCarron and by Deerfield on behalf of Mr. Sachs.

(10)	Includes $14,700, $14,350 and $13,000 contributed to a 401(k) plan by Triarc on behalf of Mr. Schorr in fiscal 2005, fiscal 2004 and fiscal 2003, respectively, and $3,374 of other compensation paid by Triarc in an amount equal to premiums for life insurance in each of fiscal 2005, fiscal 2004 and fiscal 2003.

Certain Employment Arrangements with Executive Officers

      Nelson Peltz and Peter W. May. Employment agreements were entered into by the Company and Messrs. Peltz and May, effective as of May 1, 1999. The agreements, which currently extend through April 30, 2011, provide for a five year term, unless otherwise terminated as provided therein, with automatic annual one year extensions unless either the Company or the executive gives written notice not later than 180 days preceding the date of any such extension that such party does not wish to extend the term. The agreements provide for annual base salaries of $1,400,000 per year for Mr. Peltz and $1,200,000 per year for Mr. May, subject to increase but not decrease from time to time. Mr. May has waived his right to receive $250,000 of his 2006 annual base salary. In addition, the executives will receive an annual bonus for each fiscal year at least equal to the Formula Bonus Award actually earned under the 1999 Executive Bonus Plan; provided that the Board of Directors (including the Performance Committee of the Board of Directors) may award Performance Goal Bonus Awards under the 1999 Executive Bonus Plan and additional bonuses in its discretion. In the event employment is terminated by the Company without “cause,” or by the executive for “good reason” (as each such term is defined in the agreements), or at the executive's option following a “change of control,” the agreements provide that each executive will be entitled to receive within ten days of termination, among other things, an amount equal to the sum of: (i) the executive's then current base salary through the date of termination, any bonus amounts payable, and accrued vacation pay; (ii) the executive's then current base salary through the remainder of the employment term; (iii) five times the highest bonus as calculated under the agreements; and (iv) five times the sum of Company contributions paid or accrued on the executive's behalf to any defined contribution retirement plans during the year preceding termination. In addition, the executives will be entitled to receive a pro rata bonus for the year in which the termination occurs. “Change of control” would generally include the following events: (i) a majority of the Company's directors being replaced; (ii) any “person,” as defined in the Exchange Act, acquires 50% or more of the combined voting power of the Company's voting securities; (iii) a sale of all or substantially all of the assets of the Company; (iv) a merger or similar transaction that requires stockholder approval, unless the Company's stockholders continue to own 50% or more of the combined voting power of the resulting entity's voting securities; (v) the Company's stockholders approve a plan of complete liquidation or dissolution of the Company; or (vi) such other events as may be designated by the Board of Directors. For a period of five years following a change of control, Messrs. Peltz and May will be entitled to an office or offices and to secretarial and other assistance at least equal those provided to them during the 90-day period preceding the change of control. Under the agreements, in the event that any benefit paid to Messrs. Peltz and May becomes subject to excise tax imposed under Section 4999 of the Code, the Company will indemnify Messrs. Peltz and May so that after payment of such excise taxes, Messrs. Peltz and May will be in the same after-tax position as if no excise tax had been imposed. The agreements also provide that in the event that employment is terminated without “cause” by the Company, by Messrs. Peltz or May for “good reason,” or under other specified circumstances (including a change of control), all non-vested stock options and other non-vested stock or stock-based awards then owned by the executives will, subject to certain limitations, vest immediately and (i) subject to certain limitations, all of such awards granted on or after

February 24, 2000 and (ii) all of the Company stock options granted before February 24, 2000 with an exercise price greater than $17.6875 per share (the closing price of the Company's common stock on such date), will remain exercisable until the earlier of one year following termination or the award's stated expiration date. Pursuant to the agreements, Messrs. Peltz and May are entitled to participate in the Company's welfare benefit plans, and are also entitled (i) to be provided with a driver of their choice, at the Company's cost, (ii) to have a new automobile of their choice provided to them and replaced with a new automobile every three years, at the Company's cost (to date, Mr. May has not requested that the Company provide this benefit to him), (iii) to be reimbursed for maintaining such automobile, including parking, gasoline and insurance, (iv) to be reimbursed for tax, estate, financial planning and accounting services, up to a maximum cost of $50,000 per year, and (v) to use aircraft owned, rented or leased by the Company. The aggregate incremental costs of these benefits are included in the amounts under the heading “Other Annual Compensation” in the Summary Compensation Table above. In connection with the proposed corporate restructuring of the Company, Messrs. Peltz and May are having discussions with the Special Committee concerning the possibility of certain amendments to their existing employment agreements.

      In connection with the proposed corporate restructuring of the Company, the Company entered into a series of transactions with Messrs. Peltz and May in December 2005 (the “December 2005 Transactions”) with respect to, among other things, the termination of the trusts holding the shares of company common stock, the delivery of which had been deferred by Messrs. Peltz and May in accordance with the procedures adopted in November 2002 by the Subcommittee (the “Deferral Trusts”), and the grant of new options to Messrs. Peltz and May. On December 29, 2005, the Subcommittee accelerated the delivery of certain deferred shares of Company common stock and related cash dividends to Messrs. Peltz and May. The shares and cash dividends were held in the Deferral Trusts as a result of deferral elections previously made by Messrs. Peltz and May. In connection with the accelerated delivery, the Subcommittee also granted certain new stock option awards to, and entered into certain new agreements with, Messrs. Peltz and May. These actions were taken as tax planning measures by the Company. Specifically, (i) the Subcommittee accelerated the delivery to Messrs. Peltz and May of shares of Company common stock as to which, in accordance with procedures adopted in November 2002 by the Subcommittee, they had previously deferred receipt (together with the related cash dividends) in connection with their exercise in 2003 and 2004 of stock options (see footnote 6 to the table below entitled “Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values”); (ii) additional stock options were granted to Messrs. Peltz and May in connection with the withholding of shares of Company common stock to satisfy the minimum statutory withholding taxes relating to this accelerated delivery of shares of Company common stock; (iii) Messrs. Peltz and May exercised certain stock options held by them (see the table below entitled “Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values”); (iv) additional stock options were granted to Messrs. Peltz and May on the exercise of (and in consideration of) the options referenced in the preceding clause (iii) (corresponding to the payment of the exercise price and minimum statutory withholding taxes arising in respect of such exercised stock options with shares of Company common stock) (see the table below entitled “Option Grants in Last Fiscal Year”); and (v) Messrs. Peltz and May each entered into a new agreement with the Company that provides that if, as described in each of their employment agreements, compensation due either Mr. Peltz or Mr. May would be subject to the golden parachute excise tax under Section 280G of the Internal Revenue Code, Mr. Peltz would agree to forfeit up to $8,000,000 of compensation, and Mr. May would agree to forfeit up to $4,000,000 of compensation, if and solely to the extent any such forfeiture would eliminate the affected individual's liability for the excise tax (See “CEO and COO Compensation Arrangements” in the Executive Compensation Report of the Compensation Committee and Performance Compensation Subcommittee above).

      Brian L. Schorr. Mr. Schorr, the Company's Executive Vice President and General Counsel, is a party to an employment agreement with the Company entered into effective as of February 24, 2000. The agreement, which currently extends through February 24, 2009, provides for a three year term, unless otherwise terminated as provided therein, with automatic annual one year extensions unless either the Company or Mr. Schorr gives written notice not later than 180 days preceding the date of any such extension that such party does not wish to extend the term. Pursuant to the agreement, Mr. Schorr's current annual base salary is $575,000 per year, subject to increase but not decrease from time to time. In addition, Mr. Schorr is eligible to receive bonuses during each of the Company's fiscal years from time to time as appropriate, in the sole discretion of the Company, and to participate in the 1999 Executive Bonus Plan. In the event his employment is terminated by the Company without “cause,” or by Mr. Schorr for certain specified reasons (including following a “change of control” or for “good reason”), the agreement provides that Mr. Schorr will be entitled to receive within ten days of termination, among other things, an amount equal to the sum of: (i) Mr. Schorr's then current base salary through the date of termination, any bonus amounts payable, accrued vacation pay, and two and one-half times the sum of Company contributions paid or accrued on Mr. Schorr's behalf to any defined contribution retirement plans during the year preceding termination; (ii) Mr. Schorr's then current salary through the remainder of the employment term (but in no event for more than two and one-half years); and (iii) two and one-half times the highest bonus, as calculated under the agreement. In addition, Mr. Schorr will be entitled to receive a pro rata bonus for the year in which the termination occurs. Under the agreement, in the event that any benefit paid to Mr. Schorr becomes subject to excise tax imposed under Section 4999 of the Code, the Company will indemnify Mr. Schorr so that after payment of such excise taxes, Mr. Schorr will be in the same after-tax position as if no excise tax had been imposed. The agreement also provides that in the event that employment is terminated without “cause” by the Company, or by Mr. Schorr for certain specified reasons (including following a “change of control” or for “good reason”), all non-vested stock options and other non-vested stock or stock-based awards of the Company or any subsidiary then owned by Mr. Schorr will, subject to certain limitations, vest immediately and (i) all of such awards granted on or after February 24, 2000 and (ii) all of the Company stock options granted before February 24, 2000 with an exercise price greater than $17.6875 per share (the closing price of the Company's common stock on such date), will remain exercisable until the earlier of one year following termination or the award's stated expiration date. In connection with the proposed corporate restructuring of the Company, Mr. Schorr is having discussions with the Special Committee concerning the possibility of certain amendments to his existing employment agreement.

      Francis T. McCarron. Mr. McCarron, the Company's Executive Vice President and Chief Financial Officer, is a party to a severance agreement with the Company entered into as of April 28, 2006. Under the agreement, in the event Mr. McCarron's employment is terminated by the Company without “cause,” or by Mr. McCarron for certain specified reasons (including for “good reason” which includes a “change of control,” as such terms are defined in the agreement), the agreement provides that Mr. McCarron will be entitled to receive (a) within ten days of termination, if such termination occurs on or following a change of control, or in twelve substantially equal monthly installments, if such termination occurs prior to a change of control, among other things, an amount equal to the sum of: (i) Mr. McCarron's then current base salary through the date of termination, any bonus amounts payable, accrued vacation pay, and two and one-half times the sum of Company contributions paid or accrued on Mr. McCarron's behalf to any defined contribution retirement plans during the year preceding termination; (ii) two and one-half times Mr. McCarron's then current salary; and (iii) two and one-half times the greater of the highest bonus paid to Mr. McCarron in the two fiscal years preceding the date of termination (the “Look-Back Bonus”) or the bonus that Mr. McCarron would have received for the fiscal year in which termination occurred if the Company attained its budgeted financial performance and accomplished other targeted goals (the “Target Bonus”); and (b) in a lump sum at the time Mr. McCarron would have been entitled to receive such bonus (subject to delay if Section 409A of the Code would be applicable to such payment): (i) a pro rata bonus for the fiscal year in which termination occurs; and (ii) if the bonus that would have been paid for the fiscal year in which termination occurs exceeds the Look-Back Bonus or Target Bonus, two and one-half times such excess amount. Under the agreement, in the event that any benefit paid to Mr. McCarron becomes subject to excise tax imposed under Section 4999 of the Code, the Company will indemnify Mr. McCarron for up to $1,000,000 of excise tax so that after payment of up to $1,000,000 of excise tax Mr. McCarron will be in the same after-tax position as if such amount of excise tax had not been imposed. The agreement also provides that in the event that employment is terminated without “cause” by the Company, or by Mr. McCarron for certain specified reasons (including for “good reason”), all non-vested stock options and other non-vested stock or stock-based awards of the Company or any subsidiary then held by Mr. McCarron will, subject to certain limitations, vest immediately and all of such awards that include an exercisability feature will remain exercisable until the earlier of one year following termination or the award's stated expiration date.

      Gregory H. Sachs. In connection with our acquisition of D&C, the parent of Deerfield, Mr. Sachs, the Chairman and Chief Executive Officer of the Deerfield Companies (and currently a director of Triarc), entered into an employment agreement with the Deerfield Companies effective as of July 22, 2004. The term of the agreement expires on July 21, 2009. The agreement provides for an annual base salary of $1,000,000 per year. In addition, commencing with the 2005 fiscal year, Mr. Sachs will receive a bonus in respect of each fiscal year of D&C during the term of his employment equal to 8% of the first $8,000,000 of D&C's “EBITDA” (as defined in the agreement). In addition, Mr. Sachs will receive an additional annual bonus equal to 8% of D&C's EBITDA in excess of $8,000,000. In no event will Mr. Sachs' aggregate bonus in respect of any fiscal year exceed $5,000,000.

      Mr. Sachs is eligible to participate in the Deerfield Companies' benefit plans on the same basis as other senior executives of the Deerfield Companies. In addition, Mr. Sachs is entitled to either the use of an automobile at DCM's expense or an automobile allowance of up to $900 per month. Mr. Sachs is also entitled to the services of a driver, but must reimburse DCM for 50% of the cost of the driver's monthly salary, bonus and benefits. When traveling for business purposes, Mr. Sachs is entitled to the use of a private aircraft, including an aircraft owned or leased by Mr. Sachs or an entity controlled by Mr. Sachs (the “Aircraft”) or a comparable aircraft when the Aircraft is unavailable. DCM reimburses Mr. Sachs for up to $4,000 for each actual hour of flying time on the Aircraft or, if the Aircraft is unavailable, up to $4,000 for documented out-of-pocket expenses incurred by Mr. Sachs for each hour of actual flying time on a substitute aircraft, plus, in the case of either the Aircraft or any substitute aircraft, the reasonable cost of any food consumed on board and any overnight meals and lodging for aircraft crew members, in each case subject to the receipt of appropriate documentation.

      In the event Mr. Sachs's employment is terminated due to “disability” (as defined in the agreement) or death, Mr. Sachs (or his estate) will be entitled to receive:

•	a lump sum payment equal to the annual base salary Mr. Sachs would have received had he remained employed with the Deerfield Companies until the earlier of the first anniversary of the termination of his employment or July 21, 2009, reduced by any amounts Mr. Sachs is entitled to receive under DCM's long term disability plan, and
•	the “prorata bonus,” which is an amount equal to the lesser of: (i) 8% of D&C's actual EBITDA from the first day of the fiscal year in which the termination occurs through the last day of the month in which the termination occurs, and (ii) $5,000,000, prorated for the number of days worked by Mr. Sachs in the D&C fiscal year in which the termination occurs.

      In the event Mr. Sachs' employment is terminated by the Deerfield Companies without “cause” (as defined in the agreement) or by Mr. Sachs for good reason, Mr. Sachs will be entitled to receive:

•	a lump sum “severance benefit” in an amount equal to the lesser of: (i) $3,000,000 (or $1,500,000 in the event that, under certain circumstances, Mr. Sachs's delivers a notice to exercise a put right that requires Triarc to purchase 100% of the D&C membership interests held by his affiliates, as described in the Fourth Amended and Restated Operating Agreement of D&C dated as of June 26, 2004 (the “Operating Agreement”), which agreement is filed as Exhibit 10.4 to the Company's Current Report on Form 8-K filed on June 28, 2004), and (ii) the annual base salary Mr. Sachs would have received had he remained employed with the Deerfield Companies from the date of his termination until July 21, 2009; and
•	the prorata bonus (described above).

      In addition, a termination of Mr. Sachs' employment due to his death, by the Deerfield Companies due to disability or without cause, or by Mr. Sachs for good reason, triggers certain rights of affiliates of Mr. Sachs to require Triarc to purchase D&C membership interests held by such affiliates, as described further in the Operating Agreement.

      Under the agreement, Mr. Sachs is subject to non-competition, non-solicitation and no-hire covenants following the termination of his employment by the Deerfield Companies without cause or by Mr. Sachs for good reason until the earlier of the third anniversary of that termination and July 21, 2011. Following the termination of Mr. Sachs's employment for any other reason, Mr. Sachs is subject to non-competition, non-solicitation and no-hire covenants until July 21, 2011.

      Roland C. Smith. Mr. Smith, the President and Chief Executive Officer of ARG, is a party to an employment agreement with ARG effective as of April 17, 2006 (the “Effective Date”). The agreement provides for a three year term, unless otherwise terminated as provided therein, with annual one year extensions if Mr. Smith gives ARG written notice not later than one year preceding the then current expiration date that he wishes to extend the term and ARG, within 35 days following such notification deadline, delivers to Mr. Smith a notice of acceptance of such extension. Pursuant to the agreement, Mr. Smith's annual base salary is $1.0 million. In addition, Mr. Smith is eligible to receive bonuses each year, with a target annual bonus percentage of 100% of his annual base salary, based on the achievement by ARG of certain performance objectives, which in the case of 2006, are to be agreed upon within 60 days of the Effective Date. Additionally, Mr. Smith was awarded options to acquire 220,000 shares of the Company's Class B Common Stock, at an exercise price of $16.92 per share (the closing price of the Company's Class B Common Stock, on April 13, 2006), which options vest over a three year period from the date of commencement of employment. Subject to the approval of the Subcommittee, Mr. Smith will also receive a grant of 100,000 restricted shares of Class B Common Stock. 50% of the restricted shares will have performance vesting targets and 50% will have time vesting targets. The specific targets are to be agreed upon within 90 days of the Effective Date; provided that if no agreement is reached within that time frame, in lieu of restricted shares, options having a Black-Scholes value equal to the market price of such number of restricted shares on April 17, 2006 will be granted to Mr. Smith. ARG is responsible for certain costs relating to Mr. Smith's relocation from California to the Atlanta, GA metropolitan area.

      In the event Mr. Smith's employment is terminated by ARG without “cause” (as defined in the agreement) or by Mr. Smith for certain specified reasons (including the occurrence of a “Special Termination Event,” as defined below) the agreement provides that Mr. Smith will be entitled to receive, among other things, (i) an amount equal to 1.5 times Mr. Smith's then current base salary, payable in a lump sum within 30 days of the date of termination, provided that if it is required in order to comply with Section 409A of the Code, and any regulations or guidance thereunder, such amount will be paid in full on the six-month anniversary of the date of termination and (ii) a pro-rata bonus for the year of termination, based on Mr. Smith's target annual bonus, payable at such time as the bonus would otherwise have been payable to Mr. Smith had he remained employed, provided that if required to comply with Section 409A of the Code, such amount will be paid on the six-month anniversary of the termination of his employment. The agreement also provides that in the event that Mr. Smith's employment is terminated without “cause” by ARG or by Mr. Smith for certain specified reasons (including the occurrence of a Special Termination Event) (i) all non-vested stock options granted to Mr. Smith by the Company that would have vested had he remained employed through the later of the third anniversary of the agreement and two years will vest immediately and will remain exercisable until the earlier of one year following termination or the award's stated expiration date and (ii) Mr. Smith will automatically vest in 50% of the outstanding unvested shares of restricted stock granted to him by the Company. A “Special Termination Event” shall occur if within the 30-day period commencing 270 days following a “Change of Control” (as defined in the agreement), Mr. Smith delivers notice to ARG of his intention to terminate his employment, which termination must be effective within the time period specified in the agreement.

      If it is determined (as provided in the agreement) that any payment by ARG to Mr. Smith or for his benefit in connection with a Special Termination Event from and after a Change of Control, would be subject to the excise tax imposed by Section 4999 of the Code or to any similar tax imposed by state or local law, or any interest or penalties with respect to such excise tax, then ARG will indemnify Mr. Smith so that after payment of such taxes, interest and penalties, Mr. Smith will be in the same after-tax position as if no excise tax had been imposed.

      1999 Executive Bonus Plan

      The Company's 1999 Executive Bonus Plan is designed to provide incentive compensation for designated executive officers and key employees of the Company and its subsidiaries that is directly related to the financial performance of the Company. The plan was approved by the Company's stockholders on September 23, 1999, the Performance Goal Bonus Awards portion of the plan was re-approved by the Company's stockholders on June 9, 2004 and an amendment to the Performance Goal Bonus Awards portion of the plan was approved by the Company's stockholders on June 1, 2005. The 1999 Executive Bonus Plan, which became effective as of May 3, 1999, provides for two types of bonuses to be awarded to designated participants: “Formula Bonus Awards” and “Performance Goal Bonus Awards”. Formula Bonus Awards are based solely on the Company's financial performance using certain predetermined earnings and capitalization related criteria outlined in the plan. Performance Goal Bonus Awards are based on the Company (or operating units of the Company) achieving certain specific levels of performance with reference to one or more objective criteria outlined in the 1999 Executive Bonus Plan. Performance bonus award targets are established annually by the Performance Committee, based on specific categories of criteria set forth in the 1999 Executive Bonus Plan. Such criteria include the successful completion of acquisitions, dispositions, recapitalizations, financings and refinancings, return on the Company's investment portfolio and other market and operating performance measures, including, among other things, earnings per share, market share, margins, productivity improvement, stock price and “EBITDA”. The Performance Committee establishes the performance goals as to each participant for each plan year and, if more than one performance goal is established, the weighting of the performance goals. Messrs. Peltz and May are eligible to receive Formula Bonus Awards and each of Messrs. Peltz, May, Garden, Schorr, McCarron, Sachs and Benham has been designated by the Performance Committee as being eligible to receive a Performance Goal Bonus Award under the 1999 Executive Bonus Plan for plan year 2006. Performance Goal Bonus Awards may not exceed $5,000,000 to any single participant for any plan year. The Performance Committee may, in its sole and absolute discretion, adjust or modify the calculation of the performance goals in certain circumstances. In addition, the 1999 Executive Bonus Plan provides that the Performance Committee may reduce or eliminate a Performance Goal Bonus Award even if certain performance goals have been achieved if the Performance Committee, in its sole discretion, determines to do so. The Performance Committee may also amend, suspend, or terminate the 1999 Executive Bonus Plan or any portion thereof at any time; provided that no such amendment or alteration shall be made that would impair the rights of any participant without the participant's consent. Payments of awards under the 1999 Executive Bonus Plan are intended to be exempt from the tax deduction limitation of Section 162(m) of the Code, which generally limits deductions for compensation paid to senior executive officers to $1,000,000 per year.

      Discretionary Bonuses

      From time to time, the Compensation Committee of the Board may award discretionary or special bonuses or deferred compensation based on performance to certain executive officers. The amounts of such bonuses or deferred compensation will be based on the Compensation Committee's evaluation of each such individual's contribution.

      Deferral Plan For Senior Executive Officers of Triarc Companies, Inc.

      The Deferral Plan for Senior Executive Officers of Triarc Companies, Inc. (the “Deferral Plan”) was approved by the Compensation Committee of the Board of Directors effective December 14, 2000. Pursuant to the Deferral Plan, the Company establishes one or more bookkeeping accounts to reflect bonuses awarded to participants the payment of which has been deferred. These accounts are adjusted from time to time for earnings and investment gains and losses. Deferred bonus accounts for each participant are deemed invested in certain approved investments selected by the participant or an investment manager chosen by the Company and reasonably acceptable to the participant. The Company may replicate any deferred bonus account in a trust, in which event the value of the deferred bonus account on the books of the Company will be equal to the value of the actual approved investments related to such account in the trust. A participant may receive the value of a deferred bonus account, in cash or approved investments, or any combination thereof, from the Company upon the earliest of: (i) the first business day in January of the fourth calendar year following the calendar year in which the related bonus was awarded to the participant; (ii) no later than five business days following the participant's “separation from service” (as defined in the Deferral Plan); and (iii) such time as the payment would be deductible by the Company for Federal income tax purposes without regard to the limitation of Section 162(m) of the Code. On or before the June 30 preceding the payment date specified in clause (i) above, a participant may elect to defer such date for up to three additional whole years. A participant may make such an election more than one time. Although a participant is at all times fully vested in his or her deferred bonus accounts, participants have the status of general unsecured creditors of the Company with respect to the Company's obligation to make payment to them under the Deferral Plan and any assets contained in a trust formed under the Deferral Plan are subject to claims by creditors of the Company. Deferred bonus accounts have been established for Messrs. Peltz and May and the Company has established grantor trusts with a financial institution for the purpose of paying amounts due to Messrs. Peltz and May under the Deferral Plan. Each of these bonus accounts and trusts is currently scheduled to terminate in January 2008. The Company is aware that the re-deferral election described above will need to be amended to comply with Section 409A of the Code in respect of bonus referrals in future years, if any. No deferrals were made in 2005. The Company intends to operate the Deferral Plan in good faith compliance with Section 409A of the Code and to make any required amendment to comply with Section 409A of the Code.

      Equity Arrangements

      On November 10, 2005, the Compensation Committee of the Board of Directors of the Company unanimously approved certain equity arrangements pursuant to which the Company's management was authorized to subscribe for Class B Units representing equity interests in Triarc Deerfield Holdings, LLC (“Triarc Deerfield Holdco”), the Company's holding company for D&C, and Jurl Holdings, LLC (“Jurl Holdco”), the Company's holding company for Jurlique International Pty Ltd. (“Jurlique”). The Class B Units entitle such holder to participate in the appreciation of the Company's ownership interests in D&C and Jurlique, respectively.

      Members of the Company's senior management team, including Nelson Peltz, Peter W. May, Edward P. Garden, Brian L. Schorr and Francis T. McCarron (collectively, the “Executive Recipients”), along with other members of management (collectively, such additional members, along with the Executive Recipients, are referred to as the “Management Employees”), were eligible to subscribe for the Class B Units. The Class B Units consist of: (i) a capital interest portion, reflecting the capital contributions made by each Management Employee to subscribe for his or her Class B Units; and (ii) a profits interest portion, which reflects a holder's right to share, in the aggregate, up to 15% of the net income generated by D&C or Jurlique (subject to a 8% preferred return to the Company) and up to 15% of any investment gain derived from the sale of any or all of the equity interests in D&C or Jurlique that are owned by the Company (subject to a return of the Company's invested capital and a preferred return of 8%). Subject to certain limitations, the Executive Recipients will be entitled to share in the following percentages of the net income and investment gain generated by D&C or Jurlique (subject to a return of the Company's invested capital and preferred return): (A) Deerfield: Peltz—5.1%, May—1.875%; Garden—4.65%, Schorr—1.35%; and McCarron—1.05%; and (B) Jurlique: Peltz—6.75%; May—2.55%; Garden—2.25%; Schorr—1.35%; and McCarron—1.05%.

      The profits interest portion of the Class B Units is subject to a three-year vesting schedule, with one-third having vested on February 15, 2006, and one-third vesting on each of February 15, 2007 and

February 15, 2008. Vesting will be accelerated to 100% upon the occurrence of certain restructuring events or a change of control of Triarc. If a Management Employee resigns from the Company and its subsidiaries, then he or she will forfeit the unvested profits interest portion of his or her Class B Units, except that if such resignation occurs on or prior to the third anniversary of the acquisition by the Company of D&C or Jurlique, as the case may be, such Management Employee will only be entitled to 50% of the vested profits interest portion of his or her Class B Units. If a Management Employee is terminated for cause, he or she will forfeit all of the profits interest portion of his or her Class B Units, vested or unvested. If a Management Employee dies, suffers a permanent disability, is terminated without cause or is otherwise constructively terminated, he or she will be entitled to the vested profits interest portion of his or her Class B Units.

      Commencing on the fifth anniversary of the date of acquisition of Triarc's equity interest in Deerfield and Jurlique, respectively, the Company will periodically conduct a fair market valuation of its interest in D&C and Jurlique. Based on the valuations, each Management Employee has the right to require the Company to purchase up to all of his or her Class B Units. The purchase price will be based on the applicable valuation.

      If the Company decides to spin off or otherwise restructure D&C or Jurlique, as the case may be, with the ultimate objective of distributing to the stockholders of the Company the economic benefit of 85% or more of the Company's equity interests in such entity, the Class B Units will be converted into the equity securities of the entity that is formed to effect the restructuring and the profits interest portion of the Units will be automatically extinguished.

      If a Management Employee ceases to be employed by the Company or any of its subsidiaries or certain other extraordinary corporate events occur, the Company has the right to require the Management Employee to sell the capital interest portion and the vested profits interest portion of his or her Class B Units to the Company at their fair market value.

      If a Management Employee ceases to be employed by the Company or its affiliates, he or she has the right to require the Company to purchase the capital interest portion of his or her Class B Units for a cash purchase price at fair market value, except that if the Management Employee is terminated for cause, then the purchase price will be the lower of cost and fair market value.

Equity Participation Plan Information

      In connection with the dividend of the Class B Common Stock that was declared in August 2003 (the “Stock Dividend”), each stock option outstanding under our equity participation plans as of August 21, 2003 was adjusted so as to become exercisable for a package (the “Package Options”) consisting of one share of Class A Common Stock and two shares of Class B Common Stock. All stock options that were granted subsequent to August 21, 2003, other than options to acquire shares of Class A Common Stock (“Class A Options”) issued to non-employee directors as described in “Compensation of Directors” above, are exercisable each for one share of Class B Common Stock (the “Class B Options”).

      The following table gives information about our equity participation plans as of January 1, 2006.

	(a)	(b)	(c)		(d)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Class A Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))		Number of Class B Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans
approved by security holders(1)(5)	2,515,569 Package Options(2) 1,299,943 Class A Options 9,387,617 Class B Options	$23.39 $16.55 $13.96	3,521,419	(3)	543,094	(3)
Equity compensation plans not
approved by security holders(4)(5)	33,134 Package Options(2)	$23.47	0		0
Total	2,548,703 Package Options(2) 1,299,943 Class A Options 9,387,617 Class B Options	$23.39 $16.55 $13.96	3,521,419	(3)	543,094	(3)

(1)	1993, 1998 and 2002 Equity Participation Plans.
(2)	Each Package Option is exercisable for one share of Class A Common Stock and two shares of Class B Common Stock.
(3)	Includes securities issuable to directors as fees in lieu of cash.
(4)	1997 Equity Participation Plan.
(5)	In addition to options granted pursuant to our equity participation plans, in connection with the acquisition of RTM in July 2005 the Company issued 774,066 options to acquire shares of Class B Common Stock to employees of RTM (who are currently employees of ARG) to replace then existing options that they held to purchase shares of RTM (the “Replacement Options”). These Replacement Options have a weighted average exercise price of $8.92.

      Amended and Restated 1993 Equity Participation Plan

      The Triarc Companies, Inc. 1993 Equity Participation Plan was approved by the Board of Directors on April 24, 1993, was approved by the Company's stockholders on October 27, 1993 and was amended and restated in May 2005. The 1993 Plan provided for the grant of options to purchase Class A Common Stock, stock appreciation rights (“SARs”), restricted shares of Class A Common Stock and, to non-employee directors of Triarc, at their option, shares of Class A Common Stock in lieu of annual retainer fees and/or Board of Directors or committee meeting attendance fees (“Fees”) that would otherwise be payable in cash. Directors, selected officers and key employees of, and key consultants to, Triarc and its subsidiaries were eligible to participate in the 1993 Plan. A maximum of 10,000,000 shares of Class A Common Stock (subject to certain adjustments) were authorized to be delivered by the Company pursuant to options, SARs and restricted shares granted under the 1993 Plan. The term during which awards could be granted under the 1993 Plan expired on April 24, 1998. As a result of the Stock Dividend, all outstanding options under the 1993 Plan at August 21, 2003 were adjusted so as to be exercisable for one share of Class A Common Stock and two shares of Class B Common Stock (i.e., Package Options). As of April 13, 2006, Package Options to acquire a total of 521,000 shares of Class A Common Stock and 1,042,000 shares of Class B Common Stock were outstanding under the 1993 Plan. The 1993 Plan is administered by the Performance Committee.

      Amended and Restated 1997 Equity Participation Plan

      The Triarc Companies, Inc. 1997 Equity Participation Plan was approved by the Executive Committee of the Board of Directors on December 11, 1997 and was amended and restated in May, 2005. The 1997 Plan provided for the granting of stock options to purchase shares of Class A Common Stock. Participants in the 1997 Plan were limited to selected key employees and consultants of Triarc, its subsidiaries and affiliates who are important to the success and growth of the Company, its subsidiaries and affiliates, but who were not “directors,” “executive officers” or “officers” of Triarc. A maximum of 500,000 shares of Class A Common Stock were authorized to be issued under the 1997 Plan. The term during which options could be granted under the 1997 Plan expired on December 11, 2002. As a result of the Stock Dividend, all outstanding options under the 1997 Plan at August 21, 2003 were adjusted so as to be exercisable for one share of Class A Common Stock and two shares of Class B Common Stock (i.e. Package Options). As of April 13, 2006, Package Options to acquire a total of 25,801 shares of Class A Common Stock and 51,602 shares of Class B Common Stock, were outstanding under the 1997 Plan. The 1997 Plan is administered by the Compensation Committee.

      Amended and Restated 1998 Equity Participation Plan

      The Triarc Companies, Inc. 1998 Equity Participation Plan was approved by the Board of Directors on March 10, 1998, was approved by the Company's stockholders on May 6, 1998 and was amended and restated in May, 2005. The 1998 Plan replaced the 1993 Plan pursuant to which awards could no longer be granted after April 24, 1998. The 1998 Plan provides for the granting of stock options, SARs and restricted stock to officers and key employees of, and consultants to, Triarc and its subsidiaries and affiliates. The 1998 Plan provides for automatic awards of options to non-employee directors of Triarc and permits non-employee directors to elect to receive all or a portion of their Fees in shares of Class A Common Stock. A maximum of 5,000,000 aggregate shares of Class A Common Stock (subject to certain adjustments) were authorized to be delivered on the exercise of options or SARs or upon a director's election to receive Fees in Triarc shares pursuant to the 1998 Plan. The term during which awards could be granted under the 1998 Plan expired on April 30, 2003. As a result of the Stock Dividend, all outstanding options under the 1998 Plan at August 21, 2003 were adjusted so as to be exercisable for one share of Class A Common Stock and two shares of Class B Common Stock (i.e., Package Options). As of April 13, 2006, Package Options to acquire a total of 1,911,734 shares of Class A Common Stock and 3,823,468 shares of Class B Common Stock were outstanding under the 1998 Plan. The 1998 Plan is administered by the Performance Committee.

      Amended and Restated 2002 Equity Participation Plan

      The Triarc Companies, Inc. 2002 Equity Participation Plan was approved by the Board of Directors on April 25, 2002, was approved by the Company's stockholders on June 4, 2002 and was amended and restated in May, 2005. The 2002 Plan provides for the granting of stock options, SARs, restricted stock and restricted share units to officers, key employees of, and consultants to, the Company and its subsidiaries and affiliates. The 2002 Plan also provides for automatic awards of options to non-employee directors of the Company and permits non-employee directors to elect to receive all or a portion of their Fees, in shares of Class A Common Stock. Subject to certain anti-dilution adjustments, a maximum of 5,000,000 aggregate shares of Class A Common Stock and 10,000,000 aggregate shares of Class B Common Stock may be granted as restricted shares or restricted share units or to be delivered on the exercise of options or SARs or upon a director's election to receive Fees in Triarc shares pursuant to the 2002 Plan. The Company is proposing an amendment to the 2002 Plan pursuant to which the maximum number of shares of Class A Common Stock available for grant under the 2002 Plan would be reduced by 3,000,000 to 2,000,000 and the number of shares of Class B Common Stock subject to the 2002 Plan would be increased by 3,000,000 to 13,000,000. (See Proposal (2) below). In addition, the maximum number of shares of Class A Common Stock and Class B Common Stock that may be granted as restricted shares, options or SARs to any individual in a calendar year is 1,000,000 shares and 2,000,000 shares, respectively. The 2002 Plan replaced the 1997 Equity Participation Plan, the term during which options may be granted thereunder expired on December 11, 2002, and the 1998 Equity Participation Plan, the term during which options may be granted thereunder expired on April 30, 2003. As a result of the Stock Dividend, all outstanding options under the 2002 Plan at August 21, 2003 were adjusted so as to be exercisable for one share of Class A Common Stock and two shares of Class B Common Stock (i.e., Package Options). As of April 13, 2006, (i) Package Options to acquire a total of 24,000 shares of Class A Common Stock and 48,000 shares of Class B Common Stock, (ii) 1,299,943 options to acquire shares of Class A Common Stock, (iii) 9,440,419 options to purchase Class B Common Stock; (iv) 99,437 restricted shares of Class A Common Stock and (v) 486,615 restricted shares of Class B Common Stock were outstanding under the 2002 Plan. The 2002 Plan is administered by the Performance Committee. The term during which awards may be granted under the 2002 Plan will expire on June 4, 2012.

      Options Granted in Fiscal 2005

      The following table sets forth certain information with respect to options to purchase shares of Class A Common Stock granted to the Named Officers in the fiscal year ended January 1, 2006. No SARs were granted to any of the Named Officers.

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options/SARs to Purchase Class A Common Stock Granted(#)(1)	% of Total Options to Purchase Class A Common Stock Granted to Employees in Fiscal Year(2)		% of Total Options to Purchase Class B Common Stock Granted to Employees in Fiscal Year(2)		Exercise or Base Price ($ Per Share)	Expiration Date	Grant Date Present Value($)(3)
Nelson Peltz	433,626 (Class A)(4) 170,116 (Class A)(4) 131,411 (Class A)(4) 108,457 (Class A)(4) 867,253 (Class B)(4) 340,231 (Class B)(4) 262,824 (Class B)(4) 216,912 (Class B)(4) 1,800,000 (Class B)(5)	34.5 13.5 10.5 8.6 — — — — — —	% % % %	— — — — 12.4 4.9 3.8 3.1 25.8	% % % % %	$16.78 $16.78 $16.78 $16.78 $14.94 $14.94 $14.94 $14.94 $15.09	01/01/2009 12/06/2011 12/22/2009 12/12/2007 01/01/2009 12/06/2011 12/22/2009 12/12/2007 02/15/2015	1,023,357 564,785 358,752 203,899 2,471,671 1,296,280 848,922 503,236 7,164,000
Peter W. May	322,815 (Class A)(4) 47,518 (Class A)(4) 645,630 (Class B)(4) 95,036 (Class B)(4) 900,000 (Class B)(5)	25.7 3.8 — — —	% %	— — 9.2 1.4 12.9	% % %	$16.78 $16.78 $14.94 $14.94 $15.09	01/01/2009 12/22/2009 01/2009 12/22/2009 2/15/2015	761,843 129,724 1,840,046 306,966 3,582,000
Edward P. Garden	600,000 (Class B)(5)	—		8.6%		$15.09	02/15/2015	2,388,000
Brian L. Schorr	225,000 (Class B)(5)	—		3.2%		$15.09	02/15/2015	895,000
Francis T. McCarron	215,000 (Class B)(5)	—		3.1%		$15.09	02/15/2015	855,700
Gregory H. Sachs	—	—		—		—	—	—

(1)	All options granted to Named Officers during fiscal 2005 were granted under the 2002 Plan. The option agreements evidencing options to purchase shares of Class A Common Stock or Class B Common Stock, as applicable, awarded to directors of Triarc, the Chairman and Chief Executive Officer, the President and Chief Operating Officer, and all officers of Triarc at the level of Senior Vice President or above provide that the options may be transferred by the optionee pursuant to a domestic relations order or to certain permitted transferees and provide that the Named Officer may, on certain terms and conditions, defer receipt of the shares underlying the options upon exercise of the options.
(2)	The percentages are based on the aggregate number of options granted in fiscal 2005 to purchase Class A Common Stock and Class B Common Stock, as applicable, but do not include in the case of the Class B Options, the Replacement Options issued in connection with the acquisition of RTM.
(3)	These values were calculated using a Black-Scholes option pricing model. The actual value, if any, that a Named Officer may realize will depend on the excess, if any, of the stock price over the exercise price on the date the options are exercised, and no assurance exists that the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The following assumptions were used to calculate the present value of the options granted in the last fiscal year:

Option Shares Granted		Expiration Date	Expected Option Term	Risk Free Interest Rate	Stock Price Volatility Factor	Dividend Yield
756,441 (Class A	)	01/01/2009	3.0 years	4.39%	17.36%	2.11%
170,116 (Class A	)	12/06/2011	5.9 years	4.39%	17.36%	2.11%
178,929 (Class A	)	12/22/2009	4.0 years	4.39%	17.36%	2.11%
108,457 (Class A	)	12/12/2007	2.0 years	4.39%	17.36%	2.11%
1,512,883 (Class B	)	01/01/2009	3.0 years	4.39%	26.63%	2.46%
340,231(Class B	)	12/06/2011	5.9 years	4.39%	26.63%	2.46%
357,860 (Class B	)	12/22/2007	4.0 years	4.39%	26.63%	2.46%
216,912 (Class B	)	12/12/2007	2.0 years	4.40%	26.63%	2.46%
3,740,000 (Class B	)	02/15/2015	7.0 years	3.86%	28.10%	2.63%

(4)	As part of the December 2005 Transactions (see “Certain Employment Arrangements with Executive Officers—Nelson Peltz and Peter May” above) the Subcommittee granted new stock options to Mr. Peltz and Mr. May since the withholding of Company stock from the distribution from the Deferral Trusts in order to pay statutory withholding taxes put Mr. Peltz and Mr. May at an unintended economic disadvantage relative to future price appreciation in Company stock. Specifically, the Subcommittee granted to Mr. Peltz under the 2002 Plan options to purchase an aggregate of 433,626 shares of Class A Common Stock and 867,253 shares of Class B Common Stock, and granted to Mr. May under the 2002 Plan options to purchase an aggregate of 322,815 shares of Class A Common Stock and 645,630 shares of Class B Common Stock. The options are exercisable at a price per share equal to the closing prices of Class A and Class B Common Stock on December 29, 2005 ($16.78 and $14.94 per share, respectively), were fully vested and exercisable at grant, and expire on January 1, 2009.
The Subcommittee also granted additional stock options to Messrs. Peltz and May on the exercise of (and in consideration of) the options described in footnote (5) to the table entitled “Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values” below, to make up for the fact that the use of shares of Company common stock owned by them to pay the option exercise price, and the withholding of shares of Company common stock to satisfy required tax withholding, put Messrs. Peltz and May at an unintended economic disadvantage relative to future price appreciation in shares of Company common stock. Specifically, it granted to Mr. Peltz under the 2002 Plan options to purchase 409,984 shares of Class A Common Stock and 819,967 shares of Class B Common Stock, and granted to Mr. May under the 2002 Plan options to purchase 47,518 shares of Class A Common Stock and 95,036 shares of Class B Common Stock. These stock options permit Messrs. Peltz and May to purchase the same number of shares of Class A Common Stock and Class B Common Stock that each used to pay the applicable exercise price and tax withholding in connection with this exercise of stock options. These new stock options were granted with exercise prices equal to the closing prices per share of Class A Common Stock and Class B Common Stock on December 29, 2005 ($16.78 and $14.94 per share, respectively), were fully vested and exercisable at grant, and expire on the same dates and under the same circumstances as the corresponding exercised options. See the table below entitled “Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values” and “CEO and COO Compensation Arrangements” in the Executive Compensation Report of the Compensation Committee and Performance Compensation Subcommittee above.

(5)	One-third of these grants to Messrs. Peltz, May, Garden, Schorr and McCarron, were initially to vest on each of the first, second and third anniversaries of the date of grant. On December 29, 2005, the Performance Committee determined to vest all such options immediately. The options were “underwater” on that date. The options are exercisable at any time prior to the tenth anniversary of the date of grant, however, the shares received upon such exercise may not be sold until the earlier of the date that such options would have vested under the original vesting schedule for such options or the date that the holder of such shares is no longer employed by Triarc or any of its affiliates.

      Option Values at End of Fiscal 2005

      The following table sets forth certain information concerning each exercise of options by the Named Officers during fiscal 2005, the number of shares underlying options granted to the Named Officers as of the end of fiscal 2005, as well as the exercisable and unexercisable in-the-money options granted to the Named Officers and outstanding as of the end of fiscal 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

							Number of Securities Underlying Options at Fiscal Year-End(#)				Value of Unexercised In-The-Money Options at Fiscal Year-End($)(3)
	Shares Acquired on Exercise(1)(4)(5)(6)						Exercisable		Unexercisable
Name	Class A		Class B		Value Realized ($)(2)		Class A	Class B	Class A	Class B	Exercisable	Unexercisable
Nelson Peltz	730,411	(4)	1,460,822	(4)	19,988,241	(4)(5)(6)	1,688,199	5,176,398	-0-	-0-	18,871,980	-0-
Peter W. May	169,188	(4)	338,376	(4)	5,747,725	(4)(5)(6)	1,076,145	3,052,290	-0-	-0-	16,733,273	-0-
Edward P. Garden	-0-		-0-		-0-		-0-	700,000	-0-	50,000	216,000	180,000
Brian L. Schorr	-0-		-0-		-0-		201,666	628,332	-0-	-0-	4,805,564	-0-
Francis T. McCarron	-0-		-0-		-0-		115,000	445,000	-0-	-0-	2,405,538	-0-
Gregory H. Sachs	-0-		-0-		-0-		-0-	-0-	-0-	-0-	-0-	-0-

(1)	Each of the options exercised in 2005 by Messrs. Peltz and May was a Package Option.
(2)	This amount is the aggregate of the market value of (i) one share of Class A Common Stock with respect to Class A Options, (ii) one share of Class B Common Stock with respect to Class B Options and (iii) one share of Class A Common Stock and two shares of Class B Common Stock with respect to Package Options at the time each stock option was exercised minus the exercise price for that option.
(3)	Messrs. Peltz and May have been granted Package Options, Class A Options and Class B Options. Messrs. Schorr and McCarron have been granted Package Options and Class B Options. Messrs. Garden and Benham have been granted Class B Options. With respect to Package Options, the market value is the aggregate of the market value on December 30, 2005 (the last trading day during fiscal 2005) of the one share of Class A Common Stock and two shares of Class B Common Stock underlying the options minus the exercise price of the options. With respect to Class A Options and Class B Options, this amount is the market value on December 30, 2005 of the shares of Class A Common Stock and Class B Common Stock, respectively, underlying the options minus the exercise price of the Class A and Class B Options respectively. On December 30, 2005, the last trading day during fiscal 2005, the closing prices of Class A Common Stock and Class B Common Stock on the New York Stock Exchange were $16.74 and $14.85 per share, respectively.

(4)	On December 6, 2005 (the “December 6 Exercises”) Messrs. Peltz and May exercised 150,000 and 100,000 Package Options, respectively. The exercise prices of the December 6 Exercises were paid with 99,006 and 66,004 shares of Class B Common Stock owned by Messrs. Peltz and May, respectively. The amount set forth in the chart does not reflect 84,635 shares of Class A Common Stock and 70,265 shares of Class B Common Stock that were withheld from Mr. Peltz's December 6 Exercise to satisfy minimum statutory taxes. The amount set forth in the chart does not reflect 60,202 shares of Class A Common Stock and 54,202 shares of Class B Common Stock that were withheld from Mr. May's December 6 Exercise to satisfy minimum statutory taxes. Based on the closing prices of the Company's Class A Common Stock and Class B Common Stock on December 6, 2005, the value realized by Mr. Peltz with respect to the December 6 Exercises was $5,621,250 and the value realized by Mr. May with respect to the December 6 Exercises was $3,747,500.
(5)	As part of the December 2005 Transactions, Mr. Peltz exercised 580,411 Package Options previously granted to him, and Mr. May exercised 69,188 Package Options previously granted to him. In connection with each such exercise, the Subcommittee exercised its authority under the applicable equity plans to (i) allow Messrs. Peltz and May to pay the exercise price for the options by tendering to the Company shares of Company common stock owned by them for more than six months prior to the exercise and (ii) withhold shares of Company common stock from the option exercises to satisfy minimum statutory withholding taxes. The amount set forth in the Chart does not reflect 409,984 shares of Class A Common Stock and 819,967 shares of Class B Common Stock that were withheld from the shares to be delivered to Mr. Peltz, and 47,518 shares of Class A Common Stock and 95,036 shares of Class B Common Stock that were withheld from the shares to be delivered to Mr. May. Based on the closing prices of the Company's Class A Common Stock and Class B Common Stock on December 29, 2005, the value realized by Mr. Peltz with respect to the options exercised as part of the December 2005 Transactions was $14,366,991 and the value realized by Mr. May with respect to the options exercised as part of the December 2005 Transactions was $2,000,225.
(6)	On each of April 23, 2003, February 27, 2004, April 20, 2004 and November 29, 2004, Messrs. Peltz and May exercised stock options. Delivery to Messrs Peltz and May of the shares of Class A Common Stock and Class B Common Stock issuable upon such exercises was deferred pursuant to procedures adopted by the Performance Committee in November 2002 and such shares were delivered to the Defeeral Trusts. As part of the December 2005 Transactions, the Deferral Trusts established to hold these shares were terminated and 1,017,071 shares of Class A Common Stock and 2,034,132 shares of Class B Common Stock were delivered to Mr. Peltz and 678,047 shares of Class A Common Stock and 1,356,088 shares of Class B Common Stock were delivered to Mr. May. Based on the closing prices of the Class A Common Stock and Class B Common Stock on December 29, 2005, the value realized by Mr. Peltz as a result of the delivery of his shares was $49,184,062 (including approximately $1,727,678 of accrued dividends on such shares) and the value realized by Mr. May as a result of the delivery of his shares was $32,789,368 (including approximately $1,151,786 of accrued dividends on such shares). See “CEO and COO Compensation Arrangements” in the Executive Compensation Report of the Compensation Committee and Performance Compensation Subcommittee above.

Long-Term Incentive Plan Awards In Last Fiscal Year

      No awards were made during fiscal 2005 to any Named Officer pursuant to any long-term incentive plan.

Compensation Committee Interlocks and Insider Participation

      Mr. Levato was appointed to the Compensation Committee of the Board of Directors in July 1997. Mr. Levato has been a director of the Company since July 1996 and retired as Executive Vice President and Chief Financial Officer of the Company in August 1996. Mr. Levato is not a member of the Performance Committee.

AUDIT COMMITTEE REPORT*

      In accordance with its written charter, the Audit Committee assists the Board in oversight of the accounting, auditing, and financial reporting practices of the Company. The Audit Committee consists of four independent members (as independence is defined by the rules of the New York Stock Exchange). The Company’s management is responsible for the financial reporting process and for preparing the Company’s financial statements and the Company’s outside auditors are responsible for performing an independent audit of such financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors that the financial statements have been prepared in conformity with generally accepted accounting principles.

      In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended January 1, 2006 with management and Deloitte & Touche LLP, the Company’s independent auditors. The Audit Committee also discussed with Deloitte & Touche all matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, and, with and without management present, discussed and reviewed the results of Deloitte & Touche’s examination of the Company’s financial statements.

      Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, management is required to prepare a report as to its assessment of the effectiveness of the Company’s internal control over financial reporting as of January 1, 2006 and Deloitte & Touche is to prepare an attestation report with respect to management’s assessment. During the course of fiscal 2005, management completed the documentation, testing and evaluation of the Company’s internal control over financial reporting of the Company and its subsidiaries, other than the RTM Restaurant Group (“RTM”), a business that the Company acquired on July 25, 2005, and AFA Service Corporation (“AFA”), an independently controlled advertising cooperative in which the Company has voting interests of less than 50%, but which it consolidates because the Company is deemed to be the primary beneficiary under accounting principles generally accepted in the United States of America. The Audit Committee reviewed and discussed with management its report regarding its assessment of the effectiveness of the Company’s internal control over financial reporting as of January 1, 2006, and reviewed and discussed with Deloitte & Touche its attestation report as to management’s assessment. Management’s assessment report and Deloitte’s attestation report are included in the Company’s Annual Report on Form 10-K for the year ended January 1, 2006.

      The Audit Committee received from Deloitte & Touche a written statement regarding all relationships between Deloitte & Touche and the Company that might bear on the Deloitte & Touche’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as amended. The Audit Committee discussed with Deloitte & Touche any relationships that may have an impact on their objectivity and independence and satisfied

*	This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference into such other filing.

itself as to Deloitte & Touche’s independence. The Audit Committee also considered whether the provision of services by Deloitte & Touche to the Company not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company’s Forms 10-Q is compatible with maintaining Deloitte & Touche’s independence.

      Based on the above-mentioned review and discussions with management and Deloitte & Touche and subject to the limitations on the role of the Audit Committee and the Audit Committee’s responsibility described above and in the Audit Committee’s written charter, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2006.

The Audit Committee:

Joseph A. Levato (Chairman)
David E. Schwab II
Raymond S. Troubh
Jack G. Wasserman

Stock Price Performance Graph(*)

TRIARC COMPANIES, INC.
Comparison of 5-Year Cumulative Total Return:
Triarc vs. S&P 500 Index and S&P Small Cap 600 Index

      The following graph compares the cumulative five year total return of Triarc’s Class A Common Stock, and the total return of Triarc’s Class B Common Stock since its initial issuance in September 2003, with the S&P 500 Index and the S&P Small Cap 600 Index (the “Peer Group”). The Peer Group has been selected because the Company does not believe it can reasonably identify a peer group comprised of publicly-traded companies focused, during the applicable period, on non-alcoholic beverages, asset management and restaurants that are comparable to the Company in terms of revenues or product mix. Accordingly, the Company has chosen the Peer Group on the basis of comparing the Company’s performance to that of the companies with similar market capitalizations comprising the S&P Small Cap 600 Index. The stockholders’ returns set forth below assume an initial investment of $100 and that all dividends have been reinvested.

D

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L

A

R

S

300

150

250

200

50

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Dec00

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Dec05

TRIARC COS INC -CL A

TRIARC COS INC -CL B

S&P 500 INDEX

S&P SMALLCAP 600 INDEX

Dec04

YEARS ENDING

(*) The stock price performance graph does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates the stock price performance graph by reference into such other filing.

Certain Relationships and Related Transactions

      On January 20, 2005, Encore Capital Group, Inc. (“Encore”), filed an effective registration statement on Form S-3 pursuant to which certain selling stockholders of Encore, including Madison West Associates Corp., a wholly-owned subsidiary of the Company (“Madison West”), and certain officers and directors of the Company (or entities controlled by them and immediate family members), sold an aggregate of 1,535,587 shares of the common stock of Encore (the “January 2005 Offering”). Of the 1,535,587 shares sold in the January 2005 Offering: (i) 604,790 were sold by Madison West; (ii) 581,310 shares were sold by the Nelson Peltz Children’s Trust (of which Mr. Peltz is a co-trustee); (iii) 964 shares were sold by the Peltz Family Limited Partnership (of which Mr. Peltz is a general partner); (iv) 145,569 shares were sold by each of the Leslie A. May 1998 Trust and the Jonathan P. May 1998 Trust (Mr. Peter May was a co-trustee of both trusts prior to the dissolution of such trusts in 2005); and (v) 57,385 shares were sold by Mr. Garden. The proceeds received pursuant to the January 2005 Offering by the above-referenced selling stockholders (excluding discounts and commissions to underwriters) was (i) $12,095,800 by Madison West, (ii) $11,626,200 by the Nelson Peltz Children’s Trust, (iii) $19,280 by the Peltz Family Limited Partnership, (iv) $2,911,380 by the Leslie A. May 1998 Trust, (v) $2,911,380 by the Jonathan P. May 1998 Trust and (vi) $1,147,700 by Mr. Garden.

      Pursuant to the terms of a Restricted Stock Agreement (the “Restricted Stock Agreement”), dated as of October 29, 2004, the Company made a restricted stock award of 90,000 shares of Encore Common Stock owned by it to a then officer of the Company, other than one of the Company’s executive officers, who began serving on Encore’s board of directors. Such award reduced the Company’s then current ownership of Encore Common Stock by 1.2% to 7.2%. The award was to vest over a three-year period from the date of grant, subject to such employee’s continued employment with the Company. The officer resigned from the Company in December 2004, but agreed to continue to serve as a director of Encore. In consideration of his continued service as a director of Encore on behalf of the Company, the Restricted Stock Agreement was amended to provide that the remaining unvested portion of the award would not be immediately forfeited, but rather would vest in whole, in part or not at all, on October 29, 2005, in the sole discretion of the Audit Committee and Compensation Committee. On October 17, 2005, the Audit Committee and Compensation Committee agreed to the vesting of such award and the remaining portion of the award was delivered to such former officer.

      As part of its overall retention efforts, the Company has provided certain of its officers and employees with the opportunity to co-invest in some of the investment opportunities available to the Company. In connection therewith, prior to the enactment of the Sarbanes-Oxley Act of 2002, the Company advanced a portion of the funds for the purchases by certain of its officers and employees in four co-investments, EBT Holding Company, LLC (“EBT”), 280 KPE Holdings, LLC (“280 KPE”), K12 Inc. and 280 BT Holdings LLC (“280 BT”). In connection with these four investments, the Company received notes due the Company in the original face amount of $4,046,000, in the aggregate (of which $1,889,776 was outstanding as of April 1, 2006), of which one-half of the principal amount of these notes (or $944,888 as of April 1, 2006), is non-recourse. The notes bear interest at the prime rate adjusted annually. During 2005, the largest outstanding principal amount owed to the Company by Messrs. Peltz and May pursuant to the notes was $888,888 and $888,888, respectively, in connection with these investments (of which the same amounts remained outstanding as of April 1, 2006). Under the Sarbanes-Oxley Act of 2002, the Company may not make any new loans to its executive officers and the Company’s co-investment policy no longer permits loans.

      As of January 1, 2006, the Company owned 63.6% of the capital interests and of the membership interests of at least 52.5% in future profits (the “Profit Interests”) in D&C. As discussed above (see “Equity Arrangements”) in November 2005, the Compensation Committee authorized the Company to enter into equity arrangements pursuant to which members of the Company’s management subscribed for equity interests in the Company’s holding in D&C. In addition to the interests subscribed for by the Named Officers (see “Equity Arrangements” above), interests were subscribed for by Messrs. Essner, Rosen and Schaefer and Ms. Tarbell. The remaining economic interests in D&C were owned directly or indirectly by executives of Deerfield, including approximately 24.9% by Mr. Sachs. In connection with the acquisition of D&C, commencing July 22, 2009, the Company will have certain rights to acquire the economic interests of D&C owned by Mr. Sachs and another executive officer of Deerfield, which aggregate 35.5% of the capital interests and 34.3% of the Profit Interests. In addition, commencing July 22, 2007, Mr. Sachs, and another executive officer of Deerfield will have certain rights to require the Company to acquire their economic interests. In each case, the rights are generally exercisable at a price equal to the then current fair market value of those interests and are subject to acceleration under certain circumstances. See “Certain Employment Arrangements with Executive Officers—Gregory H. Sachs” above.

      In November 2005 the Compensation Committee authorized the Company to enter into equity arrangements pursuant to which members of the Company’s management subscribed for equity interests in the Company’s holdings in Jurlique. In addition to the interests subscribed for by the Name Officers (see “Equity Arrangements” above), interests were subscribed for by Messrs. Essner, Rosen and Schaefer and Ms. Tarbell.

      In December 2004, Deerfield Triarc Capital Corp., a newly formed real estate investment trust (the “REIT”) managed and advised by Deerfield, completed a private placement of its common stock. In connection with the private placement, the Company acquired 1,000,000 shares and Messrs. Garden, Sachs and Schorr acquired 16,750, 33,500 and 5,000 shares, respectively. Each of the Company and Messrs. Garden, Sachs and Schorr paid $15.00 per share, the same price per share as paid by unaffiliated investors in the private placement. In June 2005, the REIT completed an initial public offering of its securities. In December, 2005, a registration statement relating to the resale of the shares acquired by the investors in the private placement, including 1,000,000 shares, 16,750 shares, 33,500 shares and 5,000 shares to be sold by the Company and Messrs. Garden, Sachs and Schorr, respectively, was declared effective.

      In connection with the July 2004 acquisition by the Company of its interest in D&C, the Company agreed to invest $100 million in Deerfield Opportunities Fund, LLC, an investment fund managed by Deerfield (the “Opportunities Fund”), and Mr. Sachs, through an affiliate, agreed to invest approximately $4.3 million in the Opportunities Fund. The Opportunities Fund commenced operations in October 2004. At March 31, 2006, the Company owned an aggregate 73.7% direct and indirect interest in the Opportunities Fund and Mr. Sachs owned a 3.2% interest in the Opportunities Fund. In February 2005, the Company withdrew approximately $4.8 million from the Opportunities Fund and effective as of March 1, 2005, such funds were invested in DM Fund, LLC, a newly formed investment fund managed by Deerfield (the “Macro Fund”). Certain executives of Deerfield, including Mr. Sachs who, through an affiliate, invested approximately $200,000, also invested in the Macro Fund. At March 31, 2006, the Company owned a 93.3% indirect interest in the Macro Fund and Mr. Sachs owned a 4.0% indirect interest in the Macro Fund.

      Pursuant to his employment agreement, Mr. Sachs is entitled to be reimbursed for certain expenses incurred by him with respect to the use of the Aircraft for business purposes. In 2005, Deerfield reimbursed Mr. Sachs for $617,000 of such expenses. See “Certain Employment Arrangements with Executive Officers—Gregory H. Sachs” above.

      Prior to the July 2004 acquisition by the Company of its interest in D&C, certain members of D&C’s management, including Mr. Sachs and his affiliates (who invested an aggregate of approximately $1.2 million in three transactions), acquired all or a portion of the equity tranche of securities issued in connection with the formation of certain of the CDOs (collateralized debt obligations) that are currently managed by Deerfield.

      Mr. May and the Company’s wholly-owned subsidiary, Sybra, Inc., have an interest in a franchisee that owns one Arby’s restaurant. That franchisee is a party to a standard Arby’s franchise license agreement and pays to Arby’s fees and royalty payments that unaffiliated third-party franchisees pay. Mr. May acquired his interest in the franchisee prior to the acquisition by the Company of Sybra in December 2002. Under an arrangement that pre-dated the Sybra acquisition, Mr. May contributed all of the capital in the franchisee and Sybra manages the restaurant for the franchisee. Under the pre-existing arrangement, Sybra agreed to waive its management fee until Mr. May’s capital is returned.

      At the request of Messrs. Nelson Peltz and Peter May, the Company engaged Andrew Peltz, a son of Nelson Peltz, as investment manager for the deferred bonus accounts established for Messrs. Peltz and May under the Deferral Plan (described above) until November 30, 2005. The Company paid Andrew Peltz a fee (approximately 1% per annum) based on the value, at the end of each month, of the trusts established with respect to the liabilities to Messrs. Peltz and May pursuant to the Deferral Plan. Messrs. Peltz and May will ultimately bear the cost of such fees ($325,600 with respect to 2005) through a concurrent reduction of their deferred bonus accounts. In addition, since February 1, 2004, the Company has been renting office space on a month to month basis to an affiliate of Andrew Peltz. Such affiliate pays rent (which includes all utilities and other charges) for the space in an amount equal to base rent paid by the Company for such space (approximately $875 per month).

      On November 1, 2005, Messrs. Peltz, May and Garden (collectively, the “Principals”) started a series of equity investment funds (the “Funds”) that are separate and distinct from the Company and that are being managed by the Principals and other senior officers of the Company (the “Employees”) through a management company (the “Management Company”) formed by the Principals. The Principals and the Employees continue to serve as officers of, and receive compensation from, the Company. The Company is making available the services of the Principals and the Employees, as well as certain support services including investment research, legal, accounting and administrative services, to the Management Company. The length of time that these management services will be provided has not yet been determined. The Company is being reimbursed by the Management Company for the allocable cost of these services, including an allocable portion of salaries, rent and various overhead cost for periods both before and after the launch of the Funds. Such reimbursement with respect to 2005 amounts to $775,000. The Special Committee, which is comprised of independent members of the Company’s Board of Directors, has reviewed and considered these arrangements and unanimously approved the allocation of costs and reimbursement for 2005.

      In December 2005, the Company invested $75,000,000 in an account which is managed by the Management Company and co-invests on a parallel basis with the Funds. The Principals and certain Employees have invested in the Funds and certain Employees may invest additional amounts in the

Funds or in an account to be managed by the Management Company. The Management Company has agreed not to charge the Company, the Principals or the Employees any management fees with respect to their investments. Further, the Principals and the Employees will not pay any incentive fees and the Company will not pay any incentive fees for the first two years and, thereafter, will pay lower incentive fees than those generally charged to other investors in the Funds. The Company is entitled to withdraw its investment quarterly upon 65 days’ prior written notice. The Special Committee unanimously recommended the Company’s investment on these terms to the executive committee of the Company’s Board of Directors, which in turn unanimously approved such investment, with the Executives abstaining from the vote.

      On July 25, 2005, the Company entered into two lease arrangements through February 2006 and April 2006, respectively, for RTM’s previous corporate office facilities with entities owned by certain selling stockholders of RTM, including Mr. Umphenour. The combined monthly rent was $54,000 plus real estate taxes and operating costs and aggregated $283,000 during 2005.

      In connection with the RTM Acquisition, the Company provides certain management services to certain affiliates of RTM that the Company did not acquire in July 2005 (the “RTM Affiliates”) including information technology, risk management, accounting, tax and other management services. Mr. Umphenour has an equity interest in such RTM Affiliates. The Company charges a monthly fee of $36,000 plus out-of-pocket expenses for such services which aggregated $193,000 during 2005. This services agreement may be terminated by either party after February 1, 2006 upon 30 days notice. In addition, the Company continues to have limited transactions with certain of the RTM Affiliates, which during 2005, resulted in the Company receiving rental income of $26,000 for a restaurant leased to one of the RTM Affiliates and paying royalties of $10,000 related to the use of a brand owned by one of the RTM Affiliates in four Company-owned restaurants. RTM remains contingently liable for certain lease obligations aggregating approximately $36,000,000 that it had guaranteed prior to the RTM Acquisition on behalf of certain affiliates, including entities in which Mr. Umphenour has an equity interest. However, the Company has been indemnified by the selling stockholders of RTM, including Mr. Umphenour, for any future payments the Company may be required to make under such guarantees.

      In connection with the RTM Acquisition, a portion of the cash purchase price paid by the Company was used to repay promissory notes and related accrued interest owed by RTM to certain former stockholders of RTM, including $11,821,000 of principal and accrued interest to Douglas Benham, the former President and Chief Executive Officer of ARG, who, prior to joining the Company in January 2004, had been a former officer, director and stockholder of RTM.

      In 2005, the Company made charitable contributions of $1,303,000 to The Arby’s Foundation, Inc., a not-for-profit charitable foundation in which the Company has non-controlling representation on the board of directors, $115,000 to the Simon Wiesenthal Center, of which Mr. Peltz is a Co-Chairman, and $80,000 to Carnegie Hall, of which Mr. May is a trustee. In 2005 the Company also made charitable contributions of $25,000 to the Intrepid Museum Foundation and $175,000 to the Intrepid Fallen Heroes Fund and pledged to make an additional charitable contribution of $175,000 in 2006, to the Intrepid Fallen Heroes Fund. Mr. Peltz is a trustee of the Intrepid Museum Foundation.

PROPOSAL 2.
ADOPTION OF AMENDMENT TO THE AMENDED AND RESTATED 2002
EQUITY PARTICIPATION PLAN TO INCREASE THE NUMBER OF
SHARES ISSUABLE UNDER THE PLAN

      Our stockholders are being asked to approve an amendment (the “Amendment”) to the Amended and Restated 2002 Equity Participation Plan (the “2002 Plan”), which Amendment will reduce the number of shares of Class A Common Stock that are currently available for grant under the 2002 Plan by 3,000,000 and increase the number of shares of Class B Common Stock that are available for grant under the 2002 Plan by the same amount. As of April 13, 2006, there were 3,520,044 shares of Class A Common Stock and 415,867 shares of Class B Common Stock available for future issuance pursuant to the 2002 Plan.

      The Board of Directors has approved the Amendment, subject to stockholder approval at the Annual Meeting.

      Our Board of Directors believes that decreasing the number of Class A Common Stock available for grant under the 2002 Plan and increasing the number of shares of Class B Common Stock issuable under the 2002 Plan will allow the Company to continue to utilize equity based incentives to attract and retain the services of key individuals essential to the Company’s long-term growth and financial success, while reducing the resulting dilution of the voting power of our existing shareholders. The Company relies on stock options and restricted stock awards in particular to attract and retain key employees and other individuals and believes that such equity incentives are necessary for the Company to remain competitive with regard to attracting and retaining qualified individuals.

      In furtherance of these objectives, the Board of Directors, upon the recommendation of the Performance Compensation Subcommittee, has adopted the Amendment to the 2002 Plan, subject to approval by the stockholders at the Meeting. A copy of the Amendment is attached hereto as Annex A.

General

      The Amendment to the 2002 Plan was approved by the Board of Directors on April 18, 2006 and if approved by the stockholders will become effective on the date of such stockholder approval. The 2002 Plan provides for the granting of stock options, SARs, shares of restricted stock and restricted stock units to officers, key employees of, and consultants to, the Company and its subsidiaries and affiliates. The 2002 Plan provides for automatic awards of options to non-employee directors of the Company and permits non-employee directors to elect to receive all or a portion of their annual retainer fees and/or Board of Directors or committee meeting attendance fees, if any (“Fees”), in shares of Class A Common Stock and/or Class B Common Stock, as described below. The 2002 Plan replaced the 1997 Equity Participation Plan, the term during which options may be granted thereunder expired on December 11, 2002, and the 1998 Plan, the term during which options may be granted thereunder expired on April 30, 2003. The term during which options may be granted under the 2002 Plan expires on June 4, 2012.

      On April 28, 2006, the Subcommittee approved a grant of options to acquire an aggregate of 1,058,000 shares of Class B Common Stock to ARG employees, which grant is subject to approval of the Amendment by our stockholders.

Summary of the 2002 Equity Participation Plan

      The following description of the 2002 Plan is merely a summary of certain provisions thereof and is qualified in its entirety by the full text of the 2002 Plan, a copy of which has been filed as Exhibit 10.4 to the Company's Current Report on Form 8-K dated May 19, 2005 and should be read in conjunction with the following summary. Stockholders may request a copy of the 2002 Plan by contacting the Company at Triarc Companies, Inc., 280 Park Avenue, New York, New York 10017, Attention: Investor Relations (212) 451-3000. Copies of the 2002 Plan may also be obtained from the Company's website at www.triarc.com.

      Purpose. The purpose of the 2002 Plan is to promote the interests of the Company and its stockholders by (i) securing for the Company and its stockholders the benefits of the additional incentive inherent in the ownership of the capital stock of the Company by directors and selected officers, key employees of, and consultants to, the Company and its subsidiaries and affiliates, including the individuals named in the Summary Compensation Table, who are important to the success and growth of the business of the Company and its subsidiaries and (ii) assisting the Company to secure and retain the services of such persons. The 2002 Plan provides for granting such persons (a) options for the purchase of shares of Class A Common Stock and/or Class B Common Stock, (b) tandem SARs, (c) restricted shares of Class A Common Stock and/or Class B Common Stock that are both restricted as to transferability and subject to a substantial risk of forfeiture (“Restricted Shares”) and (d) restricted stock units each of which is a hypothetical investment equivalent to one share of capital stock (“Restricted Share Units”). The 2002 Plan also provides for automatic grants of options to non-employee directors and for non-employee directors to elect to have their Fees paid in shares. All of our employees and eight non-employee directors currently are eligible to participate under the 2002 Plan.

      Administration. The 2002 Plan is administered by a committee (the “Committee”) consisting of two or more directors appointed from time to time by the Board of Directors of the Company. It is intended that the directors appointed to serve on the Committee be “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Exchange Act and “outside directors” within the meaning of Section 162(m) of the Code, to the extent Rule 16b-3 and Section 162(m), respectively, are applicable to the Company and the 2002 Plan; however, the fact that a Committee member shall fail to qualify under either of the foregoing requirements will not invalidate any award which is otherwise validly made under the 2002 Plan. The current members of the Committee (who constitute the Performance Compensation Subcommittee) are Messrs. Schwab (Chairman), Chajet and Wasserman. The members of the Committee may be changed at any time and from time to time in the discretion of the Board of Directors. Subject to the limitations and conditions of the 2002 Plan, the Committee has authority to determine the amounts, times, forms and terms and conditions of grants under the plan, except with respect to automatic grants to non-employee directors, as discussed below. The Committee has the authority to construe and interpret the 2002 Plan and any related award agreement, and its determinations on all matters related to the 2002 Plan shall be conclusive.

      Shares Subject to the Plan. Subject to certain antidilution adjustments, the maximum number of shares of Class A Common Stock that may be granted as Restricted Shares, in respect of which Restricted Share Units may be granted or that may be delivered on the exercise of options or SARs or upon a Director's election to receive Fees in shares pursuant to the 2002 Plan is currently an aggregate of 5,000,000. If the Amendment is approved by stockholders at the Meeting, such maximum number of shares of Class A Common Stock would be reduced to 2,000,000. Subject to certain antidilution adjustments, the maximum number of shares of Class B Common Stock that may be granted as

Restricted Shares, in respect of which Restricted Share Units may be granted, or that may be delivered on the exercise of options or SARs or upon a Director’s election to receive Fees in shares pursuant to the 2002 Plan is an aggregate of 10,000,000. If the Amendment is approved by stockholders at the Meeting, such maximum number would be increased to 13,000,000. Thus, if the Amendment is approved, the aggregate maximum number of shares of Class A Common Stock and Class B Common Stock that are subject to the Plan would remain at 15,000,000. In addition, in no event may Restricted Shares intended to qualify as “162(m) Performance-Based Awards” (as defined below), options and/or SARs be granted under the 2002 Plan to any individual in any one calendar year in an amount exceeding an aggregate of 1,000,000 shares of Class A Common Stock or 2,000,000 shares of Class B Common Stock. The shares of Class A Common Stock and Class B Common Stock issued under the 2002 Plan may be either authorized but unissued shares or treasury shares, including such shares reacquired by the Company.

      If an option expires or terminates for any reason during the term of the 2002 Plan and prior to the exercise in full of such option or the related SAR, if any, or if Restricted Shares or Restricted Share Units are forfeited as provided in the grant of such Restricted Shares or Restricted Share Units, the number of shares of Class A Common Stock or Class B Common Stock previously subject to but not delivered under such option, related SAR or grant of Restricted Shares or Restricted Share Units shall be available for awards thereafter. An option that terminates upon the exercise of a tandem SAR shall be deemed to have been exercised at the time of the exercise of such tandem SAR, and the shares of Class A Common Stock or Class B Common Stock subject thereto shall not be available for options granted pursuant to the 2002 Plan will be “nonqualified” options, i.e., they will not be “incentive stock options” as such term is defined in Section 422 of the Code. The price per share to be paid by the optionee on the date an option is exercised may not be less than 85% of the “fair market value” (as defined in the 2002 Plan) on the date such option is granted. The period after which options granted under the 2002 Plan may not be exercised shall be determined by the Committee with respect to each option granted but may not exceed ten years from the date on which the option is granted and further provided that each option will expire upon the termination of the optionee's employment or services if such termination constitutes or is attributable to a breach by the optionee of any employment agreement or if the optionee is discharged or terminated “for cause” (as determined by the Committee or the Board of Directors of the Company). The purchase price of the shares of Class A Common Stock and/or Class B Common Stock as to which an option is exercised is to be paid in cash or by check, except that the Committee may in its discretion allow such payment to be made by surrender of shares of capital stock of the Company (at their fair market value on the date of exercise) which have been held for at least six months, are not subject to a pledge or other security interest and are not Restricted Shares subject to the transferability restrictions set forth in Section 13 of the 2002 Plan (“Mature Shares”), or by a combination of cash, check and such shares of capital stock. If determined by the Committee, an optionee may also elect to purchase shares of Class A Common Stock and/or Class B Common Stock on exercise of an option by assigning to the Company a sufficient amount of the proceeds from the sale of shares upon such exercise to pay for the purchase price of all such exercised options, through a cashless exercise program (as more fully described in the 2002 Plan) or by any combination of the foregoing.

      No option or SAR granted under the 2002 Plan will be assignable or otherwise transferable by the optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution and an option or SAR shall be exercisable during the optionee's lifetime only by the optionee; provided, however, that the Committee may in the applicable option agreement or at any time thereafter in an amendment to an option agreement provide that options may be transferred with or without consideration by the optionee, subject to such rules as the Committee may adopt to preserve the purpose of the 2002 Plan, (i) pursuant to a domestic relations order or (ii) to certain Permitted Transferees (as defined in the 2002 Plan), pursuant to the terms of the plan.

      The Committee may in its discretion grant SARs in connection with any option, either at the time the option is granted or at any time thereafter while the option remains outstanding, to any person who at that time is eligible to be granted an option. The number of SARs granted to a person which shall be exercisable during any given period of time shall not exceed the number of shares of Class A Common Stock and/or Class B Common Stock which he or she may purchase upon the exercise of the related option or options during such period of time. Upon the exercise of an option pursuant to the 2002 Plan, the SARs relating to the shares of Class A Common Stock and/or Class B Common Stock covered by such exercise shall terminate. Upon the exercise of SARs pursuant to the 2002 Plan, the related option to the extent of an equal number of shares of Class A Common Stock and/or Class B Common Stock shall terminate.

      Upon an optionee's exercise of some or all of his or her SARs, the optionee will receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised payable in cash, shares of Class A Common Stock and/or Class B Common Stock or a combination thereof, as determined in the sole discretion of the Committee. The stock appreciation for an SAR will be the difference between (i) the fair market value of the underlying share of Class A Common Stock and/or Class B Common Stock on the date of the exercise of such SAR and (ii) the option price per share of Class A Common Stock and/or Class B Common Stock specified for the related option.

      An SAR will be exercisable only during the period determined by the Committee, which must be within the period that the option to which it is related is also exercisable.

      The Committee, at its discretion, may issue replacement or reload options to an option holder who has utilized shares of Class A Common Stock and/or Class B Common Stock to pay the exercise price of an option granted under the 2002 Plan and/or to pay any withholding taxes applicable to such exercise. If granted, a replacement or reload option will be exercisable for the same number of shares as were utilized by the exercising option holder to pay such exercise price and/or withholding taxes. Any such replacement or reload option will have an exercise price equal to the fair market value of a share of Class A Common Stock and/or a share of Class B Common Stock on the date such replacement or reload option is granted, and, unless the Committee determines otherwise, all other terms and conditions of such replacement or reload option (including the date or dates on which such option shall become exercisable and the term of the option) will be identical to the terms and conditions of the exercised option with respect to which the replacement or reload option is granted. No replacement or reload option may be granted in respect of the exercise of any option granted pursuant to the 2002 Plan as an automatic grant to a non-employee director (see “Automatic Grants to Non-Employee Directors,” below).

      Automatic Grants to Non-Employee Directors. Each director of the Company who is initially elected or appointed as a director after the date the Board of Directors adopts the 2002 Plan and who is not then an employee of the Company or any subsidiary or affiliate will receive under the 2002 Plan on the later of (i) the date of his or her initial election or appointment to the Board of Directors or (ii) the date of the approval of the 2002 Plan by the stockholders, nonqualified options to purchase 15,000 shares of Class A Common Stock and 30,000 shares of Class B Common Stock. On the date of each annual meeting of stockholders of the Company at which a director is reelected, such director will receive options to purchase 4,000 shares of Class A Common Stock and 8,000 shares of Class B Common Stock. Each such option will have a term of ten years, subject to earlier termination upon the option holder's termination of service to the Company, as provided in the 2002 Plan. Each such option will become exercisable to the extent of one-half thereof on each of the two immediately succeeding anniversaries of the date of grant, subject to continued Board membership. The exercise price per share of Class A Common Stock and Class B Common Stock to be paid by the holder of such an option is equal to the fair market value (as defined in the plan) of one share of Class A Common Stock or Class B Common Stock on the date the option is granted. The purchase price of the shares of Class A Common Stock or Class B Common Stock as to which such an option is exercised may be paid in cash, and, by check, by delivery of Mature Shares, through the cashless exercise program described above under “Certain Provisions Relating to Options and SARs Granted to Officers” or by a combination of the foregoing at the director's election.

      Elective Purchase of Shares. Directors may elect to receive in shares of Class A Common Stock and/or shares of Class B Common Stock all or any portion of the annual retainer fees and/or Board or committee meeting attendance fees that otherwise would be payable to him or her in cash pursuant to the procedures set forth in the 2002 Plan.

      Any election other than an “Initial Election” (as defined in the 2002 Plan) to receive shares of Class A Common Stock and/or shares of Class B Common Stock rather than cash must be made at least six months in advance of payment and shall continue in effect until revoked by an election made at least six months in advance. There will be no limit on the number of elections or revocations that may be made by a director, except that no such election (other than an Initial Election) or revocation may take effect until at least six months after such election or revocation shall have been delivered to the Secretary of the Company. Any shares of Class A Common Stock or Class B Common Stock payable under such an election will be issued on the same date that the Fees would have been paid in cash. The number of shares of Class A Common Stock or Class B Common Stock to be issued on account of an election to receive shares of in payment of Fees will be based on the average of the closing prices of the shares of Class A Common Stock, or Class B Common Stock, as applicable, for the 20 consecutive trading days immediately preceding the date as of which the Fees are payable. Cash will be paid in lieu of issuing any fractional share of Class A Common Stock or Class B Common Stock.

      Certain Provisions Applicable to Restricted Shares. The Committee may grant Restricted Shares to certain eligible persons at any time. In granting Restricted Shares, the Committee will determine in its sole discretion the period or periods during which the restrictions on transferability applicable to such Restricted Shares will be in force (the “Restricted Period”). During the Restricted Period applicable to each grant of Restricted Shares, such Restricted Shares may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. Furthermore, a grantee's eventual right, if any, to such Restricted Shares may not be assigned or transferred except by will or by the laws of descent and distribution. With respect to each grant of Restricted Shares, the Committee will determine in its sole discretion the restrictions on vesting which will apply to the Restricted Shares for the Restricted Period. If the Committee deems restrictions on vesting inappropriate for any grantee, it may approve the award and delivery to such grantee of all or any portion of the Restricted Shares free and clear of all restrictions on transferability. The Company will not be obligated to deliver any Restricted Shares free and clear of the restrictions on transferability until the Company has satisfied itself that such delivery complies with all applicable laws and regulations.

      Certain Provisions Applicable to Restricted Share Units. The Committee may grant Restricted Share Units to certain eligible persons at any time. In granting Restricted Share Units the Committee will determine in its sole discretion the Restricted Period. During the Restricted Period applicable to each grant of Restricted Share Units, such Restricted Share Units may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. Furthermore, a grantee’s eventual right, if any, to such Restricted Share Units may not be assigned or transferred except by will or by the laws of descent and distribution. With respect to each grant of Restricted Share Units the Committee will determine in its sole discretion the restrictions on vesting which will apply to the Restricted Share Units for the Restricted Period. If the Committee deems restrictions on vesting inappropriate for any grantee, it may approve the award and delivery to such grantee of all or any portion of the Restricted Share Units free and clear of all restrictions on transferability. The Company will not be obligated to deliver any Restricted Share Units free and clear of the restrictions on transferability until the Company has satisfied itself that such delivery complies with all applicable laws and regulations. Each Restricted Share Unit may, at the discretion of the Committee, be credited with cash and stock dividends paid by the Company in respect of one share of Class A Common Stock or Class B Common Stock, as applicable (“Dividend Equivalents”). Upon the expiration of the Restricted Period and the lapse of the vesting requirements, if any, with respect to any outstanding Restricted Share Units, the Company shall deliver to the grantee, or his or her beneficiary, one share of Class A Common Stock or Class B Common Stock as applicable, for each outstanding Restricted Share Unit and cash equal to any Dividend Equivalents credited with respect to such vested Restricted Share Unit or the Committee may, in its discretion, pay cash or a combination of cash and shares in lieu of delivering shares for such vested Restricted Share Units. The Committee also may, in its discretion, delay delivery of the shares, cash or combination thereof in respect of such vested Restricted Share Unit beyond the expiration of the Restricted Period.

      Stockholder Rights. A grantee of shares and, except for the restrictions on transferability, a grantee of Restricted Shares will have the rights of a holder of the shares of Class A Common Stock or Class B Common Stock, as applicable, including the right to receive dividends paid on such shares and the right to vote such shares at meetings of stockholders of the Company. However, no optionee will have any of the rights of a stockholder with respect to any shares of Class A Common Stock or Class B Common Stock unless and until he or she has exercised his or her option with respect to such shares of Class A Common Stock or Class B Common Stock and has paid the full purchase price therefor.

      Changes in Shares. In the event of a change in the class or series of shares which may be delivered pursuant to the Plan due to a split, reverse split, combination of shares, reclassification, recapitalization, or similar event (including, without limitation, any spin-off of a subsidiary), dividend or distribution payable in shares, extraordinary dividend payable in cash, merger, consolidation or other reorganization, the Committee shall, to the extent it deems it to be consistent with such event and necessary or equitable to carry out the purposes of the 2002 Plan, appropriately adjust (a) the maximum number of shares of and the classes or series of shares which may be delivered pursuant to the 2002 Plan, (b) the number of shares and the classes or series of shares subject to outstanding options, SARs, Restricted Share Units or grants of Restricted Shares (c) the option price per share of outstanding options, (d) any performance based vesting restrictions on any plan agreement that are based on stock price and (e) any other provisions of the 2002 Plan, provided that (i) any adjustments made in accordance with clauses (b) and (c) shall make any such outstanding option or SAR as nearly as practicable, equivalent to such option or SAR, as the case may be, immediately prior to such change and (ii) no such adjustment shall give any optionee any additional benefits under any outstanding option. Further, with respect to awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without causing such awards to fail to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code.

      Changes in Control or Reorganizations. The 2002 Plan also provides that upon (i) the acquisition by any person of 50% or more of the combined voting power of the Company's outstanding securities entitled to vote generally in the election of directors, or (ii) a majority of the directors of the Company being individuals who are not nominated by the Board of Directors (a “Plan Change of Control”), any outstanding options granted under the 2002 Plan shall become fully and immediately exercisable and any restrictions on vesting applicable to any Restricted Shares or Restricted Share Units will lapse and such Restricted Shares or Restricted Share Units will be delivered free and clear of all transferability restrictions. The acquisition of any portion of the combined voting power of the Company by Nelson Peltz or Peter W. May or by any person affiliated with such persons will not constitute a Plan Change of Control. In addition, the 2002 Plan provides that in the event that the Company is merged or consolidated with another corporation, or in the event that all or substantially all of the assets of the Company are acquired by another corporation, or in the event of a reorganization or liquidation of the Company (each such event being hereinafter referred to as a “Reorganization Event”) or in the event that the Board of Directors shall propose that the Company enter into a Reorganization Event, then the Committee may in its discretion take any or all of the following actions: (i) by written notice to each optionee, provide that his or her options and/or SARs will be terminated or repurchased by the Company unless exercised within thirty days (or such longer period as the Committee shall determine in its sole discretion) after the date of such notice (without acceleration of the exercisability of such options); and (ii) advance the date or dates upon which any or all outstanding options shall be exercisable.

      162(m) Performance-Based Awards. The Committee may determine that an award of Options, SARs, Restricted Shares or Restricted Share Units which would not otherwise qualify as “performance-based compensation” under Section 162(m) of the Code shall be made to so qualify by the implementation of additional vesting conditions based on the attainment of performance standards in accordance with rules set forth in the 2002 Plan. The performance standards will be based on objective, quantifiable measures for the Company as a whole, or the operating units of the Company, with respect to a period established by the Committee (a “Performance Period”) and may include, and will be limited to, one or more of the following:

1.	earnings per share;
2.	market share;
3.	margins (limited to gross margin, “Adjusted EBITDA” (as defined below) margin, and Adjusted EBITDA (as defined below, but excluding clause (1) thereof) margin);
4.	productivity improvement;
5.	costs or expenses;
6.	successful completion of acquisitions, dispositions, recapitalizations, financings or refinancings;
7.	total return on investment portfolio;
8.	pre-tax net realized capital gains;
9.	stock price;
10.	net investment income.

      No award under the 2002 Plan which is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will vest in respect of a period in which performance fails to attain or exceed the minimum level for any of the performance standards.

      For purposes of the performance goals described above, “Adjusted EBITDA” for any referenced period shall mean the Company’s (or with respect to an acquired company, the acquired company’s) operating income for such period, as reflected on its consolidated audited financial statements, adjusted to exclude the impact of:

(1)	depreciation and amortization expenses;
(2)	any amounts accrued pursuant to management bonus plans and related employer payroll taxes for the fiscal year;
(3)	any discretionary or matching contributions to the Company’s 401(k) Plan and other deferred compensation plans for the applicable fiscal year;
(4)	all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, all as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board, and any amendment, restatement, modification, supplement or successor thereto (“APB Opinion No. 30”);
(5)	all items of gain, loss or expense related to restructuring charges of subsidiaries whose operations are not included in operating income for the fiscal year;
(6)	all items of gain, loss or expense related to discontinued operations that do not qualify as a segment of a business as defined under APB Opinion No. 30;
(7)	any profit or loss attributable to the business operations of any entity acquired by the Company or any consolidated subsidiary during the Plan Year;
(8)	the reduction in carrying value of long-lived assets, in accordance with FASB Pronouncement No. 121 and/or FASB Pronouncement No. 144, and any amendment, restatement, modification, supplement or successor thereto; and
(9)	all items of expense related to equity-based compensation determined in accordance with the standards established by Opinion No. 25 of the Accounting Principles Board or FASB Pronouncement No. 123, and any amendment, restatement, modification, supplement or successor thereto.

      In addition, operating income will not be adjusted for a minority interest holder’s share of a consolidated subsidiary’s operating income or loss.

      Amendment and Discontinuance. The 2002 Plan provides that the Board of Directors may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any regulatory requirement applicable to the Plan and provided further that any such amendment, alteration, suspension, discontinuance or termination that would impair any rights under any award theretofore made under the 2002 Plan shall not to that extent be effective without the consent of the person to whom such award was made.

      Effective Date and Duration of the 2002 Plan. The 2002 Plan was approved by the Board of Directors on April 25, 2002 and became effective on June 4, 2002, the date of its approval by the

Company’s stockholders. The term during which awards may be granted under the 2002 Plan will expire on June 4, 2012.

New Plan Benefits

      Other than with respect to the grant of options to acquire an aggregate of 1,058,000 shares of Class B Common Stock to ARG employees on April 28, 2006, which grant is subject to approval of the Amendment by our stockholders, a grant of restricted shares of Class B Common Stock or options to Mr. Smith pursuant to the terms of his employment agreement and non-employee directors' automatic awards and shares to be received in lieu of Fees, awards under the 2002 Plan will be determined by the Committee in its discretion and it is, therefore, not possible to predict the awards that will be made to particular officers in the future under the 2002 Plan. For information regarding grants of options and restricted shares made to the Named Officers for fiscal 2003, fiscal 2004 and fiscal 2005 under the 2002 Plan, see the “Summary Compensation Table” and the table entitled “Option Grants in Last Fiscal Year” above. Set forth below is information regarding the aforementioned grant to ARG employees, the grant to Mr. Smith and the automatic option awards that will be received by non-employee directors in fiscal 2006 under the 2002 Plan:

	Estimated Option Exercise Price($)		Dollar Value of Restricted Shares($)		Number of Class A Common Stock Options		Number of Class B Common Stock Options or Restricted Shares
Executive Officers	—		1,672,000	(a)	0		100,000	(b)
Non-Employee Directors		(c)	0		32,000	(d)	64,000	(d)
Non-Executive Officer Employees	16.52	(e)	0		0		1,058,000

(a)	Dollar value for restricted shares of Class B Common Stock is based on the closing price of the Class B Common Stock on April 17, 2006 (“See Certain Employment Arrangements with Executive Officers—Roland C. Smith”).

(b)	Pursuant to his employment agreement, Mr. Smith is entitled to receive an award of 100,000 restricted shares of Class B Common Stock or, if the vesting targets for such restricted shares cannot be agreed upon, options having a Black-Scholes value equal to the value noted above. (See “Certain Employment Arrangements with Executive Officers—Roland C. Smith”).

(c)	Estimated exercise price for options to acquire Class A Common Stock is $17.70 and for options to acquire Class B Common Stock is $16.92, based on the closing price of the Class A Common Stock and Class B Common Stock on April 13, 2006. The actual exercise price will be based on the “fair market value” of the shares of Class A Common Stock on the date of the Meeting.

(d)	Assumes all eight incumbent non-employee directors nominated for election at the Meeting are elected and no additional directors are elected or appointed in fiscal 2006. Directors may also elect to have some or all of their Fees paid in shares of Class A Common Stock and/or Class B Common Stock under the 2002 Plan.

(e)	The exercise price of the options is based on the closing price of the Class B Common Stock on April 28, 2006 and is subject to increase under certain circumstances. One-third of the options granted will vest on each of April 28, 2007, April 28, 2008 and April 28, 2009.

Federal Tax Consequences of Options

      The following summary of the Federal income tax consequences of the grant and exercise of nonqualified options awarded under the 2002 Plan, and the disposition of shares purchased pursuant to the exercise of such stock options, is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address state and local tax considerations.

      No income will be realized by an optionee upon grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the optionee will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying stock over the option exercise price (the “Spread”) at the time of exercise. The Spread will be deductible by the Company for federal income tax purposes subject to the possible limitations on deductibility under sections 280G and 162(m) of the Code of compensation paid to executives designated in those sections. The optionee's tax basis in the underlying shares acquired by exercise of a nonqualified stock option will equal the exercise price plus the amount taxable as compensation to the optionee. Upon sale of the shares received by the optionee upon exercise of the nonqualified stock option, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The optionee's holding period for shares acquired pursuant to the exercise of a nonqualified stock option will begin on the date of exercise of such option.

      Pursuant to currently applicable rules under Section 16(b) of the Exchange Act, the grant of an option (and not its exercise) to a person who is subject to the reporting and short-swing profit provisions under Section 16 of the Exchange Act (a “Section 16 Person”) begins the six-month period of potential short-swing liability. However, the six month period of potential short-swing liability may be eliminated if the option grant (i) is approved in advance by the Company's board of directors (or a committee composed solely of two or more non-employee directors) or (ii) approved in advance, or subsequently ratified, by the Company's stockholders no later than the next annual meeting of stockholders. If the grant satisfies either of the conditions described in clauses (i) or (ii) above, the taxable event will ordinarily be the date of exercise. However, if an option is exercised by a Section 16 Person within six months after the date of grant and neither of the conditions described in clauses (i) or (ii) above are satisfied, taxation will be deferred until the date which is six months after the date of grant, unless the person has filed a timely election pursuant to Section 83(b) of the Code to be taxed on the date of exercise.

      The payment by an optionee of the exercise price, in full or in part, with previously acquired shares will not affect the tax treatment of the exercise described above. No gain or loss generally will be recognized by the optionee upon the surrender of the previously acquired shares to the Company, and shares received by the optionee, equal in number to the previously surrendered shares, will have the same tax basis as the shares surrendered to the Company and will have a holding period that includes the holding period of the shares surrendered. The value of shares received by the optionee in excess of the number of shares surrendered to the Company will be taxable to the optionee. Such additional shares will have a tax basis equal to the fair market value of such additional shares as of the date ordinary income is recognized, and will have a holding period that begins on the date ordinary income is recognized.

Required Vote

      Under relevant New York Stock Exchange rules relating to approval of amendments to equity compensation plans, approval of the proposed Amendment will require the affirmative vote of a majority of the votes cast on the proposal, provided that the total votes cast on the proposal represent over 50% in interest of all securities entitled to vote on the proposal.

Interests of Certain Persons in the Proposal

      As indicated above, one effect of the proposed Amendment is that it will allow the Company to provide equity based incentives while reducing the resulting dilution of the voting power of our existing stockholders. To the extent that our directors and executive officers are stockholders or to the extent that they may in the future receive awards under the 2002 Plan, they may be deemed to have an interest in the Amendment.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED 2002 EQUITY PARTICIPATION PLAN.

PROPOSAL 3.
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Introduction

      The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP (“Deloitte”) to be the Company’s independent registered public accountants for fiscal 2006. Deloitte has acted as the Company’s independent registered public accountants since July 9, 1994.

      Representatives of Deloitte will be present at the Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Required Vote

      Ratification of the appointment of the independent registered public accountants requires the affirmative vote of a majority of the voting power present (in person or by proxy) and entitled to vote at the Meeting. Although ratification of the selection of Deloitte as the Company’s independent registered public accountants is not required by the Company’s By-Laws or otherwise, we are asking stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at anytime during the year if it determines that such a change would be in the best interests of the Company and its stockholders. In the event that the Company’s stockholders fail to ratify the appointment of Deloitte, the Audit Committee will reconsider whether or not to retain Deloitte as the Company's independent registered public accountants.

Auditor Fees

      The following is a description of the fees billed to the Company by Deloitte during the fiscal years ended January 1, 2006 and January 2, 2005:

      Audit Fees: Audit fees paid by the Company to Deloitte in connection with Deloitte’s review and audit of the Company’s annual financial statements, Deloitte’s review of the Company’s interim financial statements included in the Company’s Quarterly Reports on Form 10-Q and for services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements totaled approximately $3,045,851 for fiscal 2005 and $1,870,531 for fiscal 2004.

      Audit-Related Fees: The aggregate fees billed by Deloitte for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under the “Audit Fees” above were $2,344,442 for fiscal 2005 (principally for due diligence with respect to the RTM acquisition) and $1,907,173 for fiscal 2004 (principally for due diligence with respect to the Deerfield acquisition).

      Tax Fees: The aggregate fees billed by Deloitte for professional services rendered by Deloitte for tax compliance, tax advice and tax planning were $148,675 in fiscal 2005 (principally related to tax related research and matters related to the RTM acquisition) and $63,165 in fiscal 2004 (principally related to matters relating to tax related research and the proposed formation of a business development company).

      All Other Fees: Fees billed to the Company by Deloitte for all other products and services provided to the Company and not reported under the three prior headings were $0 for both fiscal 2005 and fiscal 2004.

      As noted in the Audit Committee Report (see page 44), the Audit Committee has considered whether the provision of services by Deloitte that were not related to the audit of the Company’s consolidated financial statements referred to above and to the reviews of the interim financial statements included in the Company’s Forms 10-Q is compatible with maintaining Deloitte’s independence.

Audit Committee Pre-Approval Policies and Procedures

      The Audit Committee has adopted a pre-approval policy that provides that the Company’s independent auditor may provide only those services that are pre-approved by the Audit Committee. The Audit Committee must also pre-approve any services provided to the Company or any subsidiary by any separate firm that audits the financial statements of any subsidiary if the Company’s independent auditor expressly relies on the audit report of such separate firm in its own report on the Company’s financial statements. In general, predictable and recurring covered services may be approved by the Audit Committee (and not any delegate of the committee) on an annual basis. Pre-approval in such circumstances will generally be by reference to classes of covered service, provided that the pre-approval is sufficiently detailed to identify the scope of service to be provided. The policy includes a list of covered services that may be pre-approved, by class, on annual basis. Any engagement of the independent auditor to perform a pre-approved non-audit service is to be reported by management to the Audit Committee at its next scheduled meeting following the engagement of the independent auditor for such service.

      Services proposed to be provided by the independent auditor that have not been pre-approved, by class, and the fees for such proposed services must be pre-approved on an individual basis by the Audit Committee or its delegate. Commencing in 2006, the total payments that may be made with respect to covered services that constitute “Tax Fees” and “All Other Fees” (as shown above) that have been pre-approved by class may not exceed $200,000 per year. Once such amount has been expended in any year, any additional services (including any additional payments for services pre-approved that constitute “Tax” and “Other” services) that constitute “Tax” or “Other” services must be pre-approved on an individual basis unless otherwise authorized by the Audit Committee (or its delegate(s)).

      The Audit Committee may delegate to one or more of its members the authority to grant specific pre-approvals under its policy with respect to audit, review, attest and permitted non-audit services (subject to the limitation on “Tax” and “Other” services noted above), provided that the aggregate estimated fees for the current and all future periods in which the service is to be rendered will not exceed $100,000 for any applicable fiscal year and that the aggregate estimated fees of all covered services approved by the delegate(s) during any fiscal year may not exceed $1,000,000 for any applicable fiscal year. Any pre-approval granted by a delegate(s) is to be reported to the full Audit Committee no later than its next scheduled meeting.

      None of the non-audit services provided by Deloitte in 2005 were approved under the Securities and Exchange Commission’s de minimis exception to audit committee approval.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

OTHER MATTERS

Expenses of Solicitation

      The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and regular employees of the Company and its subsidiaries, none of whom will receive additional compensation therefor, may solicit proxies in person or by telephone, telegraph or other means. Solicitation will also be made by employees of Georgeson & Company, which firm will be paid a fee of $8,000, plus expenses. As is customary, the Company will, upon request, reimburse brokerage firms, banks, trustees, nominees and other persons for their out-of-pocket expenses in forwarding proxy materials to their principals.

Contacting Directors

      If you would like to contact the Board of Directors, the non-management directors as a group or any individual director, you may send an e-mail to corporate-secretary@triarc.com or you may write to Triarc Companies, Inc., 280 Park Avenue, New York, New York 10017, Attention: Corporate Secretary. Such communications should specify the intended recipient or recipients and will be forwarded by the Corporate Secretary to such recipient or recipients. Any communications that relate to the Company’s accounting, internal accounting controls or auditing matters will also be referred to the Chairman of the Audit Committee.

Stockholder Proposals for the 2007 Annual Meeting

      From time to time, stockholders present proposals which may be proper subjects for inclusion in a proxy statement and for consideration at an annual meeting. To be considered, proposals must be submitted on a timely basis. It is currently expected that the next Annual Meeting will be held during the early part of June 2007, with the related proxy statement being first mailed to stockholders on or about April 26, 2007. To be considered for the 2007 Annual Meeting of Stockholders of the Company, proposals must be received by the Company no later than January 1, 2007, and must otherwise comply with Rule 14a-8 under the Exchange Act.

      Stockholders who do not wish to follow Rule 14a-8 under the Exchange Act in proposing a matter for action at the next annual meeting may also submit a proposal pursuant to the procedural requirements set forth in Triarc’s Certificate of Incorporation. Any such proposals must be specified in a written notice given by or on behalf of a stockholder of record on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such stockholder, in accordance with all of the following requirements. Such notice must be delivered personally to, or mailed to and received at, the principal executive office of the Company addressed to the attention of the Secretary, not less than 45 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 55 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual or special meeting was mailed or such public disclosure was made, whichever first occurs. Such notice must set forth (i) a full description of each such item of business proposed to be brought before the meeting and the reasons for conducting such business at such meeting, (ii) the name and address of the person proposing to bring such business before the meeting, (iii) the class and number of shares held of record, held beneficially and represented by proxy by such person as of the record date for the meeting (if such date has then been made publicly available) and as of the date of such notice, (iv) if any item of such business involves a nomination for director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the SEC pursuant to Section 14 of the Exchange Act, or any successor thereto, and the written consent of each such nominee to serve if elected, (v) any material interest of the stockholder in such item of business and (vi) all other information that would be required to be filed with the SEC if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Exchange Act, or any successor thereto. The Company may require a proposed nominee for director to furnish such other information as may be required to be set forth in a stockholder’s notice of nomination which pertains to the nominee or which may be reasonably required to determine the eligibility of such proposed nominee to serve as a director of the Company. At the request of the Board of Directors, any individual nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Company that information required to be set forth in a stockholder’s notice of nomination which pertains to a nominee. The Nominating and Corporate Governance Committee has adopted certain rules with respect to nominations for Board membership. See “Proposal 1. Election of Directors—Board Meetings and Certain Committees of the Board—Nominating and Corporate Governance Committee” above. The Chairman of the meeting may, if the facts warrant, determine that a nomination or stockholder proposal was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded. Any questions relating to stockholder proposals should be submitted in writing to the Secretary of the Company, at 280 Park Avenue, New York, New York 10017.

Householding of Annual Meeting Materials

      Some banks, brokers and other nominees are participating in the practice of “householding” proxy statements and annual reports. This means that beneficial owners of our Class A Common Stock or Class B Common Stock who share the same address or household may not receive separate copies of this proxy statement and our 2005 Annual Report. We will promptly deliver an additional copy of either document to you if you write or call us at: Triarc Companies, Inc., 280 Park Avenue, New York, NY 10017, Attention: Investor Relations (212) 451-3000.

      Stockholders may also call or write to us at the above address or contact our transfer agent, American Stock Transfer & Trust Company at 59 Maiden Lane, New York, NY 10038, (800) 937-5449 or (718) 921-8124 if they wish to receive a separate annual report or proxy statement either now or in the future.

      If you and other shareholders of record with whom you share an address currently receive multiple copies of our Annual Report and proxy statement, or if you hold stock in more than one account and, in either case, you wish to receive only one copy of each of these documents for your household, you may contact our transfer agent at the above address or through its website at www.amstock.com.

Annual Report on Form 10-K

      The Company will provide copies of the Form 10-K, as amended, without charge, upon a written or oral request, by first class mail or other equally prompt means within one business day of such request. Such copies may be obtained by contacting the Company at 280 Park Avenue, New York, New York 10017, Attn: Investor Relations; Telephone: (212) 451-3000. Copies of the Form 10-K may also be obtained from the Company’s website at www.triarc.com.

By Order of the Board of Directors

STUART I. ROSEN Secretary

New York, New York
May 1, 2006

ANNEX A

AMENDMENT NO.1 TO TRIARC COMPANIES, INC.
AMENDED AND RESTATED 2002 EQUITY PARTICIPATION PLAN

      The Triarc Companies, Inc. Amended and Restated 2002 Equity Participation Plan (the “Plan”) is hereby amended as follows, to be effective as of April 13, 2006, subject to approval of this Amendment No. 1 by the holders of a majority of the votes cast on a proposal to approve this Amendment No. 1 at the next Annual Meeting of Stockholders of Triarc Companies, Inc., currently scheduled to be held on June 7, 2006, provided that the total votes cast on the proposal represent over 50% in interest of all securities entitled to vote on the proposal:

1. The first paragraph of Section 3 of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

“3. Shares Subject to the Plan. The Shares to be transferred or sold pursuant to the grant of Restricted Shares, settlement of Restricted Share Units or the exercise of Options or SARs granted under the Plan or pursuant to the election by a Director to receive all or a portion of their annual retainer fees and/or board of directors or committee meeting attendance fees, if any (“Fees”), in Shares shall be authorized Shares, and may be issued Shares reacquired by the Company and held in its treasury or may be authorized but unissued Shares. Subject to the provisions of Section 23 hereof (relating to adjustments in the number and classes or series of Capital Stock to be delivered pursuant to the Plan), the maximum aggregate number of Shares to be granted as Restricted Shares, in respect of which Restricted Share Units may be granted, or to be delivered on the exercise of Options or SARs or upon a Director’s election to receive Fees in Shares shall be 15,000,000, 2,000,000 of which shall be shares of the Company's Class A Common Stock, par value $0.10 per share (the “Class A Common Stock”), and 13,000,000 of which shall be shares of the Company's Class B Common Stock, Series 1, par value $0.10 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”).”

2. Except for the foregoing amendment set forth in paragraph 1 above, all of the terms and conditions of the Plan shall remain in full force and effect.

A-1

Appendix I

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Stockholders
TRIARC COMPANIES, INC.

Wednesday, June 7, 2006

ADMISSION TICKET

0

TRIARC COMPANIES, INC.
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, JUNE 7, 2006

          The 2006 Annual Meeting of Stockholders of Triarc Companies, Inc. will be held on Wednesday, June 7, 2006, at 12:00 noon, local time, in Auditorium D, at the offices of Bear, Stearns & Co., Inc., 383 Madison Avenue, 2nd Floor, New York, New York, for the purposes listed on the reverse side:

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

TRIARC COMPANIES, INC.

Wednesday, June 7, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ADMISSION TICKET

ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” THE ELECTION OF EACH OF THE TWELVE (12) NOMINEES NAMED BELOW AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.			To elect twelve (12) directors to hold office as specified in the accompanying Proxy Statement.
NOMINEES:
☐	FOR ALL NOMINEES	¡	Nelson Peltz
		¡	Peter W. May
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	Hugh L. Carey
		¡	Clive Chajet
		¡	Edward P. Garden
☐	FOR ALL EXCEPT (See instructions below)	¡	Joseph A. Levato
		¡	Gregory H. Sachs
		¡	David E. Schwab II
		¡	Raymond S. Troubh
		¡	Gerald Tsai, Jr.
		¡	Russell V. Umphenour, Jr.
		¡	Jack G. Wasserman

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.	To approve an amendment to the Company’s Amended and Restated 2002 Equity Participation Plan as described in the Proxy Statement.	☐	☐	☐

3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants.	☐	☐	☐

4.	To transact such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders entitled to vote at the meeting or any adjournment or postponement thereof are holders of record of the Company’s Class A Common Stock and/or Class B Common Stock, Series 1, at the close of business on April 13, 2006.

Your vote is important! Stockholders are cordially invited to attend the meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. You may nevertheless vote in person if you attend the meeting.

Please check here if you plan to attend the meeting. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                                  Appendix II

                 -----------------------------------------------

                             AMENDED AND RESTATED

                         2002 EQUITY PARTICIPATION PLAN

                                       OF

                             TRIARC COMPANIES, INC.

                -------------------------------------------------

                                       1

                              AMENDED AND RESTATED
                         2002 EQUITY PARTICIPATION PLAN
                            of TRIARC COMPANIES, INC.
                         (as amended through 5/19/2005)

      1. Purpose. The purpose of the Amended and Restated 2002 Equity
Participation Plan (the "Plan") of Triarc Companies, Inc. (the "Company") is to
promote the interests of the Company and its stockholders by (i) securing for the Company and its stockholders the benefits of the additional incentive inherent in the ownership of the capital stock of the Company (the "Capital
Stock") by selected officers, directors ("Directors") and key employees of, and consultants to, the Company and its Subsidiaries and Affiliates who are
important to the success and growth of the business of the Company and its
Subsidiaries and Affiliates and (ii) assisting the Company to secure and retain the services of such persons. The Plan provides for granting such persons (a)
options ("Options") for the purchase of shares of Capital Stock (the "Shares"),
(b) tandem stock appreciation rights ("SARs"), (c) Shares which are both restricted as to transferability and subject to a substantial risk of forfeiture
("Restricted Shares") and (d) restricted share units, each of which is a hypothetical investment equivalent to one Share ("Restricted Share Units"). The
Plan also provides for automatic grants of Options to non-employee Directors and permits such non-employee Directors to elect to receive all or a portion of their annual retainer fees and/or board of directors or committee meeting attendance fees in Shares.

      2. Administration. The Plan shall be administered by a Committee (the
"Committee") consisting of two or more Directors appointed by the Board of
Directors of the Company. It is intended, but not required, that the directors appointed to serve on the Committee shall be "Non-Employee Directors" (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Act")), and "outside directors" within the meaning of Section
162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), to the extent Rule 16b-3 and Section 162(m), respectively, are a pplicable to the
Company and the Plan; however, the fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any award which is otherwise validly made under the Plan. The members of the
Committee may be changed at any time and from time to time in the discretion of the Board of Directors of the Company. Subject to the limitations and conditions hereinafter set forth, and except with respect to automatic grants to non-employee Directors pursuant to Section 11.1 hereof, the Committee shall have authority to grant Options hereunder, to determine the number and class of
Shares for which each Option shall be granted and the Option price or prices, to determine any conditions pertaining to the exercise or to the vesting of each
Option, to grant tandem SARs in connection with any Option either at the time of the Option grant or thereafter, to make awards of Restricted Shares and/or
Restricted Share Units, to determine the number of Restricted Shares and/or
Restricted Share Units to be granted, and to establish in its discretion the restrictions to which any such Restricted Shares or Restricted Share Units shall be subject. The Committee shall have full power to construe and interpret the
Plan

and any Plan agreement executed pursuant to the Plan, to establish and amend rules for its administration, to establish in its discretion terms and conditions applicable to the exercise of Options and SARs and the grant of
Restricted Shares and Restricted Share Units and to make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The determination of the Committee on all matters relating to the Plan or any Plan agreement shall be conclusive. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award hereunder.

      3. Shares Subject to the Plan. The Shares to be transferred or sold pursuant to the grant of Restricted Shares, settlement of Restricted Share Units or the exercise of Options or SARs granted under the Plan or pursuant to the election by a Director to receive all or a portion of their annual retainer fees and/or board of directors or committee meeting attendance fees, if any ("Fees"), in Shares shall be authorized Shares, and may be issued Shares reacquired by the
Company and held in its treasury or may be authorized but unissued Shares.
Subject to the provisions of Section 23 hereof (relating to adjustments in the number and classes or series of Capital Stock to be delivered pursuant to the
Plan), the maximum aggregate number of Shares to be granted as Restricted
Shares, in respect of which Restricted Share Units may be granted, or to be delivered on the exercise of Options or SARs or upon a Director's election to receive Fees in Shares shall be 15,000,000, 5,000,000 of which shall be shares of the Company's Class A Common Stock, par value $0.10 per share (the "Class A
Common Stock"), and 10,000,000 of which shall be shares of the Company's Class B
Common Stock, Series 1, par value $0.10 per share (the "Class B Common Stock"
and, together with the Class A Common Stock, the "Common Stock").

      If an Option expires or terminates for any reason during the term of the
Plan and prior to the exercise in full of such Option or the related SAR, if any, or if Restricted Shares or Restricted Share Units are forfeited as provided in the grant of such Restricted Shares or Restricted Share Units, the number of
Shares previously subject to but not delivered under such Option, related SAR or grant of Restricted Shares or Restricted Share Units shall be available to be awarded thereafter. An Option that terminates upon the exercise of a tandem SAR shall be deemed to have been exercised at the time of the exercise of such tandem SAR, and the Shares subject thereto shall not be available for further grants under the Plan.

      4. Eligibility. Options, SARs, Restricted Shares or Restricted Share Units
may be granted from time to time to selected officers, and subject to the provisions of Section 2 hereof, Directors (including non-employee Directors) and key employees of, and consultants to, the Company or any consolidated Subsidiary or Affiliate, each as defined in this Section 4; provided that a consultant shall be eligible for the grant of Options, SARs, Restricted Shares and
Restricted Share Units only if such person is a consultant to the Company, a
Subsidiary or Affiliate who is entitled to participate in an "employee benefit plan" within the meaning of 17 CFR Section 230.405 (which, as of the effective date of the Plan, includes those who (A) are natural persons and (B) provide bona fide services to the Company or a Subsidiary or Affiliate of the Company
other than

                                       2

in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company's securities). From time to time, the Committee shall designate from such eligible persons those who will be granted Options, SARs, Restricted Shares or Restricted Share Units, and in connection therewith, the number of Shares to be covered by each grant of Options, Restricted Shares or Restricted Share
Units. In addition, Options shall be granted automatically to non-employee
Directors and non-employee Directors shall be entitled to receive all or a portion of their Fees in Shares as provided in Section 11 hereof. Persons granted Options or SARs are referred to hereinafter as "optionees," and persons granted Restricted Shares or Restricted Share Units are referred to hereinafter as "grantees." Nothing in the Plan, or in any grant of Options, SARs, Restricted
Shares or Restricted Share Units pursuant to the Plan, shall confer on any person any right to continue in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor in any way interfere with the right of the
Company or any of its Subsidiaries or Affiliates to terminate the person's employment or service at any time.

      The term "Subsidiary" shall mean, at the time of reference, any entity organized or acquired (other than the Company) in an unbroken chain of entities beginning with the Company if each of the entities (including the Company) other than the last entity in the unbroken chain owns stock or other ownership interests possessing 50% or more of the total combined voting power of all classes of stock or other ownership interests in one of the other entities in such chain. The term "Affiliate" shall mean any person or entity which, at the time of reference, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.
Notwithstanding any other provision of the Plan to the contrary, in no event may
Restricted Shares or Restricted Share Units, in each case that are intended to qualify as "162(m) Performance-Based Awards" (as defined in Section 27), Options and/or SARs be granted under the Plan to any individual in any one calendar year in an amount exceeding an aggregate of 1,000,000 shares of Class A Common Stock and 2,000,000 shares of Class B Common Stock.

                     PROVISIONS RELATING TO OPTIONS AND SARs

      5. Character of Options. Options granted hereunder shall not be incentive stock Options as such term is defined in Section 422 of the Code. Options granted hereunder shall be "non-qualified" stock options subject to the provisions of Section 83 of the Code.

      If an Option granted under the Plan (other than an Option granted pursuant to Section 11 of the Plan) is exercised by an optionee, then, at the discretion of the Committee, the optionee may receive a replacement or reload Option hereunder to purchase a number of Shares equal to the number of Shares utilized to pay the exercise price and/or withholding taxes on the Option exercise, with an exercise price equal to the "fair market value" (as defined in Section 7 of the Plan) of a Share on the date such replacement or reload Option is granted, and, unless the Committee determines otherwise, with all other terms and conditions (including the date or dates on which the

                                       3

Option shall become exercisable and the term of the Option) identical to the terms and conditions of the Option with respect to which the reload Option is granted. No replacement or reload Option shall be granted in respect of the exercise of any Option granted pursuant to Section 11 of the Plan.

      6. Stock Option Agreement. Each Option granted under the Plan, whether or not accompanied by SARs, shall be evidenced by a written stock option agreement, which shall be executed by the Company and by the person to whom the Option is granted. The agreement shall contain such terms and provisions, not inconsistent with the Plan, as shall be determined by the Committee.

      7. Option Exercise Price. The price per Share to be paid by the optionee on the date an Option is exercised shall not be less than 85 percent of the fair market value of one Share on the date the Option is granted. In no event shall the price per Share to be paid by the optionee on the date an Option is exercised be less than its par value.

      For purposes of this Plan, the "fair market value" as of any date in respect of any Shares of Class A Common Stock shall mean either (i) the closing price per share of Class A Common Stock on such date or (ii) the average of the high and low sales prices of a share of Class A Common Stock on such date, as determined by the Committee in its sole discretion. The closing price on any such date shall be (a) as reported on the composite transactions tape for the principal exchange on which the Class A Common Stock is listed or admitted to trading (the "Composite Tape"), or if the Class A Common Stock is not reported on the Composite Tape or if the Composite Tape is not in use, the last reported sales price regular way on the principal national securities exchange on which the Class A Common Stock shall be listed or admitted to trading (which shall be the national securities exchange on which the greatest number of shares of Class
A Common Stock has been traded during the 30 consecutive trading days commencing
45 trading days before such date), or, in either case, if there is no transaction on any such date, the average of the closing bid and asked prices regular way on such date, or (b) if the Class A Common Stock is not listed on any national securities exchange but is quoted in the Nasdaq National Market
(the "Nasdaq") on a last sale basis, the average between the high bid price and low ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported. If on any such date the Class A Common Stock is not listed by or quoted on any such exchange or the Nasdaq, the fair market value of any Shares of Class A Common Stock on such date shall be determined by the Committee in its sole discretion.

      For purposes of this Plan, the "fair market value" as of any date in respect of any Shares of Class B Common Stock shall mean either (i) the closing price per share of Class B Common Stock on such date or (ii) the average of the high and low sales prices of a share of Class B Common Stock on such date, as determined by the Committee in its sole discretion. The closing price on any such date shall be (a) as reported on the composite transactions tape for the principal exchange on which the Class B Common Stock is listed or admitted to trading (the "Class B Composite Tape"), or if

                                       4

the Class B Common Stock is not reported on the Class B Composite Tape or if the
Class B Composite Tape is not in use, the last reported sales price regular way on the principal national securities exchange on which the Class B Common Stock shall be listed or admitted to trading (which shall be the national securities exchange on which the greatest number of shares of Class B Common Stock has been traded during the 30 consecutive trading days commencing 45 trading days before such date), or, in either case, if there is no transaction on any such date, the average of the closing bid and asked prices regular way on such date, or (b) if the Class B Common Stock is not listed on any national securities exchange but is quoted in the Nasdaq on a last sale basis, the average between the high bid price and low ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported. If on any such date the Class B Common Stock is not listed by or quoted on any such exchange or the Nasdaq, the fair market value of any Shares of Class B Common
Stock on such date shall be determined by the Committee in its sole discretion.

      8. Option Term. The period after which Options granted under the Plan
(other than Options granted pursuant to Section 11) may not be exercised shall be determined by the Committee with respect to each Option granted, but may not exceed ten years from the date on which the Option is granted, subject to the third paragraph of Section 9 hereof.

      9. Exercise of Options. The time or times at which or during which Options granted under the Plan may be exercised, and any conditions pertaining to such exercise or to the vesting in the optionee of the right to exercise Options or
SARs, shall be determined by the Committee in its sole discretion, except as otherwise specifically set forth herein. Subsequent to the grant of an Option which is not immediately exercisable in full, the Committee, at any time before complete termination of such Option, may accelerate or extend the time or times at which such Option and the related SAR, if any, may be exercised in whole or part.

      Except as provided in this paragraph, no Option or SAR granted under the
Plan shall be assignable or otherwise transferable by the optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution and an Option or SAR shall be exercisable during the optionee's lifetime only by the optionee. The Committee may in the applicable Option agreement or at any time thereafter in an amendment to an Option agreement provide that Options granted hereunder may be transferred with or without consideration by the Optionee, subject to such rules as the Committee may adopt to preserve the purposes of the Plan, (i) pursuant to a domestic relations order or (ii) to one or more of:

      (x)   the optionee's spouse, children or grandchildren (including adopted children, stepchildren and grandchildren) (collectively, the
            "Immediate Family");

      (y)   a trust solely for the benefit of the optionee and/or his or her
            Immediate Family;

                                       5

      (z)   a partnership or limited liability company, the partners or members of which are limited to the optionee and his or her Immediate
            Family; or

      (aa)  any other person or entity authorized by the Committee.

   (each transferee is hereinafter referred to as a "Permitted Transferee");
   provided, however, that the optionee gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the
   Committee notifies the optionee in writing that such a transfer would comply with the requirements of the Plan, any applicable Option agreement and any amendments thereto.

The terms and conditions of any Option transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan or in an Option agreement or any amendment thereto to an optionee or grantee shall be deemed to refer to the Permitted Transferee, except that (a) Permitted Transferees shall not be entitled to transfer any Options, other than by will or the laws of descent and distribution; (b) Permitted
Transferees shall not be entitled to exercise any transferred Options unless there shall be in effect a registration statement on an appropriate form covering the shares to be acquired pursuant to the exercise of such Option if the Committee determines that such a registration statement is necessary or appropriate; (c) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the optionee under the Plan or otherwise; and (d) the events of termination of employment by, or services to, the Company under clause (b) of the third paragraph of Section 9 and Section
11.1, as the case may be, hereof shall continue to be applied with respect to the original optionee, following which the Options shall be exercisable by the
Permitted Transferee only to the extent, and for the periods, specified in
Section 9 and Section 11.1, as the case may be.

      The unexercised portion of any Option (other than Options granted pursuant to Section 11) or SAR granted under the Plan shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

            (a) the expiration of the period of time determined by the Committee upon the grant of such Option; provided that such period shall not exceed ten years from the date on which such Option was granted;

            (b) the termination of the optionee's employment by, or services to, the Company and its Subsidiaries or Affiliates if such termination constitutes or is attributable to a breach by the optionee of an employment or consulting agreement with the Company or any of its Subsidiaries or Affiliates, or if the
optionee is discharged or if his or her services are terminated for cause; or

            (c) the expiration of such period of time or the occurrence of such event as the Committee in its discretion may provide upon the granting thereof.

                                       6

      The Committee and the Board of Directors shall have the right to determine what constitutes cause for discharge or termination of services, whether the optionee has been discharged or his or her services terminated for cause and the date of such discharge or termination of services, and such determination of the
Committee or the Board of Directors shall be final and conclusive.

      In the event of the death of an optionee, Options or SARs, if any, exercisable by the optionee at the time of his or her death may be exercised within one year thereafter by the person or persons to whom the optionee's rights under the Options or SARs, if any, shall pass by will or by the applicable law of descent and distribution. However, in no event may any Option or SAR be exercised by anyone after the earlier of (a) the final date upon which the optionee could have exercised it had the optionee continued in the employment of, or continued to provide services to, the Company or its
Subsidiaries or Affiliates to such date, or (b) one year after the optionee's death.

      An Option may be exercised only by a notice in writing complying in all respects with the applicable Option agreement. Such notice may instruct the
Company to deliver Shares due upon the exercise of the Option to any registered broker or dealer approved by the Company (an "approved broker") in lieu of delivery to the optionee. Such instructions shall designate the account into which the Shares are to be deposited. The optionee may tender such notice, properly executed by the optionee, together with the aforementioned delivery instructions, to an approved broker. The purchase price of the Shares as to which an Option is exercised shall be paid in cash or by check, except that the
Committee may, in its discretion, allow such payment to be made by surrender of
Shares which are not Restricted Shares subject to the "Transferability
Restrictions" set forth in Section 13 (at their fair market value on the date of exercise); provided, however, that such Shares are not subject to any pledge or other security interest and have either been held by the optionee for at least six months, previously acquired by the optionee on the open market or meet such other requirements as the Committee may determine necessary in order to avoid an accounting charge to the earnings of the Company in respect of the Option (such eligible Shares being referred to herein as "Mature Shares"), or by a combination of cash, check and Mature Shares.

      Payment in accordance with Section 9 may be deemed to be satisfied, if and to the extent provided in the applicable Option agreement, by delivery to the
Company of an assignment of a sufficient amount of the proceeds from the sale of
Shares acquired upon exercise to pay for all of the Shares acquired upon exercise and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be made at the grantee's direction at the time of exercise, provided that the Committee may require the grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under Section 16 of the
Securities Exchange Act of 1934, as amended, and does not require the consent, clearance or approval of any governmental or regulatory body (including any securities exchange or similar self-regulatory organization).

                                       7

      Wherever in this Plan or any Option agreement an optionee is permitted to pay the exercise price of an Option or taxes relating to the exercise of an
Option by delivering Shares, the optionee may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option (or if the Option is paid in cash, cash in an amount equal to the fair market value of such shares on the date of exercise).

      10. Stock Appreciation Rights. The Committee may in its discretion grant
SARs in connection with any Option, either at the time the Option is granted or at any time thereafter while the Option remains outstanding, to any person who at that time is eligible to be granted an Option. The number of SARs granted to a person which shall be exercisable during any given period of time shall not exceed the number of Shares which such optionee may purchase upon the exercise of the related Option or Options during such period of time. Upon the exercise of an Option pursuant to the Plan, the SARs relating to the Shares covered by such exercise shall terminate. Upon the exercise of SARs pursuant to the Plan, the related Option to the extent of an equal number of Shares shall terminate.

      Upon an optionee's exercise of some or all of such optionee's SARs, the optionee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash,
Shares of the same class as that subject to the related Option or a combination thereof, as determined in the sole discretion of the Committee. The stock appreciation for an SAR is the difference between (i) the fair market value, as determined by the Committee as set forth in the underlying agreement, of the underlying Share on the date of the exercise of such SAR and (ii) the Option price specified for the related Option. At the time of such exercise, the optionee shall have the right to elect the portion of the amount to be received that shall consist of cash and the portion that shall consist of Shares which, for purposes of calculating the number of Shares to be received, shall be valued at their fair market value on the date of the exercise of such SARs. The
Committee in its sole discretion shall have the right to disapprove an optionee's election to receive cash in full or partial settlement of the SARs exercised, and to require the Shares to be delivered in lieu of cash. If Shares are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

      An SAR shall be exercisable only during the period determined by the
Committee, which period shall be within the period that the related Option is exercisable.

      11. Automatic Grants to Non-Employee Directors; Elective Purchase of
Shares.

            11.1 Automatic Grants to Non-Employee Directors.
Notwithstanding any other provision of the Plan, but subject to Section 11.3, each Director who is initially elected or appointed as a Director after the date of the adoption of the Plan by the Board of Directors and who is not then an employee of the Company,

                                        8

any Subsidiary or any Affiliate shall be granted on the later of (i) the date of the approval of the Plan by the stockholders or (ii) the date of such Director's initial election or appointment to the Board of Directors, a nonqualified Option to purchase 15,000 Shares of Class A Common Stock and 30,000 Shares of Class B
Common Stock. On the date of each annual meeting of stockholders of the Company held after the Plan is adopted by the Board of Directors at which a Director is reelected, such Director shall be granted a nonqualified Option to purchase
4,000 Shares of Class A Common Stock and 8,000 Shares of Class B Common Stock.
Each such Option shall have a term of ten years, subject to the provisions of this Section 11.1 below. Each such Option shall become exercisable to the extent of one-half thereof on each of the two immediately succeeding anniversaries of the date of grant, subject to continued service on the Board. The price per
Share to be paid by the holder of such an Option shall equal the fair market value of one Share on the date the Option is granted. The purchase price of the
Shares as to which such an Option is exercised shall be paid in cash, by check, by the delivery of Mature Shares, through the cashless exercise program described in Section 9, or any combination thereof, at the Director's election.
Any Director holding Options granted under this Section 11.1 who is a member of the Committee shall not participate in any action of the Committee with respect to any claim or dispute involving such Director's Options.

      Subject to the provisions of the applicable Plan agreement, the unexercised portion of any such Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

            (a) the expiration of ten years from the date on which such Option was granted;

            (b) if the optionee's service is terminated for "cause", the termination of the optionee's service to the Company and its Subsidiaries or
Affiliates. For purposes of this section, "cause" shall mean that the optionee's service is terminated (i) on account of fraud, embezzlement or other unlawful or tortious conduct, whether or not involving or against the Company or any
Subsidiary or Affiliate, (ii) for violation of a policy of the Company or any
Subsidiary or Affiliate, (iii) for serious and willful acts or misconduct detrimental to the business or reputation of the Company or any Subsidiary or
Affiliate or (iv) for "cause" or any like term as defined in any written contract between the Company and the optionee;

            (c) if the optionee's service terminates for reasons other than as provided in subsection (b) or (d) of this Section 11.1, (i) with respect to the portion of such optionee's Option that was not exercisable immediately prior to such termination, the termination of the optionee's service to the Company and its Subsidiaries or Affiliates and (ii) with respect to the portion that was exercisable immediately prior to such termination, 90 days after the termination of the optionee's service to the Company and its Subsidiaries or Affiliates, subject to subsection (a) of this Section 11.1; and

            (d) if the optionee's service terminates by reason of his death, or if the optionee's service terminates in the manner described in subsection (c)
of this Section 11.1 and he dies within such period for exercise provided for therein, (i) with respect to the portion of such optionee's Option that was not exercisable immediately

                                        9

prior to such termination, the death of such optionee and (ii) with respect to the portion that was exercisable immediately prior to such optionee's death, one year after the optionee's death (and such portion of the Option shall be exercisable for the period described in clause (ii) by the person to whom such
Option passes under such optionee's will (or, if applicable, pursuant to the laws of descent and distribution)), subject to subsection (a) of this Section
11.1.

            11.2 Elective Purchase of Shares. In addition to any other benefit to which any Director may be entitled under the terms of the Plan, a Director shall be permitted to elect to receive all or any portion of the Fees that otherwise would be payable in cash to such Director in Shares of Class A Common
Stock or Class B Common Stock, as may be elected by such Director rather than cash in accordance with the provisions of this Section 11.2.

      Any Director may elect to receive all or any portion of his or her Fees in
Shares of Class A Common Stock and/or Class B Common Stock rather than cash by delivering a written election (an "Election Notice," the election set forth therein being referred to as the "Election") to the Secretary of the Company and
such Election shall specify the class of Shares to be received in lieu of all or any portion of his or her Fees. An Election shall continue in effect until it is revoked by delivery to the Secretary of the Company of a written revocation notice (a "Revocation") or modified by delivery to the Secretary of the Company of a new Election Notice. Any Election or Revocation under this Section 11.2 shall be effective with respect to Fees that otherwise would be paid after the later of (x) with respect to an Initial Election (as defined below), the date of receipt by the Secretary of the Company of the Election Notice or, if later, the date specified in such Election Notice, and (y) with respect to any Revocation or any Election, other than an Initial Election, six months after the date of receipt by the Secretary of the Company of such Revocation or Election Notice.
There shall be no limit on the number of Elections or Revocations that may be made by a Director. A Director who does not elect that all or a portion of his
Fees be paid in Shares shall receive his Fees in cash on the date that such Fees are otherwise due. Any Shares payable under this Section 11.2 shall be issued to the Director on the same date that the Fees would have been paid in cash. The number of the applicable class of Shares to be issued to a Director who makes an
Election under this Section 11.2 shall be determined by dividing:

            (i) the amount of the Director's Fees for which such Director has made an Election under this Section 11.2, by

            (ii) the average of the fair market value of the Shares of Class A
      Common Stock or Class B Common Stock, as applicable, for the twenty (20)
      consecutive trading days immediately preceding the date as of which the
      Fees otherwise would be payable. Only full Shares shall be issued pursuant to this Section. If the formula set forth above would result in a Director receiving any fractional Share, then, in lieu of such fractional Share, the Director shall be paid cash.

                                       10

      For purposes of this Section 11.2, an "Initial Election" means an Election received by the Secretary of the Company from a Director on a date not later than the later of (a) ten days following approval of the Plan by the stockholders, and (b) ten days after a Director is first elected a director of the Company; provided, however, that with respect to Directors who were participants in the Triarc Companies, Inc. 1993 Equity Participation Plan (the
"1993 Plan") or the Triarc Companies, Inc. 1998 Equity Participation Plan (the
"1998 Plan"), the most recent outstanding election under the 1993 Plan or the
1998 Plan, if any, shall be deemed to continue under this Plan as an "Initial
Election" and shall continue to be effective so long as no new Election Notice is received within 10 days following approval of the Plan by the stockholders.

      11.3. Effectiveness of Section 11. Notwithstanding anything in this Plan to the contrary, Section 11.1 and Section 11.2 shall become effective only when, as and to the extent that Section 11.1 and 11.2 of the 1998 Plan, respectively, become ineffective due to (a) there being insufficient shares of Common Stock available under the 1998 Plan, (b) the expiration of the 1998 Plan or (c) any other reason.

                    PROVISIONS RELATING TO RESTRICTED SHARES

      12. Granting of Restricted Shares. The Committee may grant Restricted
Shares to eligible persons at any time. In granting Restricted Shares (and, as further described in Section 18 below, Restricted Share Units), the Committee shall determine in its sole discretion the period or periods during which the restrictions on transferability applicable to such Shares will be in force (the
"Restricted Period"). The Restricted Period may be the same for all such Shares granted at a particular time or to any one grantee or may be different with respect to different grantees or with respect to various of the Shares granted to the same grantee, all as determined by the Committee in its sole discretion.

      Each grant of Restricted Shares under the Plan shall be evidenced by an agreement which shall be executed by the Company and by the person to whom the
Restricted Shares are granted. The agreement shall contain such terms and provisions, not inconsistent with the Plan, as shall be determined by the
Committee.

      13. Restrictions on Transferability. During the Restricted Period
applicable to each grant of Restricted Shares (and as further described in
Section 19 below, Restricted Share Units), such Shares (or Restricted Share
Units, as the case may be) may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. Furthermore, a grantee's eventual right, if any, to such Shares (or Restricted Share Units, as the case may be) may not be assigned or transferred except by will or by the laws of descent and distribution. The restrictions on the transferability of
Restricted Shares (or Restricted Share Units, as applicable) imposed by this section are referred to in this Plan as the "Transferability Restrictions."

      14. Determination of Vesting Restrictions. With respect to each grant of
Restricted Shares (and, as further described in Section 20 below, Restricted
Share Units), the Committee shall determine in its sole discretion the restrictions on vesting

                                       11

which will apply to the Shares for the Restricted Period, which restrictions as initially determined and as they may be modified pursuant to the Plan are referred to hereinafter as the "Vesting Restrictions." By way of illustration but not by way of limitation, any such determination of Vesting Restrictions by the Committee may provide (a) that the grantee will not be entitled to any such
Shares unless he or she is still employed by, or providing services to, the
Company or its Subsidiaries or Affiliates at the end of the Restricted Period;
(b) that the grantee will become vested in such Shares according to such schedule as the Committee may determine; (c) that the grantee will become vested in such Shares at the end of or during the Restricted Period based upon the achievement (in such manner as the Committee may determine) of such performance standards as the Committee may determine; (d) that the grantee will become vested in such Shares in any combination of the foregoing or under such other terms and conditions as the Committee in its sole discretion may determine; and
(e) how any such Vesting Restrictions will be applied, modified or accelerated in the case of the grantee's death, total and permanent disability (as determined by the Committee), retirement or under any other circumstances.

      The performance standards, if any, set by the Committee for any grantee of
Restricted Shares or Restricted Share Units, as applicable, may be individual performance standards applicable to the grantee, may be performance standards for the Company or the division, business unit or Subsidiary by which the grantee is employed or to which the grantee is providing services, may be performance standards set for the grantee under any other plan providing for incentive compensation for the grantee, or may be any combination of such standards. Performance standards set at the time of the grant of any Restricted
Shares or Restricted Share Units may be revised at any time prior to the beginning of the last year of the applicable Restricted Period, but only to take into account significant changes in circumstances as determined by the Committee in its sole discretion.

      If the Committee deems the Vesting Restrictions inappropriate for any grantee, it may approve the award and delivery to such grantee of all or any portion of the Restricted Shares then held in escrow pursuant to Section 15. Any
Restricted Shares so awarded and delivered to a grantee shall be delivered free and clear of the Transferability Restrictions.

      15. Manner of Holding and Delivering Restricted Shares. Each certificate issued for Restricted Shares granted hereunder will be registered in the name of the grantee, will contain such legend(s) as the Committee shall determine appropriate, if any, and will be deposited with the Company or its designee in escrow, accompanied by a stock power executed in blank by the grantee covering such Shares. The certificates for such Shares will remain in escrow until the earlier of the end of the applicable Restricted Period, or, if the Committee has provided for earlier termination of the Transferability Restrictions following a grantee's death, total and permanent disability, retirement or earlier vesting of such Shares, such earlier termination of the Transferability Restrictions. At whichever time is applicable, the certificates representing the number of such
Shares to which the grantee is then entitled will be released from escrow and

                                       12

delivered to the grantee free and clear of the Transferability Restrictions, provided that in the case of a grantee who is not entitled to receive the full number of such Shares evidenced by the certificates then being released from escrow because of the application of the Vesting Restrictions, such certificates will be returned to the Company and canceled, and a new certificate representing the Shares, if any, to which the grantee is entitled pursuant to the Vesting
Restrictions, will be issued and delivered to the grantee, free and clear of the
Transferability Restrictions (and, if applicable, a new certificate will also be issued back into escrow, accompanied by a new stock power executed in blank by the grantee, covering the Shares to which the grantee is not yet entitled due to the application of the Vesting Restrictions).

      16. Transfer in the Event of Death, Disability or Retirement.
Notwithstanding a grantee's death, total and permanent disability or retirement, the certificates for his or her Restricted Shares will remain in escrow and the
Transferability Restrictions will continue to apply to such Shares unless the
Committee determines otherwise. Upon the release of such Shares from escrow and the termination of the Transferability Restrictions, either upon any such determination by the Committee or at the end of the applicable Restricted
Period, as the case may be, the portion of such grantee's Restricted Shares to which he or she is entitled, determined pursuant to his or her applicable
Vesting Restrictions, will be awarded and delivered to the grantee or to the person or persons to whom the grantee's rights, if any, to the Shares shall pass by will or by the applicable law of descent and distribution, as the case may
be. However, the Committee may, in its sole discretion, award and deliver all or any greater portion of the Restricted Shares to any such grantee or to such person or persons.

      17. Limitations on Obligation to Deliver Shares. The Company shall not be obligated to deliver any Restricted Shares free and clear of the Transferability
Restrictions until the Company has satisfied itself that such delivery complies with all laws and regulations by which the Company is bound.

                  PROVISIONS RELATING TO RESTRICTED SHARE UNITS

      18. Award of Restricted Share Units. The Committee may grant Restricted
Share Units to eligible persons at any time. In granting Restricted Share Units, the Committee shall determine in its sole discretion the Restricted Period. The
Restricted Period may be the same for all such Restricted Share Units granted at a particular time or to any one grantee or may be different with respect to different grantees or with respect to various of the Restricted Share Units granted to the same grantee, all as determined by the Committee in its sole discretion.

      Each grant of Restricted Share Units under the Plan shall be evidenced by an agreement which shall be executed by the Company and the grantee. The agreement shall contain such terms and provisions, not inconsistent with the
Plan, as shall be determined by the Committee. No Shares shall be issued at the time a Restricted Share Unit is granted, and the Company will not be required to set aside a fund for the payment of any such grant.

                                       13

      At the discretion of the Committee, each Restricted Share Unit
(representing one Share) may be credited with cash and stock dividends paid by the Company in respect of one Share ("Dividend Equivalents"). At the discretion of the Committee, Dividend Equivalents may be either currently paid to the grantee or withheld by the Company for the grantee's account, and interest may, at the sole discretion of the Committee, be credited on the amount of cash
Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a grantee's account and attributable to any particular Restricted Share Unit (and interest thereon, if applicable) shall be distributed to the grantee upon settlement of such
Restricted Share Unit and, if such Restricted Share Unit is forfeited, the grantee shall have no right to such Dividends Equivalents (or interest thereon, if applicable).

      19. Restrictions on Transferability. During the Restricted Period
applicable to each grant of Restricted Share Units, such units shall be subject to the Transferability Restrictions, as described in Section 13 of the Plan.

      20. Determination of Vesting Restrictions. With respect to each grant of
Restricted Share Units, the Committee shall determine in its sole discretion the
Vesting Restrictions, as described in Section 14 of the Plan. To the extent
Restricted Share Units are forfeited, all rights of the grantee to such
Restricted Share Units shall terminate without further obligation on the part of the Company.

      If the Committee deems the Vesting Restrictions inappropriate for any grantee, it may approve the settlement of all or any portion of the Restricted
Share Units then held in escrow pursuant to Section 21.

      21. Settlement of Restricted Share Units. Upon the expiration of the
Restricted Period and the lapse of the Vesting Restrictions, if any, with respect to any outstanding Restricted Share Units, the Company shall deliver to the grantee, or his beneficiary, without charge, one Share for each such outstanding Restricted Share Unit ("Vested Unit") and cash equal to any Dividend
Equivalents credited with respect to each such Vested Unit in accordance with
Section 18 hereof and the interest thereon, if any; provided, however, that, if explicitly provided in the applicable agreement, the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Shares in lieu of delivering only Shares for Vested Units or (ii) delay the delivery of Shares (or cash or part Shares and part cash, as the case may be) beyond the expiration of the Restricted Period. If a cash payment is made in lieu of delivering Shares, the amount of such payment shall be equal to the fair market value of the Shares as of the date on which the Restricted Period lapsed with respect to such Vested
Unit. Any Shares delivered in settlement of Restricted Share Units shall be delivered free and clear of the Transferability Restrictions.

                               GENERAL PROVISIONS

      22. Stockholder Rights. Except for the Transferability Restrictions, a
grantee of Restricted Shares shall have the rights of a holder of the Shares, including the right to receive dividends paid on such Shares and the right to vote such Shares at

                                       14

meetings of stockholders of the Company; provided that the Committee may provide at the time of any grant of Restricted Shares that cash dividends and stock dividends with respect to the Restricted Shares may be withheld by the Company for the grantee's account, and interest may be credited on the amount of cash dividends withheld at a rate and subject to such terms as determined by the
Committee. The cash dividends or stock dividends so withheld by the Company and attributable to any particular Restricted Share (and interest thereon, if applicable) shall be distributed to the grantee upon the release of restrictions on such Restricted Share and, if such Restricted Share is forfeited, the grantee shall have no right to such cash dividends or stock dividends. No optionee shall have any of the rights of a stockholder with respect to any Shares unless and until he or she has exercised his or her Option with respect to such Shares and has paid the full purchase price therefor. No grantee of a Restricted Share Unit shall have any of the rights of a stockholder with respect to any Shares unless and until his or her Restricted Share Unit has been settled by the Company in
Shares.

      23. Changes in Shares. In the event of (i) any split, reverse split, combination of shares, reclassification, recapitalization or similar event
(including, without limitation, any spin-off of a Subsidiary) which involves, affects or is made with regard to any class or series of Capital Stock which may be delivered pursuant to the Plan ("Plan Shares"), (ii) any dividend or distribution on Plan Shares payable in stock, or extraordinary dividend payable in cash, or (iii) a merger, consolidation or other reorganization as a result of which Plan Shares shall be increased, reduced or otherwise changed or affected, then in each such event the Committee shall, to the extent it deems it to be consistent with such event and necessary or equitable to carry out the purposes of the Plan, appropriately adjust (a) the maximum number of shares of Capital
Stock and the classes or series of such Capital Stock which may be delivered pursuant to the Plan, (b) the number of shares of Capital Stock and the classes or series of Capital Stock subject to outstanding Options, SARs, Restricted
Share Units or grants of Restricted Shares, (c) the Option price per share of all Capital Stock subject to outstanding Options, (d) any performance based
Vesting Restrictions in any Plan agreement that are based on stock price and (e)
any other provisions of the Plan; provided, however, that (I) any adjustments made in accordance with clauses (b) and (c) shall make any such outstanding
Option or SAR, as nearly as practicable, equivalent to such Option or SAR, as the case may be, immediately prior to such change and (II) no such adjustment shall give any optionee any additional benefits under any outstanding Option.
Further, with respect to awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without causing such awards to fail to qualify as "performance-based compensation" for purposes of Section
162(m) of the Code.

      24. Reorganization. In the event that the Company is merged or consolidated with another corporation, or in the event that all or substantially all of the assets of the Company are acquired by another corporation, or in the event of a reorganization or liquidation of the Company (each such event being hereinafter referred to as a "Reorganization Event") or in the event that the
Board of Directors shall propose

                                       15

that the Company enter into a Reorganization Event, then the Committee may in its discretion take any or all of the following actions: (i) by written notice to each optionee, provide that his or her Options and/or SARs will be terminated or repurchased by the Company unless exercised within thirty (30) days (or such longer period as the Committee shall determine in its sole discretion) after the date of such notice (without acceleration of the exercisability of such
Options); and (ii) advance the date or dates upon which any or all outstanding
Options shall be exercisable or the Vesting Restrictions or Restricted Period applicable to any Restricted Shares or Restricted Share Units, as applicable, shall lapse.

      Whenever deemed appropriate by the Committee, any action referred to in the preceding paragraph may be made conditional upon the consummation of the applicable Reorganization Event. The provisions of this Section 24 shall apply notwithstanding any other provision of the Plan.

      25. Change of Control. Notwithstanding anything in the Plan to the contrary, upon (i) the acquisition by any person of 50% or more of the combined voting power of the Company's outstanding securities entitled to vote generally in the election of directors, or (ii) a majority of the directors of the Company being individuals who are not nominated by the Board of Directors (a "Change of
Control"), then (a) any outstanding Options granted under the Plan shall be fully and immediately exercisable, (b) any Vesting Restrictions applicable to any Restricted Shares shall lapse and such Restricted Shares shall be delivered free and clear of all Transferability Restrictions and (c) any Restricted Period
and Vesting Restrictions applicable to any Restricted Share Units shall lapse and such Restricted Share Units (together with any dividends or Dividend
Equivalents, and any interest thereon, being held by the Company) shall be settled in accordance with Section 21 hereof. The acquisition of any portion of the combined voting power of the Company by Nelson Peltz or Peter May or by any person affiliated with such persons (or the acquisition or disposition by any person or persons who receive any award under Section 11 hereof) shall in no event constitute a Change of Control.

      26. Withholding Taxes. Whenever under the Plan Shares are to be delivered pursuant to an award, the Committee may require as a condition of delivery that the optionee or grantee remit an amount sufficient to satisfy all federal, state and other governmental holding tax requirements related thereto. Whenever cash is to be paid under the Plan (whether upon the exercise of an SAR, payment of dividends or Dividend Equivalents (and interest thereon, if any), settlement of a Restricted Share Unit or otherwise), the Company may, as a condition of its payment, deduct therefrom, or from any salary or other payments due to the grantee, an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto or to the delivery of any Shares under the Plan. Notwithstanding any provision of the Plan to the contrary, in connection with the transfer of an Option to a Permitted Transferee pursuant to Section 9 of the Plan, the optionee shall remain liable for any withholding taxes required to be withheld upon the exercise of such Option by the Permitted Transferee.

                                       16

      Without limiting the generality of the foregoing, (i) an optionee or grantee may elect to satisfy all or part of the foregoing withholding requirements by delivery of Mature Shares having a fair market value (determined as of the date of such delivery by the optionee or grantee) equal to all or part of the amount to be so withheld, provided that the Committee may require, as a condition of accepting any such delivery, the optionee or grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the optionee or grantee incurring any liability under
Section 16(b) of the Act, and (ii) the Committee may permit any such delivery to be made by withholding Shares from the Shares otherwise issuable pursuant to the award giving rise to the tax withholding obligation (in which event the date of delivery shall be deemed the date such award was exercised, delivered or settled).

      27. 162(m) Performance-Based Awards. The Committee may determine that an award of Options, SARs, Restricted Shares or Restricted Share Units that would not otherwise qualify as "performance-based compensation" under Section 162(m)
of the Code shall be made to so qualify by the implementation of additional vesting conditions based on the attainment of performance standards in accordance with the rules set forth below. Such an award is referred to hereunder as a "162(m) Performance-Based Award." The performance standards applicable to a 162(m) Performance-Based Award will be based on objective, quantifiable measures for the Company as a whole, or the operating units of the
Company, with respect to a period established by the Committee (a "Performance
Period") and may include, and will be limited to, one or more of the following:

                  1.    earnings per share;

                  2.    market share;

                  3.    margins (limited to gross margin, "Adjusted EBITDA" (as
                        defined below) margin, and Adjusted EBITDA (as defined
                        below, but excluding clause (1) thereof) margin);

                  4.    productivity improvement;

                  5.    costs or expenses;

                  6.    successful completion of acquisitions, dispositions,
                        recapitalizations, financings or refinancings;

                  7.    total return on investment portfolio;

                  8.    pre-tax net realized capital gains;

                  9.    stock price; or

                  10.   net investment income.

      For each Performance Period, the Committee will, on or before the date as may be required in order for a 162(m) Performance-Based Award to qualify as
"performance-based compensation" for purposes of Section 162(m) of the Code (the
"Performance Goals Date"), establish (a) the performance standards and (b) if more than one performance standard is established, the weighting of the performance standards.

                                       17

The Committee may at any time prior to the Performance Goals Date for a
Performance Period or, subject to the next paragraph, at any time thereafter in its sole and absolute discretion, adjust or modify the calculation of a performance standard for such period in order to prevent the dilution or enlargement of the rights of grantees (X) in the event or in anticipation of any unusual or extraordinary corporate item, transaction, event or development; (Y)
in recognition or in anticipation of any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to or in anticipation of changes in applicable laws, regulations, accounting principles or business conditions; and (Z) in view of the Committee's assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant.

      The Committee may exercise such discretion set forth in the preceding paragraph to the extent the exercise of such authority after the Performance
Goals Date would not cause the 162(m) Performance-Based Award to fail to qualify as "performance-based compensation" under Section 162(m) of the Code. If such discretion would cause such 162(m) Performance-Based Award to fail to qualify as performance-based compensation, then such authority shall only be exercised with respect to those grantees who are determined by the Committee to be persons not subject to Section 162(m) of the Code.

      On or before the Performance Goals Date as to each applicable Performance
Period, the Committee shall establish a written schedule of the amount of Shares subject to the 162(m) Performance-Based Award that will vest if the performance standards are satisfied. As soon as practicable following the end of such the applicable Performance Period, the Committee will certify in writing the attainment of the performance standards established for such period and will calculate the number of Shares subject to the 162(m) Performance-Based Award, if any, that will vest pursuant to the schedule previously established by the
Committee.

      Notwithstanding any provision herein to the contrary, no 162(m)
Performance-Based Award will vest in respect of a period in which performance fails to attain or exceed the minimum level for any of the performance standards.

      For purposes of this Section 27, "Adjusted EBITDA" for any referenced period shall mean the Company's (or with respect to an acquired company, the acquired company's) operating income for such period, as reflected on its consolidated audited financial statements, adjusted to exclude the impact of:

            (1) depreciation and amortization expenses;

            (2) any amounts accrued pursuant to management bonus plans and related employer payroll taxes for the fiscal year;

            (3) any discretionary or matching contributions to the Company's
   401(k) Plan and other deferred compensation plans for the applicable fiscal year;

                                       18

            (4) all items of gain, loss or expense determined to be
   extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, all as determined in accordance with standards established by
   Opinion No. 30 of the Accounting Principles Board, and any amendment, restatement, modification, supplement or successor thereto ("APB Opinion No.
   30");

            (5) all items of gain, loss or expense related to restructuring charges of subsidiaries whose operations are not included in operating income for the fiscal year;

            (6) all items of gain, loss or expense related to discontinued
   operations that do not qualify as a segment of a business as defined under
   APB Opinion No. 30;

            (7) any profit or loss attributable to the business operations of any entity acquired by the Company or any consolidated subsidiary during the applicable period;

            (8) the reduction in carrying value of long-lived assets, in accordance with FASB Pronouncement No. 121 and/or FASB Pronouncement No. 144,
   and any amendment, restatement, modification, supplement or successor thereto; and

            (9) all items of expense related to equity-based compensation determined in accordance with the standards established by Opinion No. 25 of the Accounting Principles Board or FASB Pronouncement No. 123, and any
   amendment, restatement, modification, supplement or successor thereto.

In addition, operating income will not be adjusted for a minority interest holder's share of a consolidated subsidiary's operating income or loss.

      28. Additional Provisions of an Award. Awards under the Plan also may be subject to such other provisions (whether or not applicable to the benefit awarded to any other optionee or grantee) as the Committee determines appropriate including, without limitation, provisions to assist the optionee or grantee in financing the purchase of Shares upon the exercise of Options, provisions for the forfeiture of or restrictions on resale or other disposition of Shares acquired under any Option or received in settlement of a Restricted
Share Unit or Restricted Shares, provisions giving the Company the right to repurchase Restricted Shares or Shares acquired under any Option or received in settlement of a Restricted Share Unit in the event the optionee or grantee elects to dispose of such Shares and provisions allowing the optionee or grantee to elect to defer the receipt of payment in respect of awards for a specified period or until a specified event.

      29. Amendment and Discontinuance. The Board of Directors may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time;
provided that no such amendment, alteration, suspension, discontinuation or

                                       19

termination shall be made without stockholder approval if such approval is necessary to comply with any regulatory requirement applicable to the Plan
(including as necessary to prevent awards which are intended to qualify as
"performance-based compensation" for purposes of Section 162(m) of the Code to fail to so qualify) and provided further that any such amendment, alteration, suspension, discontinuance or termination that would impair any rights under any award theretofore made under the Plan shall not to that extent be effective without the consent of the person to whom such award was made.

      30. Applicable Laws. The obligation of the Company to deliver Shares shall be subject to all applicable laws, rules and regulations, and to such approvals by governmental agencies as may be deemed appropriate by the Committee, including, among others, such steps as counsel for the Company shall deem necessary or appropriate to comply with requirements of relevant securities laws. Such obligation shall also be subject to the condition that the Shares reserved for issuance upon the exercise of Options or settlement of Restricted
Share Units granted under the Plan shall have been duly listed on any national securities exchange which then constitutes the principal trading market for the
Shares.

      31. Governing Laws. The Plan shall be applied and construed in accordance with and governed by the law of the State of Delaware without regard to the principles of conflicts of law thereof, or principals of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware, to the extent such law is not superseded by or inconsistent with Federal law.

      32. Effective Date and Duration of Plan. The Plan shall become effective on the date of its approval by the stockholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 162(m)
of the Code. The term during which awards may be granted under the Plan shall expire on June 4, 2012.

      33. Amendments to Agreements. Notwithstanding any other provision of the
Plan, the Board of Directors, or any authorized committee thereof, may amend the terms of any agreement entered into in connection with any award granted pursuant to the Plan, provided that the terms of such amendment are not inconsistent with the terms of the Plan.

                                       20